Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED - CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

*** INDICATES CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

relating to

the transfer, assignment and licensing of intellectual property and know-how between

Koninklijke Philips Electronics N.V.

and

Philips Semiconductors International B.V.

Dated 28 September 2006

Contents
1	INTERPRETATION AND DEFINITIONS	4
1.1	Definitions	4
1.2	References to persons and companies	7
1.3	Headings and references to Clauses, Annexes, Parts and Paragraphs	8
1.4	References to liabilities and obligations of Royal Philips and PSI	8
1.5	Legal terms	8
1.6	Other references	8
1.7	Drafting Party	8
2	ASSIGNMENT OF TRANSFER-PATENTS TO PSI	8
2.1	Transfer	8
2.2	Effecting transfer	9
2.3	Rights prior to Closing Date	9
2.4	License pending transfer	9
2.5	Information on challenges pending transfer	9
2.6	Prior consent	10
2.7	Information on prior arrangements	10
2.8	Transfer costs	10
2.9	Maintenance costs	10
2.10	Return of Philips-Patents	10
3	RETAINED LICENSE TO PHILIPS GROUP	10
3.1	Retained license	10
3.2	Have-made and sublicensing rights Philips Group	10
3.3	Undertaking not to enforce	11
3.4	Termination in respect of Divested Companies	11
3.5	Option for Divested Companies	11
3.6	License to Divested Companies	12
3.7	Respecting license and prior commitments in case of pledge of Transfer-Patents	12
3.8	Registration license before registration pledge	12
4	LICENSE TO PSI GROUP	12
4.1	For current and successor products and technologies/features	12
4.2	For technologies/features currently developed by or for PSI BUs	13
4.3	For technologies/features developed pursuant to roadmaps or forecasts	13
4.4	GMR Philips-Patents	14
4.5	RFID tags	14
4.6	Respecting prior commitments	14
4.7	Sublicensing rights	14
4.8	Establishment CTO Council	14
4.9	Decisions CTO Council	14
4.10	Absence of positive CTO Council decision	15
4.11	Additional negotiated licenses	15
4.12	Exceptions	15
4.13	Termination in respect of Divested Companies	15
4.14	Option for Divested Companies	16
4.15	License to Divested Companies	16
5	EXCEPTIONS	16
5.1	PCM Transfer-Patents	16
5.2	PCM Transfer-Patents retained license	16
5.3	Stand still PCM Transfer-Patents	16

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5.4	3D applications	16
5.5	Solid state lighting applications	17
6	KNOW-HOW, COPYRIGHTS	17
6.1	Business Know-How	17
6.2	Copyrights	17
7	SOFTWARE	17
7.1	Business Software	17
7.2	License to use Philips-Owned Software	18
7.3	Third Party Software	18
7.4	Philips-Owned Software	18
8	TRADEMARKS AND DOMAIN NAMES	18
8.1	Assignment	18
8.2	Restricted Use	18
9	ASSIGNMENT OF PATENT LICENSE AND PATENT OWNERSHIP AGREEMENTS	18
9.1	Assignment	18
9.2	Exception to assignment	19
9.3	Divested Companies	19
10	CONFIDENTIAL INFORMATION	19
11	REPRESENTATIONS AND WARRANTIES	19
11.1	As is	19
11.2	No maintenance obligation	20
12	NON-COMPETE	20
12.1	Restricted activities	20
12.2	Products not restricted	20
12.3	Activities not restricted	20
12.4	If Royal Philips is acquired	22
13	CLAIMS AND LIABILITY	22
14	TERMINATION	22
15	NOTICES	22
16	NO ASSIGNMENT	23
17	MISCELLANEOUS	23
17.1	No implied license	23
17.2	No agency	23
18	SEVERABILITY	23
19	ENTIRE AGREEMENT	23
20	APPLICABLE LAW AND JURISDICTION	23
20.1	Dutch law	23
20.2	Jurisdiction	24
Annex 1	Transfer-Patents
Annex 1A	PCM Transfer-Patents
Annex 2	Invention Disclosures
Annex 3	GMR Philips-Patents
Annex 4	Trademarks
Annex 5	Domain Names
Annex 6	PSI BUs Products
Annex 7	PSI EBs Products
Annex 8	PSI SW Products
Annex 9A	Decisions of the CTO Council with regard to the Integral Roadmaps of PSI BUs
Annex 9B	Integral Roadmaps of PSI BUs
Annex 10A	Decisions of the CTO Council with regard to the Rolling Financial Forecasts of PSI EBs
Annex 10B	Rolling Financial Forecasts of PSI EBs
Annex 11A	Decisions of the CTO Council with regard to the Rolling Financial Forecasts of PSI SW
Annex 11B	Rolling Financial Forecasts of PSI SW
Annex 12A	Deed of Transfer of Transfer-Patents
Annex 12B	Annex to the Deed of Transfer of Transfer-Patents
Annex 13A	Deed of Transfer of Trademarks and Domain Names
Annex 13B	Annex to the Deed of Transfer of Trademarks and Domain Names
Annex 14	Third Party Software Agreements
Annex 15	List of Patent License and Patent Ownership Agreements
Annex 16	Trademark License Agreement

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INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT THIS AGREEMENT IS MADE BETWEEN:

(1)	Koninklijke Philips Electronics N.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at Groenewoudseweg 1, Eindhoven, the Netherlands (“Royal Philips”),

and

(2)	Philips Semiconductors International B.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at High Tech Campus 60, Eindhoven, the Netherlands (“PSI”),

WHEREAS:

(A)	as part of its disentanglement plan, Royal Philips has decided to disentangle all assets and liabilities constituting the business operations of the Royal Philips semiconductors division to a separate group;

(B)	by this Intellectual Property Transfer and License Agreement the Parties wish to set out the terms and conditions applicable to the assignment and licensing of intellectual property relevant to aforementioned disentanglement.

IT IS AGREED AS FOLLOWS:

1	INTERPRETATION AND DEFINITIONS

1.1	Definitions

When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

“*** Applications” shall mean any application that enables a *** (including but not limited to conversion from *** to *** conversion from *** to ***, rendering for ***, *** or ***).

“Agreement” shall mean this Intellectual Property Transfer and License Agreement together with all annexes, exhibits and other documents referred to herein or therein.

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“Associated Company(ies)” shaft mean any one or more entities, which is (are) directly or indirectly owned or controlled by Royal Philips or PSI, respectively, but any such entity shall only be deemed an Associated Company for the period such ownership or control exists. For the purposes of this definition, (i) Royal Philips or PSI shall be deemed to own and/or to control an entity if more than 50% (fifty per cent) of the voting stock of such entity, ordinarily entitled to vote for the election of directors (or, if there is no such stock, more than 50% (fifty per cent) of the ownership of or control in such entity) is held by and consolidated in the annual accounts of Royal Philips or PSI, respectively, and (ii) PSI and its Associated Companies shall not be deemed Associated Companies of Royal Philips, irrespective of Royal Philips’ share in PSI.

“Business Know-How” shall mean any Know-How owned by Philips Group-Old, which originated within any entities of Philips Group-Old and that is primarily used or primarily intended to be used within PSI Group as of the Closing Date.

“Business Software” shall mean any Software owned by Philips Group-Old, which originated within any entities of Philips Group-Old and that is primarily used or primarily intended to be used within PSI Group as of the Closing Date, ***.

“Closing Date” shall mean 28 September 2006 at 24.00 hours CET.

“Confidential Information” shall have the meaning referred to in Clause 10.

“CTO Council” shall mean the *** referred to in Clause 4.8.

*** shall mean any former *** respectively, and any *** (other than to ***).

“Domain Names” shall mean the registered domain names and applications therefor as listed in *** to this Agreement.

“GMR Philips-Patents” shall mean the *** Patents that are listed in *** to this Agreement.

*** shall mean the *** for the *** calendar years after the Closing Date of the PSI BUs, as attached to this Agreement as ***.

“Intellectual Property” shall mean Patents, Know-How, Software, the copyrights meant in Clause 6.2, Trademarks and Domain Names.

“Kits” shall mean kits consisting of one or more integrated circuits and software.

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“Know-How” shad mean all technical information, data and documents of whatever nature, including without limitation drawings, specifications, photographs, samples, models, processes, procedures, reports and correspondence, all of which relate to the Products, but excluding any intellectual property rights (including data base rights) therein.

“Party” shall mean Royal Philips or PSI and “Parties” shall mean Royal Philips and PSI together.

“Patents” shall mean any patents, petty patents, provisionals, utility models or applications therefor, including any divisions, continuations, continuations-in-part, reexaminations, renewals and re-issues thereof, in any country of the world.

“*** Transfer-Patents” shaft mean the Transfer-Patents that are listed in *** to this Agreement.

“Philips Group” shall mean Royal Philips together with its Associated Companies.

“Philips Group-Old” shall mean Philips Group and any entities of PS! Group immediately after the Closing Date.

“Philips Know-How” shall mean any Know-How owned by Philips Group-Old, other than Business Know-How, which is available to PSI Group immediately after the Closing Date.

“Philips-Owned Software” shall mean any Software owned by Philips Group-Old, other than Business Software, which is used by PSI Group as of the Closing Date ***

“Philips-Patents” shall mean any Patents owned or controlled by Philips Group-Old, other than Transfer-Patents, to the extent that they are entitled to the benefit of a filing date prior to the Closing Date and for which Philips is free to grant licenses to third parties without the consent of or accounting to any third party, other than an Associated Company of Royal Philips or an Associated Company of PSI.

“Products” shall mean PSI BUs Products, PSI EBs Products and PSI SW Products.

“PSI Group” shall mean PSI together with its Associated Companies, and where it concerns the period before the Closing Date PSI together with the Associated Companies of Royal Philips which are (to be) an Associated Company of PSI as of the Closing Date.

“PSI Bus” shall mean the Philips Semiconductors’ business units referred to as Home, Mobile & Personal, Automotive & Identification and Multi Market Semiconductors as belonging to PSI Group as of the Closing Date.

“PSI BUs Product(s)” shall mean any produces) as listed in the product catalogue attached to this Agreement as Annex *** as well as proprietary products of the PSI BUs that PSI can reasonably demonstrate were offered for sale to third parties prior to the Closing Date.

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“PSI EBs” shall mean the Philips Semiconductors’ business unit referred to as Emerging Businesses, excluding the Philips Semiconductors’ business unit Philips Software, as belonging to PSI Group as of the Closing Date.

“PSI EBs Product(s)” shall mean any product(s) as listed in the product catalogue attached to this Agreement as *** as well as proprietary products of the PSI EBs that PSI can reasonably demonstrate were offered for sale to third parties prior to the Closing Date.

“PSI SW” shall mean the part of the Philips Semiconductors’ business unit referred to as Philips Software as belonging to PSI Group as of the Closing Date.

“PSI SW Product(s)” shall mean any product(s) as listed in the product catalogue attached to this Agreement as *** as well as proprietary products of PSI SW that PSI can reasonably demonstrate were offered for sale to third parties prior to the Closing Date.

“Rolling Financial Forecasts of PSI EBs” or “RFFs of PSI EBs” shall mean the financial forecasts for the six annual quarters of Q2 of 2006 – Q3 of 2007 of the PSI EBs, as attached to this Agreement as ***.

“Rolling Financial Forecasts of PSI SW” or “RFFs of PSI SW” shall mean the financial forecasts for the six annual quarters of Q2 of 2006 – Q3 of 2007 of PSI SW, as attached to this Agreement as ***.

“Software” shall mean (any rights on) a code in any programming language contained in any format, including human and machine-readable format.

“Third Party Software” shall mean any Software owned by a third party that is licensed to Philips Group-Old and which is predominantly used by PSI Group as of the Closing Date ***

“Trademarks” shall mean the registered trademarks and applications therefor as listed in *** to this Agreement.

“Transfer-Patents” shall mean the Patents that are listed in *** to this Agreement, any corresponding Patents to the extent that they cover the same inventions as the Patents listed in *** and any (Patents on the) invention disclosures that are listed in *** to this Agreement, subject to any changes due to withdrawals and rejections in the normal course of business occurring between the date of compilation of these Annexes and the Closing Date.

“Transferred Intellectual Property” shall mean all Intellectual Property (to be) assigned to PSI Group in accordance with the provisions of this Agreement.

1.2	References to persons and companies

References to:

1.2.1	a “person” include any individual, company, partnership or unincorporated association (whether or not having separate legal personality); and

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1.2.2	a “company” include any company, corporation or any body corporate, wherever incorporated.

1.3	Headings and references to Clauses, Annexes, Parts and Paragraphs

1.3.1	Headings have been inserted for convenience of reference only and do not affect the interpretation of any of the provisions of this Agreement.

1.3.2	A reference in this Agreement to a “Clause” or “Annex” is to the relevant clause of or annex to this Agreement; to a “Part” is to the relevant part of the relevant Annex; and to a “Paragraph” is to the relevant paragraph of (the relevant Part of) the relevant Annex.

1.4	References to liabilities and obligations of Royal Philips and PSI

1.4.1	Any reference in this Agreement to a liability or obligation of Royal Philips shall be deemed to incorporate a reference to an obligation on the part of Royal Philips to procure that the relevant liability is discharged or obligation is performed by any of the relevant members of Philips Group, subject to the terms set out in this Agreement.

1.4.2	Any reference in this Agreement to a liability or obligation of PSI shall be deemed to incorporate a reference to an obligation on the part of PSI to procure that the relevant liability is discharged or obligation is performed by any of the relevant members of PSI Group, subject to the terms set out in this Agreement.

1.5	Legal terms

In respect of any jurisdiction other than the Netherlands, a reference to any Netherlands legal term shall be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction.

1.6	Other references

1.6.1	Whenever used in this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.6.2	Any reference in this Agreement to any gender shall include all genders, and words importing the singular shall include the plural and vice versa.

1.6.3	Whenever used In this Agreement in the context of the grant of a license or rights under any Intellectual Property, the words “use” or “used” shall be deemed to include all acts and activities which would (if not for the license) infringe or amount to an actionable misuse of the-relevant rights including the use, development, keeping, making, selling, offering for sale, leasing, importing, exporting or otherwise disposing of any product, process or method.

1.7	Drafting Party

No provision of this Agreement shall be interpreted against a Party solely as a result of the fact that such Party was responsible for the drafting of such provision, it being acknowledged that the Parties and representatives of the Parties have participated in the drafting and negotiating of this Agreement.

2	ASSIGNMENT OF TRANSFER-PATENTS TO PSI

2.1	Transfer

Subject to the provisions of this Clause 2, Royal Philips hereby assigns to PSI and

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agrees to transfer to PSI or such PSI Group member as designated by PSI and PSI shall procure that such PSI Group member shall accept the transfer of the Transfer-Patents, subject to all prior commitments and prior undertakings vis-à-vis third parties entered into by Philips Group-Old prior to the Closing Date and all arrangements between entities belonging to PSI Group and entities remaining with Philips Group made prior to the Closing Date, and subject to the license retained by Philips Group pursuant to Clauses 3.1 and 3.2 under any and all Transfer-Patents,

2.2	Effecting transfer

Royal Philips shall execute and deliver all files, assignments, and titles, evidence or authorizations as may be required to effectuate or to formalize the transfer of the Transfer-Patents on a jurisdiction by jurisdiction basis, and to cause the Transfer-Patents to be recorded at the relevant patent registers around the world in the name of PSI or its designated Associated Companies. For the purpose of the registration of the transfer of the legal title to the Transfer-Patents as per Clause 2.1 hereof, Royal Philips and PSI shall sign a deed of transfer containing the same conditions as the deed of transfer in *** as soon as possible after the Closing Date when the Parties have reached agreement on the format of the annex to the deed of transfer. Royal Philips hereby grants PSI and its Associated Companies (designated by PSI) an irrevocable power of attorney to perform any (legal) acts and to execute any documents in its or its Associated Companies’ name as may be necessary in this respect, it being understood that this Agreement may not be submitted to the relevant patent registers. If, for whatever reason, the transfer of the Transfer-Patents has not become effective, in full or in part, by the signing by both Parties of this deed of transfer, both Parties will promptly do whatever is necessary to fully effectuate the transfer of the Transfer-Patents.

2.3	Rights prior to Closing Date

PSI does not acquire any rights accruing from ownership of the Transfer-Patents prior to the Closing Date. PSI Group may, however, (i) sue and collect damages in respect of any act of infringement or alleged infringement upon the Transfer-Patents committed prior to the Closing Date, and (ii) give a release for any acts performed prior to the Closing Date and infringing or allegedly infringing upon the Transfer-Patents to any third party. Royal Philips shall not be obliged to take any action in relation to any third party for any act of infringement prior to the Closing Date.

2.4	License pending transfer

Pending the transfers contemplated by Clauses 2.1 and 2.2, PSI Group shall have a license to undertake anything they would be entitled to, had the transfers been effected already, except to enforce at law.

2.5	Information on challenges pending transfer

Royal Philips shall pass on to PSI any correspondence Philips Group receives with respect to any of the Transfer-Patents. This obligation of Royal Philips to inform PSI shall cease upon transfer and recordal of the change in ownership of the Transfer-Patents in the national registers of the designated countries (in respect of such Patents), but no later than 12 (twelve) months after the Closing Date. PSI shall decide at its sole discretion whether it wants to take any action on the basis of the information provided by Royal Philips, and if so, which action it wishes to take. If PSI decides to take action against a third party in order to uphold or enforce the Transfer-Patents, Royal Philips shall provide any reasonable assistance which PSI may request, unless such assistance would harm the reasonable business interests of Philips Group, PSI shall compensate Royal Philips

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for ail reasonable costs which Royal Philips shall make in providing this assistance. Notwithstanding anything in the foregoing, Royal Philips shall not have any obligation to become a party in any litigation to which PSI is a party.

2.6	Prior consent

Where Philips Group requires a third party’s prior consent for a transfer contemplated in Clauses 2.1 and 2.2, Royal Philips shall use its reasonable endeavors to procure such consent as soon as reasonably possible and will effect the assignment and transfer to PSI Group of such Transfer-Patents immediately thereafter.

2.7	Information on prior arrangements

Within 30 days following receipt of PSI’s or any of its successors’ or assigns’ written request specifying the third party against whom PSI or any authorised third party contemplates to enforce any of the Transfer-Patents, Royal Philips shall use its reasonable endeavors to confirm in writing whether or not that third party can claim rights under those Transfer-Patents (i) granted by Philips Group-Old under any prior agreement or prior commitment entered into prior to the Closing Date or (ii) granted by Philips Group pursuant to Clause 3 after the Closing Date.

2.8	Transfer costs

PSI shall bear any costs related to the assignment and transfer of the Transfer-Patents from Philips Group to PSI Group pursuant to Clauses 2.1 and 2.2 and the registration thereof, including all official and agency fees.

2.9	Maintenance costs

PSI shall bear any costs of prosecution and maintenance of the Transfer-Patents arising as from the Closing Date, including any remuneration payable to inventors with respect to the period after the Closing Date in accordance with applicable national laws with respect to any of the Transfer-Patents, except that amounts that become due and payable after the Closing Date with respect to prosecution or maintenance of the Transfer-Patents in the period before the Closing Date, shall be borne by Royal Philips.

2.10	Return of Philips-Patents

Subject to all prior commitments and prior undertakings of Philips Group-Old to third parties entered into prior to the Closing Date and subject to the licenses granted to PSI Group pursuant to Clause 4, PSI Group hereby assigns to Royal Philips any Philips-Patents that are registered in the name of any entities of Philips Group-Old belonging to PSI Group as of the Closing Date. The above paragraphs of this Clause 2 apply mutatis mutandis (e.g. with Royal Philips bearing the cost).

3	RETAINED LICENSE TO PHILIPS GROUP

3.1	Retained license

Philips Group retains a *** license under the *** as of the Closing Date and under ***, but not including ***

3.2	Have-made and sublicensing rights Philips Group

The license retained by Philips Group pursuant to Clause 3.1 includes ***

3.2.1	to *** and for the use or resale by, Philips Group;

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3.2.2	to ***

3.2.3	to ***

3.2.4	to ***

3.2.5	to ***

3.2.6	to ***

but does not include ***

3.3	Undertaking ***

PSI shall ***

3.4	Termination in respect of ***

The license retained by Philips Group pursuant to Clauses 3.1 and 3.2 above shall terminate ***

3.5	Option for ***

In the event that such ***

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3.6	License to ***

Such license ***

3.7	Respecting license and prior commitments in case of pledge of Transfer-Patents

In the event PSI agrees with a third party to pledge, or otherwise encumber, any of the Transfer-Patents, PSI is under the obligation to agree with such third party, (a) that such third party shall respect (i) the licenses retained by Philips Group with regard to the Transfer-Patents, and (ii) the prior commitments and prior undertakings with regard to the Transfer-Patents vis-a-vis third parties entered into by Philips Group-Old prior to the Closing Date and all arrangements with regard to the Transfer-Patents between entities belonging to PSI Group and entities remaining with Philips Group made prior to the Closing Date, and (b) that such third party shall impose the obligations described under (a) on any other beneficiary/transferee of any of the Transfer-Patents by way of a perpetual clause.

3.8	Registration license before registration pledge

In the event that (i) any of the Transfer-Patents is pledged or otherwise encumbered, (ii) the pledge or other encumbrance is registered at the relevant patent authorities or other authority, and (iii) the license retained by Philips Group cannot be secured in the registration of the pledge or other encumbrance, then PSI shall be under the obligation to register such license at the relevant patent authorities prior the registration of such pledge or other encumbrance.

4	LICENSE TO PSI GROUP

4.1	For current and successor products and technologies/features

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under any and all Philips-Patents or Philips Know-How

4.1.1	used in any PSI BUs Product for the continued use by PSI Group in such Product and any commercial successor type thereof;

4.1.2	used in any PSI EBs Product approved by the CTO Council (as evidenced by Annex 7) for the continued use by PSI Group in such Product and any commercial successor type thereof;

4.1.3	used in. any PSI SW Product approved by the CTO Council (as evidenced by Annex 8) for the continued use by PSI Group in such Product and any commercial successor type thereof;

4.1.4	used in any technology/feature used in any PSI EBs Product approved by the CTO Council (as evidenced by Annex 7) for the use by PSI Group of such technology/feature in products within the current scope of PSI EBs;

4.1.5	used in any technology/feature used in any PSI SW Product approved by the CTO Council (as evidenced by Annex 8) for the use by PSI Group of such technology/feature in products within the current scope of PSI SW.

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A current scope includes products offered for sale prior to the Closing Date, technologies/features approved as set out above, their commercial successor types and any natural extension thereof,

4.2	For technologies/features currently developed by or for PSI BUs

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under any and all Philips-Patents and Philips Know-How that are or will be used in any technology/feature, for which PSI can demonstrate to the reasonable satisfaction of Royal Philips, that this was

(i)	developed by and for the account of one or more of the PSI BUs prior to the Closing Date,

(ii)	under a material development by and for the account of one or more of the PSI BUs on the basis of an approved budget and started within one or more of the PSI BUs prior to the Closing Date, or

(iii)	developed exclusively for one or more of the PSI BUs and transferred to the relevant PSI BUs within 3 months after the Closing Date,

such license being for the use of such technology/feature in products within the current scope of the PSI BUs.

4.3	For technologies/features developed pursuant to roadmaps or forecasts

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under any Philips-Patents or Philips Know-How that originated from such part (in scope and time) of the contract research work executed by Philips Group-Old prior to the Closing Date that was co-funded by PSI Group, as can be demonstrated by PSI to the reasonable satisfaction of Royal Philips, and that

4.3.1	are used in any technology/feature approved by the CTO Council (as evidenced by Annex 9A) that has been or will be developed by or exclusively for one or more of the PSI BUs pursuant to one or more of the Integral Roadmaps of PSI BUs, such license being for the use of such technology/feature in products within the current scope of the PSI BUs;

4.3.2	are used in any technology/feature approved by the CTO Council (as evidenced by Annex 10A) that has been or will be developed by or exclusively for one or more of the PSI EBs pursuant to one or more of the RFFs of PSI EBs, such license being for the use of such technology/feature in products within the current scope of the PSI EBs;

4.3.3	are used in any technology/feature approved by the CTO Council (as evidenced by Annex 11 A) that has been or will be developed by or exclusively for PSI SW pursuant to one or more of the RFFs of PSI SW, such license being for the use of such technology/feature in products within the current scope of PSI SW.

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4.4	GMR Philips-Patents

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a non-exclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under the GMR Philips-Patents for use in Giant Magneto-Resistive devices outside the field of healthcare and bio applications,

4.5	RFID tags

Subject to Clauses 4.8 and 4.12, Royal Philips hereby grants to PSI Group a non-exclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under the Philips-Patents relevant to polymer electronics and that originated from such part (in scope and time) of the contract research work executed by Philips Group-Old prior to the Closing Date as was co-funded by PSI Group, as can be demonstrated by PSI to the reasonable satisfaction of Royal Philips, such license being limited to use in the field of RFID tags and labels. ***

4.6	Respecting prior commitments

The licenses granted by Royal Philips to PSI Group pursuant to Clauses 4.1 - 4.5 above are subject to alt prior commitments and prior undertakings vis-à-vis third parties entered into by Philips Group-Old prior to the Closing Date and all arrangements between entities belonging to PSI Group and entities remaining with Philips Group, made prior to the Closing Date and, where such licenses to PSI Group are granted after the Closing Date, also the prior commitments and prior undertakings vis-à-vis third parties entered into by Philips Group between the Closing Date and such later date.

4.7	Sublicensing rights

The licenses granted by Royal Philips to PSI Group pursuant to Clauses 4.1 - 4.5 include the fully paid-up and royalty-free right for PSI Group:

4.7.1	to have products made by a third party manufacturer, solely for the account of, and for the use or resale by, PSI Group; and

4.7.2	to grant sublicenses in the context of and to the extent necessary for the sale or licensing, directly or indirectly, of services, Software and/or IP blocks by PSI Group;

The licenses granted pursuant to Clauses 4.1 - 4.5 do not include any other have-made or sublicensing right than set out in this Clause 4.7.

4.8	Establishment CTO Council

Parties have established and have agreed to continue a committee (“CTO Council”) that is chaired by the CTO of Philips and further has as its members the CTO of PSI, the CTOs of the Philips Product Divisions, as well as the CEOs of Philips Research, Philips Applied Technologies and Philips Intellectual Property & Standards. The CTO Council shall meet upon the written request of one of the Parties. At meetings of the CTO Council at least one member of each Party shall be present.

4.9	Decisions CTO Council

The CTO Council has decided, and to the extent necessary, will decide after the Closing Date, on the basis of unanimity whether to approve any technology/feature or Product pursuant to Clauses 4.1 (except 4.1.1) and 4.3 above, such approval only to be withheld if such approval would harm the business interests of Philips Group. The CTO Council may decide on the basis of majority voting, including the affirmative vote of PSI Group’s

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CTO, to make such approval subject to the conditions that the license granted by Royal Philips to PSI Group shall only enter into force after expiration of certain leadtime(s) for Philips Group and/or that the license granted by Royal Philips to PSI Group shall be restricted to certain field(s) of use, which conditions shall be adhered to and respected by PSI Group in respect of its products offered for sale to third parties. The technologies/features or Products for which the CTO Council has made its approval subject to leadtime(s) and/or field(s) of use are indicated in Annexes 7, 8, 9A, 10A, and 11A to this Agreement, which shall be updated by the Parties from time to time in accordance with the provisions of this Agreement.

4.10	Absence of positive CTO Council decision

As of the Closing Date, PSI Group shall not have any license rights, neither directly nor indirectly, in respect of the technologies/features and Products for which the CTO Council has not given its approval in accordance with Clause 4.9 prior to the Closing Date (as evidenced by Annexes 7, 8, 9A, 10A and 11A to this Agreement), except in case the CTO Council decides to give its approval after the Closing Date. Such withholding of an approval by the CTO Council shall be without prejudice to PSI Group’s right to seek approval for such technology/feature or Product again in a later meeting of the CTO Council after the Closing Date. In the event that the CTO Council then decides to approve such technology/feature or Product as yet, PSI Group shall be licensed for such technology/feature or Product in accordance with the applicable license granted to PSI Group pursuant to Clauses 4.1 - 4.3, provided however that any other conditions to which the grant of such license is subject, have also been satisfied. The Parties shall update Annexes 7, 8, 9A, 10A and 11A accordingly from time to time in accordance with the provisions of this Agreement.

4.11	Additional negotiated licenses

Subject to Clause 4.12, upon PSI’s request, Philips shall negotiate with PSI Group the grant of non-exclusive licenses under any Philips-Patents other than those licensed to PSI Group pursuant to Clauses 4.1 - 4.5 for use within the scope of PSI Group’s business against terms and conditions to be agreed upon between the Parties, unless the grant of such license to PSI Group would cause harm to any of Philips Group’s business or IP interests.

4.12	Exceptions

None of the provisions of this Agreement shall be interpreted to require Royal Philips to grant or have granted any licenses to PSI Group under any Philips-Patents that:

(i)	are necessarily infringed when implementing a standard adopted by a standard setting body, interest group or agreed between two or more companies; or

(ii)	are or will be part of an industry-wide licensing program of which Royal Philips has notified PSI Group in writing.

4.13	Termination in respect of ***

The licenses granted by Royal Philips to PSI Group pursuant to Clauses 4.1 - 4.5 and 4.7 above shall terminate ***. Such termination shaft be without prejudice to and have no effect on any licenses granted to or retained by Philips Group under this Agreement with respect to any Transfer-Patents, Business Know-How or Business Software owned or controlled by such entity.

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4.14	Option for ***

In the event that *** requests Royal Philips in writing with the written support of PSI within 180 days after *** with Royal Philips as specified in Clause 4.***, then Royal Philips shall ***

4.15	License ***

Such license agreement shall be for the grant of non-transferable, non-exclusive, irrevocable, world-wide, fully paid-up and royalty-free licenses of the same scope and subject to the same conditions as the licenses pursuant to Clauses 4.1 - 4.5, provided however that such licenses (i) shall only be under those Philips-Patents that are licensed to PSI Group pursuant to Clauses 4.1 - 4.5 at the moment of *** and which are *** and (ii) shall be limited to the ***

5	EXCEPTIONS

5.1	*** Transfer-Patents

PSI Group shall re-assign to Royal Philips the *** Transfer-Patents, in the event that PSI Group has not satisfied all of the following conditions at the latest 5 years after the Closing Date:

(i)	*** is on the official technology roadmap of PSI Group, with one committed product to a customer;

(ii)	a first *** of at least *** has been designed; and

(iii)	first *** wafers have been processed in *** or in any other *** facility.

5.2	*** Transfer-Patents retained license

Any re-assignment pursuant to Clause 5.1 shall be subject to PSI Group retaining a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, without the right to grant sublicenses (except to have products made by a third party manufacturer, solely for the account of, and for the use or resale by, PSI Group), under the *** Transfer-Patents for its own use.

5.3	Stand still *** Transfer-Patents

Until fulfilment of the conditions set out in Clause 5.1 or re-assignment as set out in Clause 5.1 (whichever happens first), PSI Group shall

5.3.1	not enter into any commitment or undertaking vis-à-vis any third party that would materially restrict Philips Group’s use of these Patents if and when transferred to Royal Philips pursuant to Clause 5.1;

5.3.2	endeavor to maintain the *** Transfer Patents in each country, except those for which PSI first offered the relevant Patents to Royal Philips and Royal Philips did not express its desire to have such Patents transferred to it;

5.3.3	prosecute each of the *** Transfer Patents in a manner, which reasonably preserves the broadest possible scope of protection in US, JP, CN, DE, FR and GB, in order to take into account Philips Group’s interests in these Patents,

5.4	*** applications

Clause 4 does not apply to Philips-Patents and Philips Know-How relevant to ***

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Applications. Upon PSl’s request, Royal Philips shall grant PSI Group a non-exclusive license under Philips-Patents and Philips Know-How relevant to *** Applications, such license shall be against terms and conditions similar to those Royal Philips offers to other semiconductor manufacturers and subject to the exceptions set forth in Clause 4.12 which shall apply mutatis mutandis. Royal Philips shall not be required to grant PS! broader licenses than actually granted to other semiconductor manufacturers.

5.5	Solid state lighting applications

For products that are or incorporate a solid-state lighting device for lighting applications, or any component specifically designed therefor other than integrated circuits for use in control drivers, the licenses granted to PSI Group pursuant to Clause 4 only extend to those Philips-Patents that (i) originated from such part (in scope and time) of the contract research work executed by Philips Group-Old prior to the Closing Date as was co-funded by PSI Group, as can be demonstrated by PSI to the reasonable satisfaction of Royal Philips, or (ii) list as inventor(s) one or more employees that at the time of the invention were employed by PSI Group.

6	KNOW-HOW, COPYRIGHTS

6.1	Business Know-How

Royal Philips hereby assigns and transfers and shall procure the assignment and transfer by its Associated Companies of all Business Know-How to PSI Group as per the Closing Date as part of PSI Group, subject to:

6.1.1 all prior commitments and prior undertakings, either within Philips Group-Old or vis-à-vis third parties, entered into by Philips Group-Old prior to the Closing Date; and

6.1.2	Philips Group retaining the license pursuant to Clauses 3.1 and 3.2.

6.2	Copyrights

Royal Philips transfers and shall procure the transfer by its Associated Companies to PSI of ail copyrights it and they may have in the integrated circuits and discretes, miniature loudspeakers, Kits or RF front end solutions, all as sold or developed by or exclusively for PSI Group until the Closing Date, and any copyrights in the drawings for or in documentation about such products (all except to the extent this constitutes Software). Nothing in this Agreement shall be read to imply a license to any copyright of PSI Group,

7	SOFTWARE

7.1	Business Software

Royal Philips hereby assigns and transfers, and shall procure that its Associated Companies will assign and transfer, to PSI Group Philips Group’s entire right, title and interest to the Business Software, including all copyrights and trade secrets in the Business Software, for all countries of the world, subject to (i) all prior commitments and prior undertakings, either within Philips Group-Old or vis-à-vis third parties, entered into by Philips Group-Old prior to the Closing Date, and (ii) Philips Group retaining a nonexclusive, irrevocable, world-wide, fully paid-up and royalty-free licence to use (in the broadest sense) such Software within the scope of business of Philips Group, including, without limitation, the right to modify, create derivative works and the right to grant sublicenses for the use of such Software, in the context of and to the extent necessary for marketing or supplying Philips products and provided such Software is available within Philips Group on the Closing Date.

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7.2	License to use Philips-Owned Software

Royal Philips hereby grants to PSI Group a non-transferable, non-exclusive, irrevocable, world-wide, fully paid up and royalty-free license under any of Philips Group’s copyrights and trade secrets in the Philips-Owned Software to the extent such Software is available within PSI Group on the Closing Date to use (in the broadest sense) such Software within the scope of business of PSI Group, including, without limitation, the right to modify, create derivative works and the right to grant sublicenses, in the context of and to the extent necessary for marketing or supplying integrated circuits and discretes, miniature loudspeakers, Kits or RF front end solutions supplied by PSI Group per the Closing Date and any commercial successor types thereof, subject to all prior commitments and prior undertakings, either within Philips Group-Old or vis-à-vis third parties, entered into by Philips Group-Old prior to the Closing Date.

7.3	Third Party Software

Royal Philips shall assign to PSI Group the agreements relating to Third Party Software entered into by Philips Group-Old prior to the Closing Date as listed in Annex *** to this Agreement, but only to the extent that such agreements are assignable without the consent of a third party. For any such agreement not so assignable, Philips shall use its reasonable endeavours to procure the (consent to) assignment of such agreement to PSI Group or provide PSI Group the benefit of the rights under such agreements (subject to the obligations there under) in another way, all subject to PSI reimbursing Royal Philips for the additional costs incurred by Philips Group in relation thereto.

7.4	Philips-Owned Software

Royal Philips and PSI Group shall negotiate in good faith mutually agreeable terms and conditions for the maintenance and support of Philips-Owned Software licensed hereunder by Royal Philips to PSI Group.

8	TRADEMARKS AND DOMAIN NAMES

8.1	Assignment

Royal Philips hereby transfers and assigns to PSI Group the Trademarks, and the goodwill attached to and represented by such Trademarks and Domain Names, subject to all prior commitments and prior undertakings of Philips Group-Old to third parties entered into prior to the Closing Date. Clauses 2.2 and 2.5 shall apply mutatis mutandis, except that Royal Philips and PSI shall sign the deed of transfer in Annex *** immediately after the signing of this Agreement.

8.2	Restricted Use

After the Closing Date PSI Group shall not use (i) the word Philips as a trade name or as part of a corporate name, (ii) the trademark Philips and/or Philips shield emblem, or (iii) any derivate or combination mark containing the elements PHILI or PHIL, other than as agreed in the Trademark License Agreement attached hereto as Annex ***.

9	ASSIGNMENT OF PATENT LICENSE AND PATENT OWNERSHIP AGREEMENTS

9.1	Assignment

Royal Philips shall assign to PSI Group the patent license agreements and the patent ownership agreements entered into by Philips Group-Old prior to the Closing Date as listed in Annex *** hereto, to the extent that such agreements are assignable.

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9.2	Exception to assignment

If any such agreement is not assignable without the consent of a third party, Royal Philips shall use its reasonable endeavors to obtain the consent of the other party(ies) to such agreement for the assignment thereof to PSI Group. If Philips is unable to obtain such consent. Philips shall use it reasonable endeavors to provide PSI Group the benefit of the rights under such agreements (subject to the obligations there under) in another way or assist PSI Group in finding alternative solutions, all subject to PSI reimbursing Royal Philips for the additional costs (except internal costs) incurred by Philips Group in relation thereto.

9.3	***

In relation to any license agreements or cross licenses listed in Annex *** by which rights may be granted to a divested company subject to Royal Philips or any of its Associated Companies supporting an application for the grant of such rights, Royal Philips shall support such applications and shall use reasonable endeavours to ensure that the benefit of the *** provision in that agreement is realised for the benefit of the PSI Group as *** (of Royal Philips), all subject to PSI reimbursing Royal Philips for the additional costs (except internal costs) incurred by Philips Group in relation thereto.

10	CONFIDENTIAL INFORMATION

In connection with the disentanglement and assignments to be performed and licenses to be granted under this Agreement, Parties may disclose or provide access to certain Confidential Information to each other or retain Confidential Information relating to the other Party and its Associated Companies. The receiving or retaining Party shall maintain such Confidential Information relating to the other Party strictly confidential and shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly authorized under this Agreement. For the purpose of this Agreement, the term “Confidential Information” shall mean any data or information that is designated as confidential by Philips Group-Old. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) is publicly available or in the public domain at the time it is disclosed; or (ii) is or becomes publicly available or enters the public domain through no fault of either Party or (iii) is obtained by the other Party from an authorised third-party source or developed independently by the other Party, or (iv) is required by applicable law, court order or legal process to be disclosed, provided that the obligated Party shall promptly inform the other Party, and cooperate in any attempts by the other Party to obtain a protective order or similar treatment.

11	REPRESENTATIONS AND WARRANTIES

11.1	As is

Parties acknowledge and agree that the assignments made and licenses granted by either Party hereunder are made on an “AS IS” basis and Parties do not make and hereby expressly disclaim any other express or implied representation or any warranty (including, without limitation, any express or implied warranties of merchantability, fitness for a particular purpose, title, enforceability, validity, subsistence, scope, non-infringement or non-violation of any rights of any third party, and the absence of any outstanding order, judgement, decision, decree or agreement adversely affecting the use thereof by the other Party and its Associated Companies).

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11.2	No maintenance obligation

Except as specifically provided elsewhere, neither Party shall have any obligation to maintain or support any Intellectual Property licensed under this Agreement, or to provide upgrades or enhancements thereto.

12	NON-COMPETE

12.1	Restricted activities

Philips Group undertakes that *** commencing on the Closing Date, it shall not make, sell and/or otherwise dispose of integrated circuits and discretes, miniature loudspeakers, Kits or RF front end solutions competing with products sold by PSI Group at the Closing Date or being developed by and for the account of PSI Group on the basis of an approved budget at the Closing Date, or their commercial successors (any such competing products hereafter “PSI Products”), other than those referred to in Clause 12.2, in any country of the world (the “Restricted Activity”).

12.2	Products not restricted

Solid state and other lighting devices (including control modules for drivers of such devices), giant-or tunnel magneto-resistive devices for other than automotive applications, imaging- and bio- and other sensor devices, lab-on-chips, drug delivery and drug testing devices, therapeutic devices, implantables, sensor and actuator modules other than for automotive or RFID applications, micro electro-mechanical and/or semiconductor switches for bio or healthcare applications, flexible-or organic semiconductors and semiconductors using substrates other than silicon fall outside the Restricted Activity.

12.3	Activities not restricted

Nothing in Clause 12,1 shall restrict Philips Group from:

12.3.1	Conducting research, developing products, prototyping or making small non-commercial series of products competing with PSI Products;

12.3.2	Making, having made, selling or otherwise disposing of products the Philips Group offers for sale or develops as of the Closing Date (including through the businesses of the Product Divisions Consumer Electronics (except for the IC Lab), Medical Systems, Lighting (incl. Lumileds) and Domestic Appliances and Personal Care, as well as the Philips entities Consumer Healthcare Solutions, Corporate Technologies (including Philips Research and Philips Applied Technologies (except for the parts that move to PSI), the Lifestyle, Healthcare and Technology Incubators and the Molecular Healthcare Business) and Corporate Investments (including Ommic)) and their commercial successors;

12.3.3	Making, having made, selling or otherwise disposing of end-user products directed to

(i)	the consumer market (including any kind of personal care and domestic appliances);

(ii)	the professional and consumer medical markets and the professional and personal healthcare-and wellness markets; or

(iii)	for the professional, consumer and special lighting markets, whether based on lamps or on solid state devices;

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12.3.4	Making or having made any type of semiconductor products (whether in the form of a die, wafer or packaged chip) for incorporation into any Philips products, systems, applications or services;

12.3.5	Making, setting or otherwise disposing of such semiconductor products as standalone products to third parties, provided that standalone semiconductor products falling within the Restricted Activity may only be sold or otherwise disposed of with the written consent of PSI;

12.3.6	making, using, selling, licensing and/or otherwise disposing of any software product that does not contain Business Software originating from and marketed by PSI Group separately or in combination with integrated circuits, either as a standalone product or bundled with any other Philips product, device, system, application or service;

12.3.7	making, using, selling and/or otherwise disposing of any demonstration or evaluation tools or kits for any of Philips products, systems or applications;

12.3.8	Developing or conducting incubands or ventures, spinning-out or spinning-off any business activities of Philips Group, or creating business out of Philips Group’s research and development activities, within the Restricted Activity as long as the total activities of any such business separately has revenues less than 50 million euros per year;

12.3.9	Providing research, development and engineering facilities with clean room, material analysis, prototyping, sampling, small series production, verification, testing, and/or offering related services to third parties;

12.3.10	Acquiring a controlling interest in another company or entity, provided that the commercial activities of such company or entity failing within the Restricted Activity did not generate more than hundred million euros of revenue in the fiscal year preceding the year in which the acquisition is made. In the event that an acquisition should occur of a company or entity with a revenue above this threshold, then Royal Philips will enter into good faith negotiations with PSI Group for the sale of such competing commercial activities to PSI Group;

12.3.11	Acquiring a non-controlling interest in another company or entity, provided that if such company or entity is primarily engaged in activities falling within the Restricted Activity, such interest shall not exceed 10 per cent of the voting stock ordinarily entitled to vote in the election of directors of such company or entity;

12.3.12	Holding any securities or having any other interest in another company or entity, the main activity of which is to make, select, hold and/or manage investments in start-up or other businesses, or having any interest in any investment made, held or managed by such company or entity, provided that:

i.	Royal Philips is not able to control or direct such other company or entity in any manner with respect to such investments; and

ii.	Royal Philips is not able to control the management or direct the activities of any such company or entity in which such investment has been made.

12.3.12	Continue its interest in TSMC as may vary from time to time, provided that an increase of its interest may only result from financial transactions not initiated by Royal Philips.

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For the avoidance of doubt, the provisions of this clause 12.3 shall not be construed as broadening the scope of the restrictions in clause 12.1, nor as affecting the scope of any licenses granted under this Agreement.

12.4	If Royal Philips is acquired

If Royal Philips is acquired (whether by merger, acquisition or otherwise) by any person who is not an Associated Company of Philips (“the Acquirer”), this non-compete clause shall not apply in respect of any activities of the Acquirer or any of its Associated Companies (excluding Royal Philips).

13	CLAIMS AND LIABILITY

Any claim for a breach of any representations, warranties, covenants or undertakings contained in this Agreement shall only be enforceable by PSI Group against Royal Philips in accordance with the provisions of the Stock Purchase Agreement, and the liability and the limitations on such liability in respect of any breach of such representations, warranties, covenants and undertakings shall be determined solely in accordance with the terms of the Stock Purchase Agreement.

14	TERMINATION

After the Closing Date this Agreement cannot be terminated or rescinded.

15	NOTICES

All notices or other communications hereunder shall be given in accordance with Clause 10.1 of the Stock Purchase Agreement to the addressees provided therein, as well as:

in respect of Royal Philips to;

Philips Intellectual Property & Standards

Building WAH

Prof. Holstlaan 6

5656 AA Eindhoven

P.O. Box 220

5600 AE Eindhoven

The Netherlands

F.a.o. Counseling Executive

Fax no.: ***

in respect of PSI to:

NXP B.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

F.a.o. General Counsel

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16	NO ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Save as explicitly provided otherwise herein, neither this Agreement nor any right or obligation hereunder shall be assignable by either Party, in whole or in part, to any third party without the prior written consent of the other Party.

17	MISCELLANEOUS

17.1	No implied license

Except as expressly provided in this Agreement, nothing contained in this Agreement shall be construed as implicitly granting a license or any other right under Patents, Know-How, Software, Trademarks or Domain Names.

17.2	No agency

Nothing contained in this Agreement shall be deemed or construed to constitute or create an agency, association, joint venture or partnership between the Parties.

18	SEVERABILITY

If any one or more of the provisions of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this Agreement which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this Agreement. In the event of such finding of invalidity or unenforceability, the Parties will endeavour to substitute forthwith the invalid or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

19	ENTIRE AGREEMENT

19.1	This Agreement sets forth the entire understanding and agreement between the Parties as to the subject matter of this Agreement and supersedes, cancels and merges all prior agreements, negotiations, commitments, communications and discussions between the Parties relating to the subject matter hereof.

19.2	No modification or amendment of this Agreement shall be binding upon either Party unless made in writing and signed by a duly authorized representative of each of the Parties hereto.

19.3	It is acknowledged and agreed that the performance by the Parties of their obligations pursuant to this Agreement shall by no means result in any obligation on the part of either Party to enter into any further agreement containing obligations for either Party beyond the obligations contained herein or to realize any transaction with the other Party with respect to the subject matter hereof or otherwise, including without limitation, any agreement or transaction concerning the supply of services by either Party to the other.

20	APPLICABLE LAW AND JURISDICTION

20.1	Dutch law

This Agreement shall be governed by and construed in accordance with the laws of The Netherlands, regardless of its conflict of law principles.

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20.2	Jurisdiction

Any dispute between the Parties arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be submitted to the competent courts of The Hague, The Netherlands, without prejudice to the right of either Party to seek injunctive relief in any place where an infringement of its rights occurs or threatens to occur.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives on 28 September 2006.

Koninklijke Philips Electronics N.V,		Philips Semiconductors International 8.V.

(signature)		(signature)

Name:	E. Coutinho	Name:
Title:	GENERAL SECRETARY	Title:	General Counsel

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ANNEX 1 Transfer Patents

***

25

ANNEX 1A PCM Transfer Patents

***

26

ANNEX 2 Invention Disclosures

***

27

ANNEX 3 GMR Philips Patents

***

28

ANNEX 4 Trademarks

***

29

ANNEX 5 Domain Names

***

30

ANNEX 6 PSI BUs Products

***

31

ANNEX 7 PSI EBs Products

***

32

ANNEX 8 PSI SW Products

***

33

ANNEX 9A Decisions of the CTO Council with regard to the Integral Roadmaps of PSI BUs

***

34

ANNEX 9B Integral Roadmaps of PSI BUs

***

35

ANNEX 10A Decisions of the CTO Council with regard to the Rolling Financial Forecasts of PSI EBs

***

36

ANNEX 10B Rolling Financial Forecasts of PSI EBs

***

37

ANNEX 11A Decisions of the CTO Council with regard to the Rolling Financial Forecasts of PSI SW

***

38

ANNEX 11B Rolling Financial Forecasts of PSI SW

***

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ANNEX 12A Deed of Transfer of Transfer-Patents

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DEED OF TRANSFER OF PATENTS

THE UNDERSIGNED:

1.	Koninklijke Philips Electronics N.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at Groenewoudseweg 1, Eindhoven, the Netherlands

(“Royal Philips”);

and

2.	Philips Semiconductors International B.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at High Tech Campus 60, Eindhoven, the Netherlands

(“PSI”),

hereinafter also collectively referred to as the “Parties”,

HAVE AGREED AS FOLLOWS:

1.	Definitions

When used in this Deed, the following capitalized terms shall have the meaning set forth below:

“Annex” shall mean the annex to this Deed [Drafting note: This Annex to list the Transfer-Patents as identified in Annex 1, and the (Patents on) invention disclosures as identified in Annex 2, of the Intellectual Property and License Agreement, in a format to be agreed upon].

“Associated Companies” shall mean any one or more entities, which is (are) directly or indirectly owned or controlled by Royal Philips or PSI, respectively, but any such entity shall only be deemed an Associated Company for the period such ownership or control exists. For the purposes of this definition, (i) Royal Philips or PSI shall be deemed to own and/or to control an entity if more than 50% (fifty per cent) of the voting stock of such entity, ordinarily entitled to vote for the election of directors (or, if there is no such stock, more than 50% (fifty per cent) of the ownership of or control in such entity) is held by and consolidated in the annual accounts of Royal Philips or PSI, respectively, and (ii) PSI and its Associated Companies shall not be deemed Associated Companies of Royal Philips, irrespective of Royal Philips’ share in PSI;

“Deed” shall mean this deed of transfer of the Patents listed in the Annex;

“Patents” shall mean any patents, petty patents, provisionals, utility models or applications therefor, including any divisions, continuations, continuations in part, re-examinations, renewals and re-issues thereof in any country of the world;

2.	Transfer of ownership Patents; license to Royal Philips

On certain terms and conditions as specified in an intellectual property transfer and license agreement dated 28 September 2006 concluded between the Parties to this Deed, Royal Philips has assigned and

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agreed to transfer and cause its relevant Associated Companies to transfer the legal title to the Patents listed in the Annex to PSI:

(i)	subject to Royal Philips and its Associated Companies retaining a license under such Patents;

(ii)	subject to all prior commitments and prior undertakings vis-à-vis third parties entered into by Royal Philips and its Associated Companies and all arrangements between (a) entities belonging to PSI and its Associated Companies and (b) entities remaining with Royal Philips and its Associated Companies;

(iii)	in the event PSI agrees with a third party to pledge, or otherwise encumber, any of the Patents, subject to the obligation of PSI to agree with such third party that such third party shall respect the licenses mentioned under (i) and the prior commitments, prior undertakings and arrangements under (ii), and that such third party shall impose these obligations on any other beneficiary/transferee of any of the Patents by way of a perpetual clause; and

(iv)	in the event that (a) any of the Patents listed in the Annex is pledged, (b) PSI is under the obligation to register, or otherwise intends to register, such pledge at the relevant patent authorities, and (c) the license retained by Royal Philips and its Associated Companies cannot be secured in the registration of the pledge, subject to the obligation of PSI to register such license at the relevant patent authorities prior to registering such pledge.

and PSI has accepted such assignment and transfer.

3.	Variation to Deed

No variation, extension, cancellation or translation of any expressed terms of this Deed (including the Annex) shall be binding upon Royal Philips unless made in writing and signed by a duly authorized representative of Royal Philips.

4.	Additional assignment documents; further assurance

In the event that in addition to this Deed PSI has to submit other documents to patent authorities in order to effectuate the recordal of the assignment and transfer of the Patents listed in the Annex and the license to Royal Philips and its Associated Companies under such Patents, PSI hereby warrants and guarantees that such other documents will not contain language that in any way prejudices the provisions of this Deed. Royal Philips and PSI shall, at each other’s request, execute and do (or procure to be executed and done by any of their respective Associated Companies) all such deeds, documents, acts and things as the requesting party may from time to time reasonably require in order to effectuate or to formalize the transfer of the Patents to PSI on a jurisdiction by jurisdiction basis, to cause the Patents to be recorded at the relevant patent registers around the world in the name of PSI or its designated Associated Companies, and to cause the license under the Patents retained by Royal Philips and its Associated Companies to be recorded at the relevant patent registers around the world.

5.	Observance legal requirements

PSI undertakes to observe and act in accordance with all applicable legal conditions and terms required in order to effectuate the recordal of the assignment and transfer of the Patents listed in the Annex and the license to Royal Philips and its Associated Companies under such Patents.

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6.	Power of Attorney

Royal Philips hereby grants full and irrevocable power of attorney to PSI and its Associated Companies, to submit this Deed and the Annex thereto (and, where necessary, a translation thereof) to the patent authorities of the territories in which the Patents listed in the Annex are registered or applied for, and to request those authorities to record in the appropriate registers:

(i)	the transfer of the legal title to the Patents listed in the Annex from Royal Philips or any of its Associated Companies to PSI or the relevant Associated Company indicated by PSI; and

(ii)	the license under such Patents from PSI or such relevant Associated Company to Royal Philips and its Associated Companies.

7.	Costs for recordal

The costs for the recordal of the assignment and transfer of the Patents in the relevant registers will be borne by PSI.

8.	Applicable law and jurisdiction

This Deed shall be governed by and construed in accordance with the laws of The Netherlands, regardless of its conflict of law principles. Any dispute between the Parties arising out of or in connection with this Deed, including any question regarding its existence, validity or termination, shall be submitted to the competent courts of The Hague, The Netherlands, without prejudice to the right of either Party to seek injunctive relief in any place where an infringement of its rights occurs or threatens to occur.

IN EVIDENCE WHEREOF, the Parties have caused this Deed to be signed by their duly authorized representatives on [            ] 2006.

Koninklijke Philips Electronics N.V.	[Philips Semiconductors International B.V.] [NXP B.V.]

(signature)	(signature)

Name:	Name:
Title:	Title:

43

Annex 12B Annex to the Deed of Transfer of Transfer—Patents

44

Annex 12B to IPTLA

This Annex to list the Transfer-Patents as identified in Annex 1, and the (Patents on) invention disclosures as identified in Annex 2, of the intellectual Properly and License Agreement, in a format to be agreed upon.

45

ANNEX 13A Deed of Transfer of Trademarks and Domain Names

46

DEED OF TRANSFER OF TRADEMARKS AND DOMAIN NAMES

THE UNDERSIGNED:

1.	Koninklijke Philips Electronics N.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at Groenewoudseweg 1, Eindhoven, the Netherlands

(“Royal Philips”);

and

2.	Philips Semiconductors International B.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at High Tech Campus 60, Eindhoven, the Netherlands

(“PSI”),

hereinafter also collectively referred to as the “Parties”,

HAVE AGREED AS FOLLOWS:

1.	Definitions

When used in this Deed, the following capitalized terms shall have the meaning set forth below:

“Annex” shall mean any annex(es) to this Deed;

“Associated Companies” shall mean any one or more entities, which is (are) directly or indirectly owned or controlled by Royal Philips or PSI, respectively, but any such entity shall only be deemed an Associated Company for the period such ownership or control exists. For the purposes of this definition, (i) Royal Philips or PSI shall be deemed to own and/or to control an entity if more than 50% (fifty per cent) of the voting stock of such entity, ordinarily entitled to vote for the election of directors (or, if there is no such stock, more than 50% (fifty per cent) of the ownership of or control in such entity) is held by and consolidated in the annual accounts of Royal Philips or PSI, respectively, and (ii) PSI and its Associated Companies shall not be deemed Associated Companies of Royal Philips, irrespective of Royal Philips’ share in PSI;

“Deed” shall mean this deed of transfer of the Trademarks and Domain Names;

“Domain Names” shall mean the registered domain names and applications therefor as listed in Annex 2 to this Deed;

“Trademarks” shall mean the registered trademarks and applications therefor as listed in Annex 1 to this Deed.

47

2.	Transfer of ownership Trademarks and Domain Names

On certain terms and conditions as specified in an intellectual property transfer and license agreement of even date herewith concluded between the Parties to this Deed, Royal Philips has assigned and agreed to transfer, and cause its relevant Associated Companies to assign and transfer the legal title to the Trademarks, and the goodwill attached to and represented by such Trademarks, and the Domain Names to PSI, subject to all prior commitments and prior undertakings vis-à-vis third parties entered into by Royal Philips and its Associated Companies, and PSI has accepted such assignment and transfer.

3.	Variation to Deed

No variation, extension, cancellation or translation of any expressed terms of this Deed (including the Annexes) shall be binding upon Royal Philips unless made in writing and signed by a duly authorized representative of Royal Philips.

4.	Additional assignment documents; further assurance

In the event that in addition to this Deed PSI has to submit other documents to trademark and domain name authorities in order to effectuate the recordal of the assignment and transfer of the Trademarks and Domain Names, PSI hereby warrants and guarantees that such other documents will not contain language that in any way prejudices the provisions of this Deed. Royal Philips and PSI shall, at each other’s request, execute and do (or procure to be executed and done by any of their respective Associated Companies) all such deeds, documents, acts and things as the requesting party may from time to time reasonably require in order to effectuate or to formalize the transfer of the Trademarks and Domain Names to PSI on a jurisdiction by jurisdiction basis, and to cause the Trademarks and Domain Names to be recorded at the relevant trademark and domain name registers around the world in the name of PSI or its designated Associated Companies.

5.	Observance legal requirements

PSI undertakes to observe and act in accordance with all applicable legal conditions and terms required in order to effectuate the recordal of the assignment and transfer of the Trademarks and Domain Names.

6.	Power of Attorney

Royal Philips hereby grants full and irrevocable power of attorney to PSI and its Associated Companies, to submit this Deed and the Annexes thereto (and, where necessary, a translation thereof) to the trademark and domain name authorities of the territories in which the Trademarks and Domain Names are registered or applied for, and to request those authorities to record in the appropriate registers the transfer of the legal title to the Trademarks and the Domain Names from Royal Philips or any of its Associated Companies to PSI or the relevant Associated Company indicated by PSI.

7.	Costs for recordal

The costs for the recordal of the assignment and transfer of the Trademarks and Domain Names in the relevant registers will be borne by PSI.

8.	Applicable law and jurisdiction

This Deed shall be governed by and construed in accordance with the laws of The Netherlands, regardless of its conflict of law principles. Any dispute between the Parties arising out of or in

48

connection with this Deed, including any question regarding its existence, validity or termination, shall be submitted to the competent courts of The Hague, The Netherlands, without prejudice to the right of either Party to seek injunctive relief in any place where an infringement of its rights occurs or threatens to occur.

IN EVIDENCE WHEREOF, the Parties have caused this Deed to be signed by their duly authorized representatives on 28 September 2006.

Koninklijke Philips Electronics N.V.	Philips Semiconductors International B.V.

(signature)	(signature)

Name:	Name:
Title:	Title:

49

ANNEX 13B Annex to the Deed of Transfer of Trademarks and Domain Names

***

50

ANNEX 14 Third Party Software Agreements

51

ANNEX 14 to IPTLA

No Third Party Software Agreements have been identified.

52

ANNEX 15 List of Patent License and Patent Ownership Agreements

53

***

Cross License Agreements

Name Third Party	Name Agreement	Effective Date	Remarks
***	Semiconductor/IC Patent License Exchange Agreement	December 20, 2003	According to Lion NEC is willing to broadly apply the divested company provision and is even interested in concluding a new broad cross license agreement with Lion.

***	Patent Cross-License Agreement	May 31, 2003	Lion has indicated that this agreement is not critical to its business. Nevertheless, Philips will try to get Matsushita’ s consent to transfer the agreement. If this consent cannot be obtained, Lion agrees to taking no further action.

***	Erfahrungs- und Lizenzaustauschvertrag uber Halbleiteranordnungen	April 1, 1974	Agreement has expired, however, there are running-out rights. Lion has expressed its wish to get the benefits of such running-out rights based on a moral obligation of Siemens to treat Lion in the same way as Philips treated Infineon.

***	Patent License Agreement	January 1, 1998	Lion prefers to transfer the agreement, however, if the necessary consent cannot be obtained, Lion agrees to make use of the divested company provision.

***	Semiconductor/IC Patent Cross License Agreement	January 1, 2003

***	Semiconductor Patent Cross License Agreement	April 28, 2000

***	Semiconductor Patent Cross License Agreement	January 1, 1992	Lion prefers to transfer the agreement, however, if the necessary consent cannot be obtained, Lion agrees to make use of the divested company provision.

***	Vicinity Card and Item Management Patent Cross License Agreement	August 14, 2002

***	Technology Cooperation Agreement	January 1, 2004

Free License-in Agreements

Name Third Party	Name Agreement	Effective Date	Remarks
***	Settlement and Patent License Agreement	April 30, 2003

Royalty Bearing License-in Agreements

Name Third Party	Name Agreement	Effective Date	Remarks
***	Agreement	April 21, 2004

***	Patent License Agreement	December 31, 2000

***	ASIC Patent License Agreement	earlier of (a) the termination date of the VLSI Agreement and (b) March 26, 2000

***	Patent License Agreement	September 1, 1993

***	Patent License Agreement ISO15.693 - ISO18000-3 Mode 1	August 21, 2006

License-out Agreements

Name Third Party	Name Agreement	Effective Date	Remarks
***	Patent License Agreement	July 1, 1999

***	Patent License Agreement	February 1, 1999

***	Patent License Agreement	March 1, 2004

***	Patent License Agreement	June 30, 1999

***	Patent License Agreement	December 1, 2005

***	Patent License Agreement	January 1, 2000

***	Patent License Agreement	November 1, 2001

***	Patent License Agreement - ISO14.443	November 16, 2004

***	Patent License Agreement - ISO14.443	June 5, 2003

***	ISO14.443-Reader IC Non-Assertion Agreement	August 1, 2005

***	Patent License Agreement -ISO15.693	September 15, 2005

***	Patent License Agreement	December 1, 2003

***	C200DM License Agreement	January 1, 1991

***	Patent License Agreement ISO15.693 - ISO18000-3 Mode 1	August 21, 2006

Patent Ownership Agreements

Name Third Party	Name Agreement	Effective Date	Remarks
***	Vertrag	May 23, 2003

***	Patent Ownership Agreement	January 27, 2005

***	Joint Patent Ownership Agreement	October 17, 2005

Software Licence Agreement

for ***

(1)     Cabot Communications Limited

(2)     Philips Electronics UK Limited

Dated 22nd November 2004

Ref: C20331

Date	Version	Change	Who
140404	1.01	Typo 12.2 + 17.2 + adaptation period in 2.1	Kp
9/11/04	1.7	Modifications due to legal review	DS
22/11/04	1.8	Final Version	DS

	Contents

1.	Definitions and interpretation	2
2.	Adapting of the Software and Engineering Services	6
3.	Manufacture and Exploitation Licences	9
4.	Support and Maintenance Services	10
5.	Upgrades to the Adapted Software	11
6.	Financial Provisions	12
7.	Taxes	13
8.	Intellectual Property	14
9.	Warranties and liability	14
10.	Term, termination, and remedies	17
11.	Marking of copies	18
12.	Responsibilities of Licensee	18
13.	Force Majeure	19
14.	Risk of loss	19
15.	Assignment and sub-licensing	19
16.	Confidential Information	20
17.	Notices	21
18.	Applicable Law	22
19.	Effect of Waiver	22
20.	Export controls	22
21.	Severability	22
22.	Entire Agreement	22
23.	Joint and several	22
24.	Public Relations	23
Schedule 1: The Adapted Software		24
Schedule 2: The Licensed Products		25
Schedule 3: Engineering Services Fees, Software License Fee, the Advance and Royalties		26
Schedule 4: Escrow Agreement		28
Schedule 5: Support and Maintenance Services		39
Schedule 6: The Licensee’s contact details for notices under this Agreement		44
Schedule 7: The Statement of Work		45

i

This Agreement is made the 22nd day of November 2004

Between:

(1)	Cabot Communications Limited (a company registered in England with no.02817269) whose registered office and principal trading address is Verona House, Filwood Road, Bristol, BS16 3RY United Kingdom (“Cabot”)

and

(2)	Philips Electronics UK Limited (with registration no. 446897) whose registered office is The Philips Centre, Guildford Business Park, Guildford, Surrey, GU2 8XH (“Licensee”)

Background:

(A)	Cabot has developed a library of standard software products, providing interactive digital TV solutions and is in the business of developing and marketing that Software.

(B)	The Licensee is in the business of manufacturing (or procuring the manufacture of) Licensed Products. Once manufactured, the Licensee proposes to distribute those Licensed Products to OEM Customers for integration into Digital TV Devices

(C)	The Licensee wishes to acquire a licence to enable it to integrate and/or embed the Software into Licensed Products and to manufacture and distribute Licensed Products to OEM Customers.

(D)	Cabot agrees to provide Engineering Services and to grant a non-exclusive, non-transferable, Object Code only licence to integrate and/or embed the Software into Licensed Products and to manufacture and distribute Licensed Products to OEM Customers.

It is agreed as follows:

1.	Definitions and interpretation

1.1	In this Agreement, unless the context otherwise requires, the following words have the following meanings:

Acceptance Tests	Tests referred to in the Statement of Work or otherwise agreed by Cabot and the Licensee and carried out by the Licensee for the purpose of determining the Adapted Software’s compliance with the Statement of Work.

Adapted Software	The Software in an adapted form created in accordance with Clause 2.

Affiliates	Any person which directly or indirectly Controls, is Controlled by or is under common Control with the party concerned, but only so long as such a Control exists.

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Additional Release Fee	The fee payable to Cabot for additional Updates in accordance with clause 4.8 as set out in Schedule 3.

Agreement	This Agreement (including any schedule or annexure to it and any document in agreed form).

Confidential Information	All identifiable methodology, know-how, experience, data, tables and all other technical or commercial information relating to either party, its business, products, customers, and which is obtained under this Agreement by one party and/or its Affiliates whether in human or machine readable form, and where the Licensee is the Receiving Party (defined below) shall include (without limitation) the Software, the Adapted Software and the Statement of Work.

Control	The power to secure that the affairs of that person are conducted in accordance with the wishes of that person either through the holding of shares, the power to appoint and remove directors, contract, or otherwise, and “Controlled” shall be construed accordingly.

Digital TV Devices	Digital set top boxes, digital TV recorders and digital television receiver devices manufactured by the Licensee’s OEM Customers.

End Users	Customers who purchase for their own use Digital TV Devices incorporating both the Licensed Products and the Adapted Software.

Engineering Services	Those services provided by Cabot or its subcontractors to the Licensee under Clause 2.2 to adapt the Software or any other consulting, development or miscellaneous services detailed in the Statement of Work.

Engineering Services Fees	Those fees payable to Cabot as compensation for carrying out the Engineering Services referred to in Schedule 3.

Extended Support and Maintenance Fee	The fee payable to Cabot in consideration for the provisions of extended support services in accordance with Clause 4.8.

Final Acceptance	The Licensee’s written or deemed acceptance in accordance with Clause 2.13 that the Adapted Software complies with the final acceptance criteria set out in the Statement of Work.

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Identified Software	Includes, without limitation, Publicly Available Software and means software which is licensed pursuant to terms that:

•  grant, or purport to grant, to any third party any rights or immunities under Licensee’s or Licensee’s Affiliates’ Intellectual Property or proprietary rights in any software or a derivative work thereof.

Intellectual Property	All copyright, design rights, database rights, trade marks, service marks, domain name rights, patents, know-how and all other intellectual property rights, whether registered, registerable or not and both present and future.

Licence	The licences to the Adapted Software granted under Clauses 2. 1 and 3 of this Agreement.

Licensed Product	Such of the Licensee’s digital television processing chip sets and other software, firmware or hardware identified in Schedule 2 to be manufactured by (or on behalf of) the Licensee for use in Digital TV Devices the configuration of which is to be agreed and set out in the Statement of Work.

Object Code	A code that is generated by translating, by means of a compiler of assembler, a program written in Source Code to a form which may be directly or indirectly executable by a microprocessor.

OEM Customers	OEM customers of the Licensee who wish to incorporate the Adapted Software and Licensed Products into Digital TV Devices and who have entered into a OEM Customer Licence.

OEM Customer Licence	The licence granted to OEM Customer for the Adapted Software as described in Clause 3.1.1.

Publicly Available Software	Any software that requires as a condition of use, modification and/or distribution of such software, that other software incorporated into, derived from or distributed with such software be:

• disclosed or distributed in Source Code form;

• be licensed for the purpose of making derivative works; or

• be redistributable at no charge.

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Royalties	The royalty referred to in Schedule 3.

Sale, Sell, Sold	The disposal of any interest in the Licensed Product by way of sale, hire, lease, licence, sub-licence or transfer.

Software	The versions of Cabot’s standard software libraries in a form existing at the date of this Agreement in Object Code version.

Software Licence Fee	The software licence fee referred to in Schedule 3.

Source Code	That form in which a computer program’s logic can be deduced by a human being reasonably skilled in the art, such as a printed listing of the program or a form from which a printed listing can easily be generated.

Statement of Work	The document that sets out the engineering services to be provided by Cabot to the Licensee under Clause 2.2 in relation to the Software including the estimated timetable for the adaptation and delivery of the Adapted Software in accordance with this Agreement.

Support and Maintenance Fee	The fee set out in Schedule 4 and Clause 6 which is payment for the Support and Maintenance Services.

Support and Maintenance Services	The services to be provided by Cabot (or its subcontractors) referred to in Clause 4 and Schedule 4.

Territory	United Kingdom, Eire, France, Spain, Germany, Italy, Finland, Netherlands.

Updates	Error corrections, bug fixes and such interim releases of the Software as may be officially released by Cabot to its customers receiving Support and Maintenance Services. For the avoidance of doubt, Updates shall not include new versions or developments.

Upgrade, Upgraded Software	Functional enhancements, new features and/or versions of the Software.

Working Days	Monday to Friday in every week, excluding Bank and Public holidays in the United Kingdom.

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1.2	The headings in this Agreement are for convenience only and shall not affect their interpretation.

1.3	In this Agreement any reference to a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or one or more of the foregoing and references to the singular shall include the plural and vice versa.

2.	Adapting of the Software and Engineering Services

2.1	Cabot hereby grants the Licensee a non-exclusive, revocable, non-transferable, Object Code only licence, to use the Software in the Territory, to adapt the Software in Object Code only version so as to allow the Adapted Software to be embedded into such of the Licensed Products as may be set out in Schedule 2, subject to the terms of this agreement.

2.2	Cabot shall provide the Licensee with Engineering Services in accordance with the Statement of Work and the terms of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Statement of Work, then this Agreement shall prevail. The Engineering Services shall be provided on a non exclusive basis.

2.3	Cabot shall only be required to provide the Engineering Services in respect of the current versions of the Licensed Products identified in Schedule 2 (and where not identified, the current versions made known to Cabot at the date of this Agreement). Unless otherwise agreed, any other adaptation or other consultancy services provided by Cabot at the request of the Licensee shall be subject to Cabot’s standard fees applying at that time and the terms of this Agreement.

2.4	The Licensee shall provide such information and assistance as Cabot may reasonably require, at the Licensee’s cost, to enable Cabot to comply with its obligations in this Agreement and the Statement of Work, including (without limitation) information concerning the configuration and design of the Licensed Products and the Licensee shall carry out such other tasks as may be referred to in the Statement of Work.

2.5	Without prejudice to the generality of Clause 2.4, the Licensee shall make available at its own expense computer systems, sufficient hardware platforms, test streams, development tools and appropriate personnel to the extent necessary for Cabot to perform the Engineering Services. Licensee shall ensure that any Licensee computer systems shall be fully functional, accompanied by complete and accurate user documentation and that Licensee shall make technical support available in a timely manner as is reasonably required.

2.6	The Licensee acknowledges that Cabot shall only provide Engineering Services on the basis of the information provided by the Licensee under Clauses 2.4 and 2.5 which (amongst other things) will help shape the Statement of Work. Accordingly except as expressly set out in the Statement of Work, the Licensee shall be responsible for the adaptation of the Software so as to ensure compatibility with the Licensed Products within the scope of the Licence.

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2.7	Subject to the Licensee’s prior written consent (such consent not to be unreasonably withheld or delayed, the Licensee shall pay or reimburse Cabot for all reasonable expenses incurred to provide the Engineering Services, including, without limitation, expenses related to travel and the acquisition of any hardware or software systems specific to the Engineering Services in accordance with this Agreement and the Statement of Work.

2.8	Subject to Clauses 2.4 to 2.7, Cabot shall use its reasonable endeavours to provide the Engineering Services in accordance with this Agreement by the dates specified in the Statement of Work.

2.9	In the event that any obligation of Cabot to adapt the Software is delayed as a result of an act or omission of the Licensee then, without prejudice to Cabot’s other rights and remedies:

2.9.1	the milestone date specified in the Statement of Work associated with the relevant obligation(s) (and the dates similarly associated with any subsequent obligation(s) specified in the Statement of Work) shall be amended by a period of time equal to the period of such delay caused by the Licensee (or other such period as the parties agree); and

2.9.2	the Licensee shall reimburse Cabot for all costs which are reasonably incurred by Cabot as a direct result of such delay, provided that Cabot uses its reasonable efforts to mitigate those costs and can provide evidence that these costs were incurred.

2.10	On completion of the Engineering Services, Cabot shall make the Adapted Software available to the Licensee on the terms of this agreement.

2.11	Cabot shall not be liable for any costs or expenses associated with any Acceptance Tests conducted by or on behalf of the Licensee (including, but without limitation, any Digital Test Centre costs).

2.12	The Licensee shall give Cabot reasonable notice in writing of the scheduled date, time and location of any proposed Acceptance Tests, and any authorised representatives of Cabot shall be entitled to attend the Acceptance Tests for the purposes for verifying any results.

2.13

The Licensee shall notify Cabot in writing of any material failure of the Adapted Software to comply with the Statement of Work within 30 Working Days of the Adapted Software being made available to the Licensee, such notice specifying the defect and the manner in which it fails so to comply, failing which the Licensee shall be deemed to have accepted the Adapted Software. If the Licensee manufacturers and distributes the Licensed Products to OEM Customers, the licensee shall be deemed to have accepted the Adapted Software. In circumstances where such failure arises solely out of Cabot’s failure to provide the Engineering Services in accordance with the Statement of Work, following receipt of any such notice, Cabot shall remedy the Adapted Software so as to ensure that it complies with the Statement of

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Work at its own cost, and this process shall be repeated until the Adapted Software is accepted (or is deemed to be accepted) by the Licensee. The Licensee acknowledges that Cabot shall not be responsible for any failure of the Adapted Software arising out of any adaptation carried out by the Licensee.

2.14	The Licensee acknowledges that after the date of this Agreement and prior to manufacture and distribution of the Licensed Products the Licensee and Cabot may wish to make announcements and other publicity about the adaptation of the Software into the Licensed Products as detailed in Clause 24. Accordingly, the manufacture and distribution of defective Licensed Products may affect the goodwill and reputation of Cabot. If the Adapted Software fails to meet the acceptance criteria referred to in the Statement of Work, the Licensee shall not manufacture or distribute Licensed Products incorporating or bundled with the Adapted Software (or allow any other person to do so) unless:

2.14.1	appropriate remedies are executed (by Cabot where notified under Clause 2.13, and in all other instances by the Licensee) on the Adapted Software and approved by Cabot in writing; or

2.14.2	Cabot otherwise approves that manufacture and distribution in writing.

2.15	Cabot shall not perform any actions in a manner that would require any Adapted Software, Software or any derivative work thereof to be licensed as Publicly Available Software, including without limitation:

2.15.1	incorporating Identified Software into such Adapted Software, software or any derivative work thereof;

2.15.2	combining Identified Software with Adapted Software or any derivative work thereof;

2.15.3	distributing Identified Software in conjunction with the Adapted Software or any derivative work thereof; or

2.15.4	using Identified Software in the development of a derivative work of the Adapted Software.

2.16	For the purposes of clause 2.15. by means of example and without limitation, any software modules or packages licensed or distributed under any of the following licence or distribution model shall qualify as Identified Software:

2.16.1	The GNU General Public Licence (GPL) or Lesser/Library GPL (LGPL);

2.16.2	The Artistic Licence;

2.16.3	Mozilla Public Licence;

2.16.4	Common Public Licence;

2.16.5	Sun Community Source Licence (SCSL); and

2.16.6	Sun Industry Standards Source Licence (SISSL).

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2.17	Cabot hereby indemnifies Licensee and Licensee’s Affiliates against and holds them harmless from any damages or costs arising from or in connection with any violation or breach of the provision of clause 2.15 and Cabot shall reimburse all costs and expenses incurred by Licensee or Licensee’s Affiliates in defending any claim, demand, suit or proceeding arising from or in connection with such violation or breach.

3.	Manufacture and Exploitation Licences

3.1	In addition to the licence granted in clause 2.1, Cabot hereby grants the following licences to the Licensee for the duration of this Agreement subject to the terms of this Agreement and for the following purposes only:-

Bundling of the Adapted Software

3.1.1	subject to Clause 3.2, a non-exclusive, non-transferable, Object Code only licence to use the Adapted Software to market, distribute and Sell Licensed Products in the Territory in conjunction with the Adapted Software to OEM Customers to enable OEM Customers to install, integrate and/or embed Licensed Products and the Adapted Software together into Digital TV Devices and to support and maintain such Licensed Products in the Territory. Licensee shall not allow copies of the Adapted Software to be used by or supplied to the OEM Customers until the OEM Customers have first entered into a written licence agreement ensuring equivalent levels of protection for the Apdated Software as are contained in this agreement with the Licensee and/or Cabot permitting the OEM Customers to install, integrate and/or embed the Adapted Software together with the Licensed Products into Digital TV Devices in the Territory only and ensuring the equivalent protection for Cabot’s Confidential Information and Intellectual Property as provided by this Agreement (“the OEM Customer Licence”) and provided that the Licensee informs Cabot in writing of any breach or suspected breach of the OEM Customer Licence immediately on it becoming aware of the same and the Licensee ensures that the OEM Customers comply with the terms of those licences. For the avoidance of doubt, the Licensee shall ensure it does not allow OEM Customers to use the Adapted Software other than in conjunction with the Licensee’s Licensed Products and the OEM Customer’s own Digital TV Devices. Where the “OEM Customer” enters into the OEM Customer License with the Licensee, The Licensee shall ensure that the OEM Customers Licence terminates automatically on termination or expiry of this Agreement only to the extent that the OEM Customer Licence relates to the use of the Adapted Software.

3.2	The Licensee may make such copies of the Adapted Software as are necessary for the purposes of exercising the rights granted to the Licensee under Clause 3.1 above, provided that all such copies shall be subject to the terms of this Agreement

3.3	The Licensee may not sub-licence the rights granted under this Agreement or otherwise allow any third parties to use the Adapted Software, except in accordance with Clauses 3.l and 3.2.

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4.	Support and Maintenance Services

4.1	Cabot shall use its reasonable commercial efforts to provide the Support and Maintenance Services in accordance with Schedule 4 only in respect of Adapted Software used by The Licensee, OEM Customers and End Users who are located within the Territory.

4.2	Cabot shall not be obliged to provide the Support and Maintenance Services:

4.2.1	where the malfunction results from any modifications of the Adapted Software made by the Licensee of its own volition;

4.2.2	in respect of any version of the Adapted Software except (i) the then current version, and (ii) the immediately preceding version for a period of 6 months after it is first superseded;

4.2.3	where the Adapted Software is used with Licensed Products other than those referred to in Schedule 2;

4.2.4	in respect of any malfunction in the Licensed Products not caused by the Adapted Software;

4.2.5	in respect of any malfunction in the Licensed Products or Adapted Software not caused solely by a failure of Cabot to provide the Engineering Services in accordance with this Agreement;

4.2.6	in respect of any malfunction caused or contributed to by the failure of the Licensed Product to comply with the configuration and specification detailed in the Statement of Work;

4.2.7	in respect of any malfunction caused or contributed to by the failure of the Licensed Product to be used properly and in accordance with instructions for use;

4.2.8	in respect of any failure by the Licensee (or any person on the Licensee’s behalf) to properly install the Adapted Software on the Licensed Product

4.2.9	during any period in respect of which the Support and Maintenance Fee has not been paid by the Licensee.

4.3	In consideration of the Support and Maintenance Services, the Licensee shall pay Cabot the Support and Maintenance Fee in accordance with Schedule 4 and Clause 6 and before Cabot starts providing the Support and Maintenance Services.

4.4	In the event that Cabot incurs additional costs for specialised equipment required for providing the Support and Maintenance Services, the Licensee shall reimburse Cabot’s reasonable costs within 30 days of the date of invoice, provided that Cabot acquires the Licensee’s prior written consent to incur these costs and thereafter provides the Licensee with receipts for such expenses.

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4.5	Cabot shall make an additional charge in accordance with its reasonable standard scale of charges for the time being in force for any services provided by Cabot at the request of the Licensee, but which do not fall within the Support and Maintenance Services by virtue of any of the exclusions referred to in Clause 4.2 above or otherwise.

4.6	The Support and Maintenance Services shall be provided for a period of 12 months from the end of the warranty period as set out in Clause 9.5 and thereafter for further periods of 12 months provided that

4.6.1	the then applicable Support and Maintenance Fee notified by Cabot shall apply to such further period of 12 months which shall be paid by the Licensee no later that 30 days prior to the end of the preceding 12 month period;

4.6.2	the Licensee may serve Cabot with not less than 60 days prior notice of intention not to renew the Support and Maintenance Services, such notice to expire on the end of any such 12 month period.

4.7	Cabot reserves the right to discontinue the Support and Maintenance Services should Cabot, in its sole discretion, determine that continued support for any Adapted Software is no longer economically practicable and shall give the Licensee at least 3 months prior written notice of any such discontinuance of Support and Maintenance Services and shall refund to the Licensee any unused Support and Maintenance Fee that the Licensee may have prepaid with respect to the Adapted Software

4.8	If the Licensee pays the Extended Support and Maintenance Fee within 6 months and 30 days of the date when the first version of the Adapted Software is superseded by a later version and provided that a new version of the Adapted Software has not been released in the immediately preceding 3 years in Schedule 3,. Cabot shall provide Support and Maintenance Services for the superseded Adapted Software for an additional period of 2 years, provided that only one additional Update to the superseded Adapted Software shall be made available to the Licensee during the two year period. If the Licensee requires further Updates an Additional Release Fee shall be payable

5.	Upgrades to the Adapted Software

5.1	From time to time Cabot may produce Upgrades to its Software. Cabot shall notify the Licensee of any Upgrade to its Software forming part of the Adapted Software that becomes available during any period in respect of which the Licensee has paid the Support and Maintenance Fee.

5.2	If the Licensee wishes to acquire the Upgrade, it shall notify Cabot in writing to that effect.

5.3	Cabot shall carry out Engineering Services in respect of the Upgrades provided that the parties first agree a Statement of Work, Adaptation Fee, Software Licence Fee and Royalties for that Upgrade. Once that adaptation has been completed Cabot shall provide the Upgrade to the Licensee.

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5.4	The Upgrade will be licensed or sub-licensed to OEM Customers in accordance with Clauses 3.1.1 The Licensee may make the Upgrade available to OEM Customers and End Users through the Licensee’s own resources and at the Licensee’s own cost. The Licensee shall not be entitled to any Upgrade during the period in which the Support and Maintenance Fee has not been paid.

5.5	The terms of this Agreement shall apply to the Upgrade which once adapted in accordance with Clause 5.3 shall fall within the definition of the Adapted Software for all the purposes of this Agreement.

6.	Financial Provisions

6.1	In consideration of the Engineering Services, the Licensee shall pay to Cabot the Engineering Services Fees according to Schedule 3 and the payment terms set out in Clause 6.10.

6.2	In consideration of the Licence, the Licensee shall pay the Software Licence Fee and the Royalties to Cabot according to Schedule 3 and Clause 6.3.

6.3	The Licensee shall pay the Software Licence Fee in three equal instalments:

6.3.1	the first instalment shall be paid within 30 days of the date of this Agreement;

6.3.2	the second instalment shall be paid within 30 days of the delivery of the Adapted Software as set out in the Statement of Work; and

6.3.3	the third instalment shall be paid within 30 days of Acceptance (or deemed acceptance) by the Licensee of the Adapted Software in accordance with Clause 2.13,

provided that in each case Cabot has submitted an invoice.

6.4	The Licensee shall within 15 days of the end of each calendar quarter period send to Cabot a statement showing the aggregate number of Licensed Products Sold by or on behalf of the Licensee and any of its Affiliates during that period incorporating and in conjunction with the Adapted Software.

6.5	The Licensee shall remit the Royalties to Cabot with the statement referred to in Clause 6.4.

6.6	The Licensee shall keep separate records and accurate accounts sufficient to calculate the Royalties and shall permit the duly appointed representatives of Cabot to inspect all such records and accounts at all reasonable times, on five Working Days written notification. Any audit or inspection and all information learned as a result thereof shall be subject to confidentiality obligations as set forth in Clause 16. The use of such information shall be solely for the purpose of such audit and in connection with any dispute arising from such audit.

6.7

Cabot may engage an auditor of its choice to verify the information provided to Cabot in relation to the Royalties (“Independent Auditor”) on terms which require the Independent Auditor to produce a report which certifies whether the sums reported by the Licensee under Clause 6.5 were accurate, but which also requires the Independent Auditor to keep the Confidential Information of the Licensee

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confidential. On the request of Cabot during the period of 90 days after the end of any 12 month period the Licensee shall give the Independent Auditor access to the records and accounts referred to in Clause 6.6 to enable such persons to certify the accuracy of the information submitted by it in respect of that year pursuant to Clause 6.5. If the results of that report certify that the sums reported by the Licensee under Clause 6.5 were accurate to within plus or minus 10% (ten per cent), the reasonable costs of the Independent Auditor incurred in the preparation of their report shall be paid by Cabot. Where the amount which Licensee stated in terms of Clause 6.5 is 10% less than the amount which the Independent Auditor reports for the same period, then Licensee shall pay the reasonable costs of the Independent Auditor.

6.8	All payments under this Agreement shall be made in lawful United Kingdom currency, within thirty (30) days of the date of Cabot’s invoice or as otherwise expressly specified in Schedule 3 of this Agreement.

6.9	Without prejudice to any other remedy which Cabot may have, if any sums due under this Agreement are not received by Cabot in cleared funds by the due dates referred to Cabot may:

6.9.1	charge interest on the overdue amount at the rate of 4% above the base rate of the Bank of England for the time being from the due date until the overdue sums have been received by Cabot in cleared funds; and/or

6.9.2	terminate this Agreement by 30 days notice in writing to the Licensee in the event of a failure to make any three consecutive payments due under this Agreement by or on the due dates in any period of six calendar months.

6.10	Save in so far as otherwise expressly provided all amounts stated in this Agreement are expressed exclusive of value added tax (or other applicable sales tax that may be deemed payable under applicable law) and any such sales tax arising in respect of any supply made hereunder shall be paid on the issue of a valid tax invoice. However for withholding tax clause 7.2 shall apply.

6.11	The Licensee shall make all payments to Cabot without any deduction or set off other than such amount (if any) as it is required to deduct by law.

7.	Taxes

7.1	The Licensee shall pay, or reimburse Cabot for as the case may be, any taxes, except for withholding tax, subject to Clause 7.2, however designated, arising from or based upon the fees due under this Agreement.

7.2	Cabot shall use reasonable efforts to obtain a tax exemption certificate (or the like) from the tax authorities in which the Licensee resides to entitle the Licensee to claim an exemption from taxes imposed on and to be paid by the Licensee according to the laws of that territory. In the event Cabot is given relief from withholding tax, no income or other tax of any kind shall be deducted from the amount of any license fee and/or royalties payable under this Agreement. As long as the Licensee has not received a copy of the aforementioned tax exemption certificate, the Licensee may deduct such taxes from the amount owed Cabot and shall pay them on behalf of Cabot and shall upon Cabot request submit an official tax receipt issued by relevant tax authorities evidencing the payment.

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8.	Intellectual Property

8.1	Cabot and the Licensee agree that all Intellectual Property in the Software and Updates shall be owned exclusively by Cabot. The Licensee shall not acquire any right title or interest in the Software and Updates except as expressly set out in this Agreement. The Intellectual Property in the Statement of Work shall also be exclusively owned by Cabot, subject to any pre-existing Intellectual Property of the Licensee specifically incorporated within those documents.

8.2	Except to the extent permitted by law, the Licensee shall not copy, adapt, develop, modify, disassemble, reverse engineer or otherwise use the Software, Adapted Software or Upgraded Software other than as expressly set out in the licences above. There are no implied licenses granted under this Agreement, and as between Cabot and the Licensee, all rights, save for those granted under the Licence and the OEM Customer Licence, shall remain exclusively with Cabot.

8.3	The Licensee shall immediately inform Cabot in writing as soon as it becomes aware of any infringement or suspected infringement of Cabot’s Intellectual Property in the Software, Adapted Software or Upgraded Software.

9.	Warranties and liability

9.1	The Licensee warrants and undertakes to Cabot that, so far as it is aware, the information provided by the Licensee under Clauses 2.4 and 2.5 shall be true and accurate in all material respects and that information together with any adaptation or modifications made to the Software by the Licensee under Clause 2.6 shall not breach the Intellectual Property of any third party.

9.2	Cabot warrants to the Licensee that to the best of Cabot’s knowledge that use by the Licensee, OEM Customer or End User of the Software and Adapted Software will not infringe the Intellectual Property of any third party.

9.3	The Licensee acknowledges that the Adapted Software is derived from the Software, and other than as set out in the Statement of Work and in Clauses 9.4 and 9.5, Cabot shall have no liability in respect of any failure of the Adapted Software to be suitable for use with Licensed Products or otherwise.

9.4	Cabot warrants that the Engineering Services shall be provided using reasonable skill and care.

9.5	Cabot warrants and undertakes to the Licensee that if the Adapted Software in a Licensed Product is demonstrated to Cabot’s reasonable satisfaction within 60 days from the Final Acceptance, to materially fail to comply with the Statement of Work solely as a result of Cabot’s failure to provide the Engineering Services in the manner required by this Agreement, Cabot shall correct such defect or (at its sole option) replace such copy of the Adapted Software free of charge provided that:-

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9.5.1	the Licensed Product complies with the configuration and specification detailed in the Statement of Work;

9.5.2	the Adapted Software has been properly installed on the Licensed Product;

9.5.3	the Licensed Product has been used at all times properly and in accordance with instructions for use;

9.5.4	no alteration, modification or addition has been made to the Adapted Software after Final Acceptance without Cabot’s prior written consent;

9.5.5	the alleged error was not caused by the adaptation carried out by the Licensee; and

9.5.6	the alleged error has been notified to Cabot within the warranty period specified in this Clause.

9.6	Each claim under Clause 9.5 shall be sent in writing to Cabot, specifying the nature of the defect. On receipt of such written claim, the Licensee shall grant access to the Licensed Product in question to Cabot or its agent or representatives to remove it and to enable such persons to test or to inspect the Licensed Product and the Adapted Software at its premises.

9.7	Any Adapted Software replaced or corrected under this warranty shall be sent by Cabot to the Licensee carriage prepaid.

9.8	Except as otherwise provided in Clause 9, Cabot makes no other representations or warranties and all conditions warranties terms and undertakings expressed or implied statutory or otherwise in respect of the Software or the Adapted Software and the provision of the Engineering Services, the Support and Maintenance Services and any services under this Agreement are hereby excluded, including (without limitation) any warranties as to quality or fitness of the Adapted Software for any particular purpose.

9.9	Cabot does not warrant or undertake that the Software or the Adapted Software shall be free of viruses, disabling devices or errors.

9.10	Except in the event of a claim for indemnification made under clause 9.12 or for an uncured, material breach of any of the licences set forth in clauses 3.1, 3.2 and 3,3 by a party, neither party shall not be liable to the other party by reason of any negligence or any other tortiuous action or any representation (unless fraudulent), or any implied warranty, condition or other term, or under the express terms of this Agreement, for:

9.10.1	any loss of anticipated revenues; or

9.10.2	any loss of anticipated savings; or

9.10.3	loss of profits; or

9.10.4	loss of business opportunities; or

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9.10.5	loss of goodwill; or

9.10.6	damage to reputation; or

9.10.7	any indirect, special or consequential loss or damage, costs, expenses or other such claims for compensation whatsoever

(whether caused by the negligence of that party, its employees or agents or otherwise) which arises out of or in connection with this Agreement

9.11	The entire liability of Cabot in respect of any and all claims made against it by the Licensee by reason of any negligence or any other tortious action or any representation (unless fraudulent), or any implied warranty, condition or other term, or under the express terms of this Agreement shall not exceed 125% of the amount of the Engineering Services Fees and the Software Licence fees and Royalties received by Cabot and subject to Cabot’s liability for all claims not exceeding £ <Enter amount>

9.12	Notwithstanding anything to the contrary in this Agreement, each party’s liability to the other party:

9.12.1	for death or personal injury caused by the negligence of that party, its employees, agents or subcontractors; or

9.12.2	for damage suffered by that party as a result of any breach by the other party of the condition as to title or the warranty as to quiet possession implied by Section 12 of the Sale of Goods Act 1979 or Section 2 of the Supply of Goods and Services. Act 1982; or

9.12.3	for fraud (including, but not limited to, fraudulent misrepresentation)

is not limited (but nothing in this Clause confers any right or remedy upon that party to which it would not otherwise be entitled).

9.13	For the avoidance of doubt, unless otherwise stated in the Statement of Work, the Engineering Services shall be provided on the assumption that the Adapted Software is for use in conjunction with the Licensed Products in the Territory only.

9.14	This clause defines the limits of Licensee’s liability to Cabot in respect of this Agreement whether in contract or tort including negligence and Cabot’s sole remedies in respect of any act or default of Licensee.

9.15	Licensee will accept liability for direct physical damage to the tangible property of Cabot to the extent it is caused by the negligence of Licensee subject to the exclusions set out in clause 9.10 and up to a maximum limit of £2,000,000 in the aggregate.

9.16	Except as provided in clauses 9.12 and 9.14, the Licensee’s total liability in respect of any one default, other than a default relating to the Licensee’s obligation to pay the fees due under this agreement, in accordance with schedule 3, shall not exceed £500,000. If a number of defaults give rise to substantially the same loss or are attributable to the same or similar cause, then they shall be regarded as giving rise to only one claim. Licensee will be afforded a reasonable opportunity to remedy any such default.

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9.17	Except as expressly stated herein the Licensee hereby excludes all conditions and warranties implied, statutory or otherwise to the maximum extent permitted by law.

10.	Term, termination, and remedies

10.1	This Agreement shall take effect on the date of this Agreement and shall continue unless or until terminated under Clauses 10.2, 10.2 or 10.4.

10.2	Either party may terminate this Agreement at any time by serving at least 12 months prior written notice to the other party to that effect, without liability.

10.3	Either party (“the Innocent Party”) may terminate this Agreement without liability, by prior notice in writing at any time if the other (“the Defaulting Party”):-

10.3.1	commits any material breach of this Agreement and (if capable of remedy) fails to remedy such breach within thirty (30) days after being given written notice to do so; or

10.3.2	makes any voluntary arrangement with its creditors, or enters into administration or goes into liquidation (other than for the purposes of amalgamation or reconstruction), or an encumbrancer takes possession, or a receiver is appointed, over any of its property or assets, or anything analogous to any of the foregoing occurs to the Defaulting Party under the law of any jurisdiction.

10.4	Cabot may terminate this Agreement without liability, by prior notice in writing at any time in the event Control of the Licensee shall be transferred to persons other than those exercising Control at the time of signing of this Agreement [or in the event assets or more than 15% of the Licensee are transferred to a competitor of Cabot and if Cabot has reasons to believe that this is contrary to its justified business interests].

10.5	The rights and remedies of Cabot and the Licensee set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by statute, at law, or in equity.

10.6	Notwithstanding termination of this Agreement, the Licensee shall be entitled to support and maintain Licensed Products previously sold to wholesalers, retailers, End Users or OEM Customers or (subject to Clause 3.1) thereafter sold by OEM Customers in the Territory in accordance with the Licence and OEM Customer Licences, but for the avoidance of doubt shall not be entitled to install integrate and/or embed the Adapted Software into Licensed Products from the moment of termination. Licensed Product and Digital TV Devices which incorporate the Adapted Software prior to termination may still be marketed and Sold, provided that any Royalties in respect of these still accrue to Cabot and the provisions of this Agreement shall continue to apply for this purpose. For the avoidance of doubt, any sub-licences granted to the Licensee’s OEM Customers hereunder prior to termination shall remain unaffected.

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10.7	Notwithstanding termination of this Agreement before the acceptance by the Licensee of the Adapted Software in accordance with Clause 2.11, the Licensee shall be liable to pay immediately the outstanding payments to Cabot in full.

10.8	The rights to terminate this Agreement given by this Clause 10 shall not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach. Clauses 3.1, 8, 9, 10, 11,16 and 20 shall survive termination of this Agreement.

11.	Marking of copies

11.1	The Licensee shall reproduce and maintain on all physical copies of the Adapted Software in its possession or control all trademark, copyright markings or legends that appear on the Adapted Software furnished to the Licensee by Cabot or that are prescribed by Cabot by notice from time to time, and no other such markings or legends.

12.	Responsibilities of Licensee

12.1	The Licensee is responsible exclusively for the supervision, management, and control of the making and use of copies of Adapted Software provided for in this Agreement, and its use of any of them.

12.2	The Licensee acknowledges the claims to rights in intellectual and tangible property set forth in Clause Error! Reference source not found, and the Licensee shall take, and shall use reasonable endeavours to procure that its representatives, OEM Customers and End Users shall take, appropriate measures to prevent breaches of such rights including, without limitation, measures to restrict access of copies of the Adapted Software to employees who need access to the same in order to exercise the rights granted under the Licence and the requirement of non-transfer and confidentiality agreements from those persons with respect to the Adapted Software, so as to ensure equivalent levels of confidentiality and protection of Intellectual Property, as are provided by this Agreement.

12.3	Immediately on termination of this Agreement, the Licensee shall destroy all copies of Adapted Software in the Licensee’ possession or under its control, except that:-

12.3.1	the Licensee may retain such copies of the Adapted Software as are necessary for the purposes of supporting and maintaining Licensed Products previously sold to End Users in the Territory in accordance with the Licences; and

12.3.2	upon prior written authorisation from Cabot the Licensee may retain a single copy of the Adapted Software solely for archival purposes.

12.4	The Licensee shall keep records of, and account for, the Adapted Software and all copies made. Cabot may examine and take copies of those records at reasonable times.

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13.	Force Majeure

13.1	No party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control including but not limited to fires strikes (of its own or other employees) lockouts insurrection or riots acts of terrorism war embargoes or delays in transportation inability to obtain supplies and raw materials requirements or regulations of any civil or military authority (an “Event of Force Majeure”).

13.2	Each of the parties hereto agrees to give notice forthwith to the other upon becoming aware of an Event of Force Majeure such notice to contain details of the circumstances giving rise to the Event of Force Majeure.

13.3	If a default due to an Event of Force Majeure shall continue for more than three months then either shall be entitled to terminate this Agreement. No party shall have any liability to the other in respect of the termination of this Agreement as a result of an Event of Force Majeure.

14.	Risk of loss

14.1	The Licensee is responsible for the loss of, or damage to, copies of the Adapted Software. Cabot may furnish replacements of the Adapted Software for its then current charges and during the term of this Agreement, but not later than the fifth (5) anniversary of the date of this Agreement.

Within 30 days of the date of this Agreement, the parties shall execute a source code escrow agreement in the form of Schedule 4 (the “Source Code Escrow Agreement”) hereto. In case of divergences, the terms of this Agreement shall prevail over the terms of the Source Code Escrow Agreement.

Cabot shall place into escrow the source code of the Adapted Software in accordance with the provisions of the Source Code Escrow Agreement.

All escrow fees (including fees payable to NCC Escrow International Limited in relation to variations made to the standard NCC escrow agreement) shall be paid by the Licensee.

15.	Assignment and sub-licensing

15.1	Save as expressly set out in this Agreement the Licensee shall not assign or sub- licence any rights or obligations granted under this Agreement, or any of the Licences in whole or in part to any third party.

15.2	Neither party shall assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld [provided that this shall not in any way limit the right of Licensee to assign this Agreement to its Affiliate, on notice to Cabot].

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16.	Confidential Information

16.1	Any party receiving the Confidential Information (“the Receiving Party”) undertakes to the party disclosing Confidential Information (“the Disclosing Party”) that:-

16.1.1	it shall not at any time disclose or reveal that Confidential Information to any person other than such of those directors, employees or professional advisors of the Receiving Party who it is necessary should receive and consider the same for the purposes of this Agreement (“Permitted Recipient”);

16.1.2	it and any Permitted Recipient shall use that Confidential Information solely for the purposes necessary to comply with its obligations or exercise its rights under this Agreement;

16.1.3	it and each Permitted Recipient shall treat and safeguard as private and confidential all that Confidential Information;

16.1.4	it shall ensure that each Permitted Recipient to whom Confidential Information is to be disclosed is made aware of and shall observe the terms of this Clause 16 as if that person had given the undertakings contained in this Clause 16 directly;

16.1.5	it shall immediately upon written request by the Disclosing Party deliver to the Disclosing Party a list of all individuals to whom the Confidential Information has been disclosed;

16.1.6	it shall indemnify the Disclosing Party against all loss or damage which may arise from the unauthorised disclosure or use of the Confidential Information or any part of it in breach of this Agreement by them or by any person to whom the Confidential Information has been disclosed by them.

16.2	The provisions of Clause 16.1 shall not apply to the whole or any part of the Confidential Information to the extent that it is:-

16.2.1	in the public domain other than as a result of a breach of any obligation of confidentiality;

16.2.2	required to be disclosed by law or any governmental organisation provided that the Receiving Party promptly notifies the Disclosing Party in writing of such requirement to enable the Disclosing Party the reasonable opportunity to seek a protective order to preserve the confidentiality of such information;

16.2.3	was known to the Receiving Party, prior to disclosure as demonstrated by documentary evidence, or

16.2.4	becomes known to the Receiving Party from a source other than the Disclosing Party -legally entitled to disclose and without breach of any obligations of confidentiality, or

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16.2.5	was independently developed by the Receiving Party without the benefit of data or Confidential Information received from the Disclosing Party ; which independent development the Receiving Party shall have the burden of establishing by clear and convincing written evidence,

16.2.6	was disclosed after written approval of the Disclosing Party; or

16.2.7	was in the case of Licensee disclosed to an Affiliate, subject to confidentiality undertakings equivalent to those contained in this clause 16.

17.	Notices

17.1	Any notice required or permitted under this Agreement shall be in writing and shall be sent to by first class post, hand delivery or fax.

17.2	Subject to Clause 17.3 below any such notice consent or other document shall be deemed to have been duly received:

17.2.1	If despatched by fax- 24 hours from the time of the despatch; or

17.2.2	If despatched by prepaid post - 3 Working Days from the time of posting to the relevant party; or

17.2.3	If despatched by hand delivery - at time of actual delivery.

17.3	Unless otherwise notified in writing for the purpose of this Clause the postal addresses of the parties are:-

Cabot	Licensee:

Cabot Communications Ltd Verona House	As set out in Schedule 6

Filwood Road

Bristol

BSI6 3RY

Attention :***

Fax:+44 (0)117 958 4168

17.4	In proving service by post it shall be sufficient unless any relevant part of the postal service is affected by industrial action to prove that the envelope containing the notice was duly stamped addressed and posted to the addresses specified in Clause 17.3 above. In proving service by fax it shall be sufficient to prove that it was properly addressed and dispatched to the numbers or address specified in Clause 17.3 above.

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18.	Applicable Law

18.1	This Agreement shall be governed by, subject to, and construed according to the laws of England. The parties irrevocably agree that this Agreement shall be subject to the exclusive jurisdiction of the English courts.

19.	Effect of Waiver

19.1	The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right hereunder.

20.	Export controls

20.1	Cabot believes that the Adapted Software it furnishes to the Licensee constitutes “technical data” for purposes of export control regulations of the United Kingdom. The Licensee shall comply with all applicable UK export embargoes under any applicable law relating to the Adapted Software.

21.	Severability

21.1	If any provision of this Agreement is held to be unenforceable, it shall be deemed to be omitted from this Agreement, and the remaining provisions shall remain in full force and effect unless that omission causes the Agreement to fail of its principle purpose.

22.	Entire Agreement

22.1	This Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter and the terms of this Agreement shall supersede any previous agreements.

22.2	Each of the parties acknowledge and agree that in entering into this Agreement it does not rely on and shall have no remedy in respect of any statement representation warranty term condition or understanding (whether negligently or innocently made, whether express or implied) of any person (whether a party to this Agreement or not) other than as may be expressly set out in this Agreement.

22.3	Nothing in this Agreement shall operate to limit or exclude any liability for fraud.

23.	Joint and several

23.1	Where there are two or more parties to this Agreement as “Licensee” their liability under this Agreement shall be joint and several.

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24.	Public Relations

24.1	The parties shall draft and issue a press release announcing the signing of this Agreement at a mutually agreed date and each party may include the information included in such press release in subsequent advertisements, press releases or other publications without the other party’s prior written consent; provided, that such party includes proper attribution of the other party’s name. Following the issuance of such press release, Cabot may also refer to Licensee as Cabot’s customer in Cabot’s sales and marketing materials and presentations.

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IPTLA – Further arrangement in relation to Annex 15

For any of the following patent cross-license agreements which will not be assigned to PSI Group and for which Clauses 9.1 and 9.2 of the IPTLA are not applicable, Royal Philips shall, at the request of PSI, support an application for the grant of rights to PSI as a Divested Company of Royal Philips in accordance with Clause 9.3 of the IPTLA, to the extent required by such cross-license agreement.

Third Party	Name Agreement	Effective Date
***	Patent Cross License Agreement	April 1, 2002
***	License Agreement	October 1, 1994
***	Patent Cross License Agreement	January 1, 1999
***	Agreement	July 15, 1990
***	Patent License Agreement	April 1, 1995
***	Patent License Agreement	July 1, 1987
***	Schutzrechts-Lizenztauschvertrag	January 1, 1990

Schedule 1: The Adapted Software

The following products developed by Cabot in a form existing at the date of this Agreement in Object Code version only:-

***

***

***

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Schedule 2: The Licensed Products

***

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Schedule 3: Engineering Services Fees, Software License Fee, the Advance and Royalties

Engineering Services Fees

Integration services shall be invoiced as time and materials at:

*** Euros/hour.

Full acceptance tests ***.

Payment is due on acceptance.

Support and Maintenance Fees – Standard

*** per cent of the Software License Fee per annum for each stack listed below (under Software License Fees), except for:

***	*** per annum

***	*** per annum

***	*** per annum

Payment is due on acceptance

Additional services *** per hour.

Support and Maintenance Fees – Extended (Optional)

Additional fees for extending the support and maintenance period for an additional two years.

*** per annum.

Additional release fee ***

Software Licence Fees

***	***

***	***

***	***

***	***

***	***

***	***

***	***

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***	***

***	***

***	***

***	***

Payment is due on date of this Agreement.

The Royalties

Number of Licensed Products Sold incorporating that Adapted Software and Licensed Products Sold in conjunction with that Adapted Software under the Licences by or on behalf of the Licensee or any of its Affiliates, whether during or after termination of this Agreement

Adapted Software	***	***

***	***	***

***	***	***

***	***	***

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Schedule 4: Escrow Agreement

Escrow Agreement Between:

(1)	Cabot Communications Limited whose registered office is at Verona House, Filwood Road, Bristol, BS16 3RY United Kingdom (“the Owner”);

(2)	Philips Electronics UK Limited (with registration no. 446897) whose registered office is 420 – 430 London Road, Croydon, Surrey, CR9 3QR until 15 August 2004, and thereafter it will be at Philips Centre, Guildford Business Park, Guildford, Surrey, GU2 8XH (“the Licensee”) and

(3)	NCC ESCROW INTERNATIONAL LIMITED whose registered office is at Manchester Technology Centre, Oxford Road, Manchester Ml 7EF, ENGLAND (CRN: 3081952) (“NCC Escrow”).

Preliminary:

(A)	The Licensee has been granted a licence to use a software package comprising computer programs.

(B)	Certain technical information and documentation relating to the software package is the confidential property of the Owner and in the circumstances provided for in this Agreement would be required by the Licensee for understanding, maintaining, modifying and correcting the software package in order to give continued effect to the Licensee’s rights under the Licence Agreement.

(C)	The Owner acknowledges that upon the occurrence of any of the Release Events of this Agreement, the Licensee may require possession of and a right to use the technical information and documentation to be deposited with and held by NCC Escrow under this Agreement.

(D)	Each of the Parties acknowledges that the consideration for their respective undertakings under this Agreement are the undertakings and obligations agreed to by each of the Parties hereunder.

It is agreed that:

1.	Definitions

In this Agreement the following terms shall have the following meanings:

1.1	“Agreement” means the terms and conditions of this escrow agreement set out below, the Schedules and Appendix A hereto and the Order Form.

1.2	“Confidential Information” means all tangible and intangible information designated as confidential by any party in writing together with all other information which may reasonably be regarded as confidential.

1.3	“Full Verification” means the tests and processes constituting NCC Escrow’s Full Verification service and/or such other tests and processes as may be agreed between the parties for the verification of the Material.

1.4	“Independent Expert” means a suitably qualified solicitor or barrister.

1.5	“Integrity Testing” means those tests and processes forming NCC Escrow’s Integrity Testing service, in so far as they are applicable to the Material.

1.6	“Intellectual Property Rights” mean any copyright, patent, design patent, registered designs, design rights, utility models, trademarks, service marks, an application for any of these or the right to apply for the same, trade secrets,

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know how, database rights, moral rights, confidential information, trade or business names, domain names, and any other rights of a similar nature including industrial and proprietary rights and other similar protected rights in any country and any licences under or in respect of such rights.

1.7	“Licence Agreement” means the agreement between the Owner and the Licensee under which the Licensee was granted rights to the Package.

1.8	“Material” means the Source Code of the Package and such other materials and documentation (including updates and upgrades thereto and new versions thereof) as are necessary to comply with clause 2 hereof.

1.9	“Order Form” means the order placed with NCC Escrow for the set up of this Agreement.

1.10	“Package” means the software package and any updates, upgrades or new versions thereof licensed to the Licensee under the Licence Agreement and referred to in Schedule 1.

1.11	“Source Code” means the computer programming code of the Package in human readable form.

2.	Owner’s Duties and Warranties

2.1	The Owner shall:

2.1.1	deliver a copy of the Material to NCC Escrow within 30 days of the date of final acceptance under clause 2.12 of the Licence Agreement and updates and upgrades within 30 days of such updates and upgrades being made available to Licensee under clause 6 of the Licence Agreement;

2.1.2	deliver to NCC Escrow a replacement copy of the Material within 12 months of the last delivery to ensure the integrity of the Material media;

2.1.3	deliver a replacement copy of the Material to NCC Escrow within 14 days of receipt of a notice served upon it by NCC Escrow under the provisions of clause 4.1.5;

2.1.4	deliver with each deposit of the Material the following information:

(a)	details of the deposit including full name (original name as set out under Schedule 1 together with any new names given to the Package by the Owner) and version details, media type, backup command/software used, compression used, archive hardware and operating system details; and

(b)	password/encryption details required to access the Material;

2.1.5	deliver with each deposit of the Material any of the following technical information (where applicable):

(a)	documentation describing the procedures for building, compiling and installing the software, including names and versions of the development tools;

(b)	software design information (e.g. module names and functionality); and

(c)	name and contact details of employees with knowledge of how to maintain and support the Material; and

2.1.6	deposit (at the request of the Licensee) a backup copy of the object code of any third party software package required to access, install, build or compile or otherwise use the Material.

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2.2	The Owner warrants:

2.2.1	that the Material shall be the original works of the Owner or its licensors (other than any third party object code referred to in clause 2.1.6 of this Agreement)

2.2.2	that in entering into this Agreement, it is not in breach of any of its ongoing express or implied obligations to any third party(s);

2.2.3	that the Material lodged under clause 2.1 shall contain all information in human-readable form (except for any third party object codes) and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain, modify and correct the Package; and

2.2.4	that in respect of any third party object code that the Owner at its option or at the request of the Licensee, deposits with NCC Escrow under this Agreement in conjunction with the Material, that it has full right and authority to do so.

3.	Licensee’s Responsibilities and Undertakings

3.1	It shall be the responsibility of the Licensee to notify NCC Escrow of any change to the Package that necessitates a replacement deposit of the Material.

3.2	In the event that the Material is released under clause 6, the Licensee shall keep the Material confidential and shall:

3.2.1	use the Material only for the purposes specified in clause 3 of the Licence Agreement;

3.2.2	not disclose the Material to any person save such of its employees or contractors who need to know the same in order to provide the support and maintenance services that the Owner is obliged to provide under clause 5 and Schedule 4 of the Licence Agreement exclusively on behalf of the Licensee In that event the Licensee shall ensure that its employees and contractors are bound by the same confidentiality obligations as are contained in this clause 3.2 and clause 16 of the Licence Agreement;

3.2.3	hold all media containing the Material in a safe and secure environment when not in use; and

3.2.4	forthwith destroy the same should the Licensee cease to be entitled to use the Package.

3.3	In the event that the Material is released under clause 6, it shall be the responsibility of the Licensee to obtain the necessary licences to utilise the object code of any third party material deposited by the Owner pursuant to clause 2.1.6.

4.	NCC Escrow’s Duties

4.1	NCC Escrow shall:

4.1.1	hold the Material in a safe and secure environment;

4.1.2	upon receipt of any deposit of the Material, apply the Integrity Testing to the Material in accordance with clause 9;

4.1.3	inform the Owner and the Licensee of the receipt of any deposit of the Material by way of a copy of the Integrity Testing report or Full Verification report (as the case may be) generated from the testing carried out under clause 9;

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4.1.4	at all times retain a copy of the latest verified deposit of the Material; and

4.1.5	notify the Owner and the Licensee if it becomes aware at any time during the term of this Agreement that the copy of the Material held by it has been lost, damaged or destroyed

4.2	NCC Escrow shall not be responsible for procuring the delivery of the Material in the event of failure by the Owner to do so, but NCC Escrow may at its sole discretion notify the Licensee of the Owner’s failure to deposit any Material under this Agreement.

4.3	NCC Escrow may appoint agents, contractors or sub-contractors as it deems fit to carry out the Integrity Testing and the Full Verification and NCC Escrow shall ensure that such agents, contractors or sub-contractors are bound by the same confidentiality obligations as are contained in clause 7.

4.4	NCC Escrow shall have the right to make such copies of the Material as may be necessary solely for the purposes of this Agreement and all such copies shall be destroyed following termination of this Agreement or returned to the Owner at its request.

5.	Payment

5.1	The parties shall pay NCC Escrow’s standard fees and charges as published from time to time or as otherwise agreed, in the proportions set out in Schedule 2. NCC Escrow’s fees as published are exclusive of value added tax.

5.2	NCC Escrow shall be entitled to review and vary its standard fees and charges for its services applicable under this Agreement from time to time but no more than once a year upon 45 days written notice to the parties.

5.3	All invoices are payable within 30 days from the date of invoice. NCC Escrow reserves the right to charge interest in respect of the late payment of any sum due under this Agreement (as well after as before judgement) at the rate of 2% per annum over the prevailing base rate of the HSBC Bank Plc accruing on a daily basis from the due date therefore until full payment.

6.	Release Events

6.1	Subject to the provisions of clauses 6.2 and 6.3 of this Agreement and clause 4.3 of the Licence Agreement and upon receipt of its release fee and any other fees outstanding under this Agreement, NCC Escrow will release the Material to a duly authorised officer of the Licensee if any of the following events (“Release Event(s)”) occur:

6.1.1	the Owner enters into any company voluntary arrangement or individual voluntary arrangement or (being a company) enters into liquidation whether compulsory or voluntary (other than for the purposes of solvent reconstruction or amalgamation) or has a receiver or administrative receiver appointed over all or any part of its assets or undertaking or an Administration Order is made or (being an individual or partnership) becomes or is adjudicated bankrupt, or an event occurs within the jurisdiction of the country in which the Owner is situated which has a similar effect to any of the above events in the United Kingdom; or

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6.1.2	the Owner ceases doing business in the ordinary course; or

6.1.3	the Owner informs Licensee pursuant to clause 4.7 of the Licence Agreement that the Owner intends to discontinue offering support and maintenance services for the Package.

6.2	The Licensee must notify NCC Escrow of the Release Event(s) specified in clause 6.1 by delivering within one month of the date of actual knowledge of the Release Event to NCC Escrow a statutory or notarised declaration (“the Declaration”) made by an officer of the Licensee declaring that such Release Event has occurred, setting out the facts and circumstances of the Release Event and that the Licence Agreement and any maintenance agreement, if relevant, for the Package was still valid and effective up to the occurrence of such event and exhibiting such documentary evidence in support of the Declaration as NCC Escrow shall reasonably require.

6.3	Upon receipt of a Declaration from the Licensee claiming a Release Event under clause 6.1:

6.3.1	NCC Escrow shall submit a copy of the Declaration to the Owner by courier or equivalent type of post; and

6.3.2	unless within 30 days after the date of receipt the Owner delivers to NCC Escrow a counter-notice signed by a duly authorised officer of the Owner stating that no such Release Event has occurred, or that the breach giving rise to the Release Event has been rectified as shown by documentation in support thereof

6.3.3	NCC Escrow will release the Material to the Licensee.

6.4	Upon receipt of the counter-notice from the Owner under clause 6.3.2, NCC Escrow shall send a copy of the counter-notice and any supporting evidence to the Licensee.

6.5	In the event of any dispute as to the occurrence of any of the Release Events or disputes under clause 12.5, NCC Escrow shall notify the Owner and the Licensee of the dispute and such dispute will then be referred by NCC Escrow to the Managing Director for the time being of NCC Escrow to appoint an Independent Expert or if either the Owner or the Licensee so requests apply to The Law Society or The Bar Council (or successor bodies) for the appointment of an Independent Expert on behalf of the Owner and the Licensee.

6.6	Within 5 working days of the appointment of the Independent Expert, the Owner and the Licensee shall each provide full written submissions to the Independent Expert together with all relevant documentary evidence in their possession in support of their claim, whereupon the Independent Expert shall give a decision on the matter within 14 working days of the date of referral or as soon as practicable thereafter and shall send that decision to the parties and NCC Escrow. The Independent Expert’s decision shall be final and binding on all parties to this Agreement and shall not be subject to appeal to a court in legal proceedings except in the case of manifest error.

6.7	If the Independent Expert’s decision is in favour of the Licensee, NCC Escrow is hereby authorised to release and deliver the Material to the Licensee within 7 working days of the decision being declared by the Independent Expert to the parties.

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6.8	The parties hereby agree that the reasonable costs and expenses of the Independent Expert shall be borne by the Owner (or its agent or any party acting on its behalf) where the Independent Expert decides that the relevant Release Event(s) has occurred, or the Licensee where the Independent Expert decides that the relevant Release Event(s) has not occurred.

6.9	Subject to clause 6.2 above for the avoidance of doubt, where clause 6.1.1 or 6.1.2 Release Events have been triggered, a subsequent remedy by the Owner will not invalidate the Licensee’s right to apply to NCC Escrow for release of the Material unless the Licensee waives its right in writing within one month from the date of knowledge of a Release Event.

7.	Confidentiality

7.1	The Material shall remain the confidential property of the Owner and in the event that NCC Escrow provides the Material to the Licensee, the Licensee shall be permitted to use the Material only in accordance with clause 3.2.

7.2	NCC Escrow agrees to keep all Confidential Information relating to the Material and/or the Package that comes into its possession or to its knowledge under this Agreement in strictest confidence and secrecy. NCC Escrow further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and will not disclose or release it other than in accordance with the terms of this Agreement, unless the parties should expressly agree otherwise in writing signed by the authorised signatories of all parties to this Agreement.

8.	Intellectual Property Rights

8.1	The release of the Material to the Licensee will not act as an assignment of any Intellectual Property Rights that the Owner or any third party possesses in the Material.

8.2	The Intellectual Property Rights in the Integrity Testing report and any Full Verification report shall remain vested In NCC Escrow. The Owner and the Licensee shall each be granted a non-exclusive non-transferable right and licence to use such report for the purposes of this Agreement and their own internal purposes only.

9.	Integrity Testing and Full Verification

9.1	NCC Escrow shall bear no obligation or responsibility to any party to this Agreement or person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, operation, effectiveness, functionality or any other aspect of the Material received by NCC Escrow under this Agreement.

9.2	Upon the Material being lodged with NCC Escrow, NCC Escrow shall apply its Integrity Testing to the Material.

9.3	Any party to this Agreement shall be entitled to require NCC Escrow to carry out a Full Verification. NCC Escrow’s prevailing fees and charges for the provision of the Full Verification and all reasonable expenses incurred by NCC Escrow in carrying out the Full Verification, shall be payable by the requesting party, save that if in the reasonable opinion of the Managing Director of NCC Escrow based on the relevant test report(s), the Material is substantially defective or incomplete in content, NCC Escrow’s fees charges and expenses in relation to the Full Verification shall be paid by the Owner.

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9.4	Should the Material deposited fail to satisfy NCC Escrow’s Integrity Testing or Full Verification tests under clauses 9.2 or 9.3, the Owner shall within 14 days of the receipt of the notice of test failure from NCC Escrow, deposit such new, corrected or revised Material as shall be necessary to ensure its compliance with its warranties and obligations in clause 2. If the Owner fails to make such deposit of the new, corrected or revised Material, NCC Escrow will issue a report to the Licensee detailing the problem with the Material as revealed by the relevant tests.

10.	NCC Escrow’s Liability

10.1	Nothing in this clause 10 excludes or limits the liability of NCC Escrow for fraudulent misrepresentation or for death or personal injury caused by NCC Escrow’s negligence. Save as aforesaid the following provisions set out the entire financial liability of NCC Escrow (Including any liability for the acts or omissions of its employees, agents and sub-contractors) to the other parties:

10.1.1	NCC Escrow shall not be liable for any loss or damage caused to either the Owner or the Licensee either jointly or severally except to the extent that such loss or damage is caused by the negligent acts or omissions of or a breach of any contractual duty by NCC Escrow, its employees, agents or sub-contractors and in such event NCC Escrow’s total liability in respect of all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum of £500,000.

10.1.2	NCC Escrow shall not be liable to the Owner and/or the Licensee for any indirect or consequential loss or damage whether for loss of profit, loss of business, depletion of goodwill or otherwise whatsoever or howsoever caused which arise out of or in connection with this Agreement even if such loss was reasonably foreseeable or NCC Escrow had been advised of the possibility of incurring the same by the Owner, the Licensee or any third party.

10.2	NCC Escrow shall be protected in acting upon any written request, waiver, consent, receipt, statutory declaration or any other document furnished to it pursuant to and in accordance with this Agreement, not only in assuming the authority of the person furnishing such document, its authenticity, due execution and validity and effectiveness of its provisions but also as to the truth of any information contained in it which NCC Escrow in good faith believes to be genuine and what it purports to be.

11.	Indemnity

11.1	Save for any claim falling within the provisions of clause 10.1:

11.2	The Owner and the Licensee jointly and severally agree to reimburse NCC Escrow on an indemnity basis all of its legal and all related costs incurred directly or indirectly as a result of being brought into or otherwise becoming involved in any form of dispute resolution proceedings or any litigation of any kind between the Owner and the Licensee in relation to this Agreement to the extent that this Agreement does not otherwise provide for reimbursement of such costs.

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12.	Termination

12.1	NCC Escrow may terminate this Agreement by notice in writing to the Owner and the Licensee after failure by the Owner or the Licensee to comply with a 30 day written notice from NCC Escrow to pay any outstanding fee. If the failure to pay is on the part of the Owner, the Licensee shall be given the option of paying such fee itself which option shall expire 14 days after it is notified to the Licensee. Such amount will be recoverable by the Licensee direct from the Owner.

12.2	NCC Escrow may terminate this Agreement by giving 30 days written notice to the Owner and the Licensee. In that event the Owner and the Licensee shall appoint a mutually acceptable new custodian on similar terms and conditions to those contained herein. If a new custodian is not appointed within 15 days of delivery of such notice, the Owner or the Licensee shall be entitled to request the President for the time being of the British Computer Society (or such other body replacing the same) to appoint a suitable new custodian upon such terms and conditions as he/she shall require. Such appointment shall be final and binding on all parties. If NCC Escrow is notified of the new custodian within the notice period, NCC Escrow will forthwith deliver the Material to the new custodian. If NCC Escrow is not notified of the new custodian within the notice period, NCC Escrow will destroy the Material.

12.3	The Licensee may terminate this Agreement at any time by giving written notice to NCC Escrow.

12.4	If the Licence Agreement has expired or has been lawfully terminated or if the licensee terminates the support and maintenance services provided by the Owner under the Licence Agreement, then either the Licensee or the Owner shall give notice to NCC Escrow within 14 days thereof to terminate this Agreement and this Agreement shall terminate with effect from that expiry or termination of the Licence Agreement or the support and maintenance services (as the case may be). Upon receipt of such notice from the Owner, NCC Escrow shall notify the Licensee of the Owner’s notice to terminate and unless within 14 days of the date of such notice from NCC Escrow the Licensee delivers to NCC Escrow a counter-notice signed by a duly authorised officer of the Licensee disputing the termination of the Licence Agreement, then the Licensee shall be deemed to have consented to such termination. Any disputes arising under this clause shall be dealt with in accordance with clauses 6.5 to 6.8.

12.5	Without prejudice to any other provisions herein, NCC Escrow shall have the right to terminate this Agreement upon 30 days notice to the Licensee and the Owner in the event that a Release Event has occurred but the Licensee has failed to apply for release of the Material under clause 6. The Licensee shall have the option of applying for release under clause 6 during this notice period, but if it fails to do so, upon the expiry of this notice period NCC Escrow shall return the Material to the Owner or destroy the Material if NCC Escrow is unable to trace the Owner.

12.6	Subject to clause 12.5, the Owner may only terminate this Agreement with the written consent of the Licensee.

12.7	This Agreement shall terminate upon release of the Material to the Licensee in accordance with clause 6.

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12.8	Upon termination under the provisions of clauses 12.1, 12.3, 12.5, 12.7 or 12.10, for 30 days from the date of termination NCC Escrow will make the Material available for collection by the Owner from the premises of NCC Escrow during office hours. After such 30 day period NCC Escrow will destroy the Material.

12.9	NCC Escrow may upon 30 days written notice to all parties terminate this Agreement if it is unable to verify the legal status of any of the other parties to this Agreement despite having used reasonable endeavours to do so.

12.10	For the avoidance of doubt, this Agreement may be terminated forthwith by mutual agreement of all parties hereto and upon such termination, unless otherwise agreed, NCC Escrow will return the Material to the Owner.

12.11	The provisions of clauses 3.2, 7, 8, 9.1, 10, 12.12, 12.13, 12.14 and 13 shall continue in full force after termination of this Agreement.

12.12	On termination of this Agreement the Owner and/or the Licensee (as appropriate) shall remain liable to NCC Escrow for payment in full of any fee which has become due but which has not been paid as at the date of termination.

12.13	The termination of this Agreement, however arising, shall be without prejudice to the rights accrued to the parties prior to termination.

13.	General

13.1	The parties shall notify the other parties within 30 days of any change of names or any other material changes that may reasonably be expected to affect the validity or operation of this Agreement.

13.2	The formation, existence, construction, performance, validity and all aspects of this Agreement shall be governed by and construed in accordance with the laws of England and subject to clauses 6.5 to 6.8 and clause 12.5 the parties submit to the exclusive jurisdiction of the English courts.

13.3	This Agreement, the Schedules and the Appendix hereto, the Order Form and the Licence Agreement represent the whole agreement relating to the escrow arrangements between the parties for the Package and shall supersede all prior agreements, discussions, arrangements, representations, negotiations and undertakings with respect to such subject matter. In the event of any conflict between any of these documents, the terms of this Agreement shall prevail. Notwithstanding the foregoing, in the event of any conflict between these documents and the matters covered in clause 4 of the Licence Agreement, clause 4 of the Licence Agreement shall prevail.

13.4	Any notice or other communication required or permitted to be given or made hereunder shall be in writing and deemed validly given or made if delivered by hand or courier or if despatched by pre-paid, registered letter post addressed to the address specified on page 1 of this Agreement (or such other address as may be notified to the parties from time to time) or if sent by facsimile message to such facsimile number as has been notified to the parties from time to time and shall be deemed to be given or made:

(i)	if delivered by hand or courier, at the time of delivery;

(ii)	if sent by registered first class post, 2 business days after the same shall have been posted;

(iii)	if sent by facsimile, at the time of transmission of the facsimile transmission with facsimile machine confirmation of transmission to the correct facsimile number of all pages of the notice.

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13.5	The Owner and the Licensee shall not assign, transfer or subcontract this Agreement or any rights or obligations thereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Owner may assign or transfer this Agreement in connection with a merger, acquisition or sale of all or substantially of its assets to which this Agreement relates.

13.6	NCC Escrow shall be entitled to transfer or assign this Agreement upon notice to both the Owner and the Licensee.

13.7	Within 14 days of any assignment or transfer by the Owner of any part of its Intellectual Property Rights in the Material, the Owner shall notify NCC Escrow of such assignment.

13.8	This Agreement shall be binding upon the successors and permitted assigns of the parties provided always that nothing shall permit any assignment by either the Owner or the Licensee except as expressly provided herein.

13.9	If any provision of this Agreement is declared illegal, invalid or unenforceable, the parties agree that such provision shall be enforced to the maximum extent permitted by law and that such provision shall be deemed to be construed accordingly. If any provision of this Agreement is found by any court, tribunal or administrative body of competent jurisdiction to be wholly or partly illegal, invalid, void, voidable or unenforceable it shall, to the extent of such illegality, invalidity, voidability or unenforceability be deemed severable to that extent and the remaining part of the provision and the rest of the provisions of this Agreement shall continue in full force and effect.

13.10	Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties to it.

13.11	The parties shall not be liable to each other or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of their obligations under this Agreement if the delay or failure results from causes beyond that party’s reasonable control (including, without limitation, fire, flood, explosion, epidemic, riot, civil commotion, any strike, lockout or other industrial action, act of God, war or warlike hostilities or threat of war, terrorist activities, accidental or malicious damage, or any prohibition or restriction by any governments or other legal authority which affects this Agreement and which is not in force on the date of this Agreement). A party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out above must notify the other parties in writing of the nature and extent of the circumstances in question as soon as practicable. If such circumstances continue for more than six months, any of the other parties shall be entitled to terminate this Agreement by giving one month’s notice.

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13.12	This Agreement is not intended to create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to this Agreement and the rights of any third party under the said Act are hereby expressly excluded.

13.13	Except for the express warranties set forth in this Agreement, the Owner and the Licensee each make no additional warranties to each other under this Agreement and hereby disclaim and exclude from application to this Agreement all other warranties, whether statutory, express or implied, including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose and non-infringement of third party rights.

13.14	The Owner and the Licensee agree that the liability of each to, the other arising out of the Licensee’s use of the Material shall be limited as set forth in the Licence Agreement.

Signed for and on behalf of Cabot Communications Limited

Name:
Position:
(Authorised Signatory)

Signed for and on behalf of Philips Electronics UK

Name:
Position:
(Authorised Signatory)

Signed for and on behalf of NCC ESCROW INTERNATIONAL LIMITED

Name:
Position:
(Authorised Signatory)

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Schedule 5: Support and Maintenance Services

1.1	Service Provision

Support and Maintenance Services will be provided from the Cabot facility in Bristol, UK (the Support Site).

Cabot will provide Support and Maintenance Services between the hours of 9am and 5pm UK time, Monday to Friday excluding UK public holidays.

If the Licensee requests that Support and Maintenance Services be provided at a location other than the Support Site then Cabot may do so at its sole discretion provided that the Licensee agrees to reimburse Cabot for all reasonable travel and subsistence expenses incurred in providing the Services and proof of these costs is provided.

Support and Maintenance Services will be provided for a period of 12 months (the “Service Period”) following payment of the Support and Maintenance Fee.

Support and Maintenance Services will only be provided by Cabot in response to direct requests from the Licensee and not from any third party.

1.2	Platform

Cabot will provide Support and Maintenance Services for the Adapted Software using the [Development Platform] described in the Statement of Work.

All Problem Reports generated by the Licensee must be demonstrated using the Development Platform. All [Patches] and [Updates] provided by Cabot will be delivered on this platform, and any development work undertaken by Cabot will be carried out using this platform.

In order for Cabot to provide the Support and Maintenance Services, the Licensee will provide two complete Development Platforms without cost at the [Support Site], and will ensure that during the Service Period, the equipment is repaired, maintained, operational and accessible.

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1.3	Service Definition

Cabot will provide the following Support and Maintenance Services to the Licensee under this Agreement.

1.3.1	Development Support

Cabot will provide support for any of the Licensees own development activities that use the Adapted Software. During each Service Period, Cabot will provide up to 20 man days of Development Support to the Licensee.

This Development Support will consist of technical assistance in respect of the Adapted Software and may take the form of answers to questions, guidance on the use of the Adapted Software, assistance with integration issues, and small amounts of development work.

If Cabot believe that a Development Support request from the Licensee will require significant development effort which is beyond the scope of the Development Support included within the Support and Maintenance Services, then Cabot will offer the Licensee alternative funded support services to meet the request.

1.3.2	Bug Fixes

Bug fixes for the Adapted Software can be requested from Cabot by the Licensee.

To request a bug fix the Licensee must generate a Problem Report which details an alleged malfunction of the Adapted Software.

Cabot will investigate each Problem Report received from the Licensee in order to determine whether the malfunction is the result of a failure of the Adapted Software to materially conform with its specification (an Error). Cabot will be solely responsible for determining whether a Problem Report is the result of an Error in the Adapted Software.

Cabot will only investigate Problem Reports for which it is possible to reproduce the alleged malfunction using the Development Platform at the Support Site.

Where a Problem Report is the result of an Error, Cabot will provide the Licensee with a plan to correct the Error within 2 Working Days. Cabot will bear the cost of investigating the Problem Report and fixing the Error, and will provide the Licensee with a fix for the Error in the form of a Patch (a fix for a limited number of files) or an Update (a fix for a complete software component).

Where a Problem Report is not the result of an Error, Cabot will provide the Licensee with and explanation, and will detail the action Cabot could take to resolve the problem. If the Licensee wishes Cabot to undertake work to resolve the problem then this request will be treated as Development Support.

During each Service Period Cabot will provide up to 20 man days of Problem Report investigation effort for Problem Reports that are not the result of an Error.

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1.3.3	Updates

For time to time Cabot may make Updates to its standard Software. An Update will consist of a complete release of a software component intended to fix a number of Errors which may have previously been fixed using separate Patches.

During the Service Period if Cabot makes an Update to its standard Software then Cabot will release to the Licensee an Updated version of the Adapted Software.

This Update will become the current version of the Adapted Software from the date of its release and will be the version that Cabot continue to support under this Agreement. The current version of the Adapted Software immediately preceding the Update will be supported by Cabot for 6 months following the date of the Update.

1.3.4	Notification of Upgrades

During the Service Period Cabot will notify the Licensee of any Upgrades to its standard Software that form part of the Adapted Software. The Licensee may acquire these Upgrades subject to a separate Agreement.

1.4	Release Testing

Any Patches, Updates, Upgrades or other software developed as part of the Support and Maintenance Services will be tested to Cabot’s normal standards of software testing and will not undergo formal [Validation Testing].

If the Licensee requests that Cabot carry out Validation Testing of any released software then Cabot may do so at its sole discretion provided that the Licensee agrees to pay for this additional service at the rate set out in section 1.7.

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l.5	Roles & Responsibilities

Cabot and the Licensee will both appoint a Project Manager.

The Cabot Project Manager will be responsible for:

•	Serving as the main point of contact for the Licensee on all matters relating to Support and Maintenance Services.

•	Assessing whether requests by the Licensee for Development Support fall within the terms of this Agreement.

•	Providing the Licensee with Updates and notifying the Licensee of Upgrades to Cabot’s standard Software.

•	Providing the Licensee with Status Reports.

The Licensee Project Manager will be responsible for:

•	Serving as the main point of contact for Cabot on all matters relating to Support and Maintenance Services.

•	Generating requests for Development Support and issuing Problem Reports.

Cabot and the Licensee will both appoint a Technical Lead.

The Cabot Technical Lead will be responsible for:

•	Serving as the main point of contact for the Licensee on all technical matters relating to Support and Maintenance Services.

•	Investigating Problem Reports generated by the Licensee.

The Licensee Technical Lead will be responsible for:

•	Serving as the main point of contact for Cabot on all technical matters relating to Support and Maintenance Services.

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1.6	Communications

Email and telephone communications will be the principal means of communications between Cabot and the Licensee during the provision of Support and Maintenance Services.

The Cabot Project Manager should be copied on all email communication taking place between Cabot and the Licensee.

Cabot will only consider requests for Development Support and Problem Reports received from the Licensee Project Manager.

Cabot will provide the Licensee with a Status Report every two weeks by email. This Status Report will detail the current state of all Development Support requests and Problem Reports, and will notify the Licensee of any Update or Upgrade. The Status Report will also give the number of included man days of support that remain unused and available to the Licensee.

1.7	Payment

The Support and Maintenance Fee payable by the Licensee to Cabot in respect of the Support and Maintenance Services for each Service Period are defined in Schedule 3

Additional work which is not included within the Support and Maintenance Services may be carried out by Cabot at its sole discretion provided that the Licensee agrees to pay for this work at the rate in Schedule 3.

Cabot will provide the Licensee with an estimate of the work required before providing the requested service.

26/06/2006  Page 43 of 47

Schedule 6: The Licensee’s contact details for notices under this Agreement

Licensee: Philips France Semiconductors
2 rue de la Girafe, B P. 5120, 14079 Caen Cedex 5, France
133 (0)231456230
For the attention of: ***

26/06/2006  Page 44 of 47

Schedule 7: The Statement of Work

See Cabot document number C20331.

26/06/2006  Page 45 of 47

IN WITNESS of which this Agreement has been signed by the parties or their duly authorised representatives on the date written at the beginning of this Agreement.

Cabot Communications Ltd	The Licensee

Authorised Signature	Authorised Signature

Print Authorised Signatory’s Name and Title	Print Authorised Signatory’s Name and Title

26/06/2006  Page 46 of 47

Bitstream b.v. Prinsengracht 659-661 1016 HV Amsterdam The Netherlands	Phone: Fax: e-mail:	+31-20-5200-300 +31-20-5200-399 ***

To:	***
c.c.:	***
c.c.:	***
Company:	Philips Sound & Vision
Fax:	+31 40 2733416
From:	***
Date:	September 26, 1997
No of Pages:	2 including cover

Dear Mr. ***

***

Access Fees

***		***
Maintenance fee (not charges for the first year)		***
Access fee 1-10 Latin/non Latin outlines		***
Access fee per latin	$	***
Access fee per non Latin	$	***
Access fee one Kanji, Chinese and Korean Style	$	***

***
Latin or non Latin style	$	***
First five outline productions no charge
Asian style	$	***

80 hours on-site engineering support		***
80 hours Custom department		***

*** Royalty per shipment
Technology only		***
Latin style		***
non Latin		***
Technology + one Asian style		***

After the volume of 1,000,000 the following royalties will be effective.

Technology only	***
+ Latin style	***
+ non Latin	***
Technology + one Asian style	***

No ITC royalties included

Mr. ***, we are extremely pleased that we have reached a level that is acceptable to both parties. I also would like to express my gratitude towards Ms. *** for helping us in such an efficient way.

Thank you and best regards,

Bitstream b.v.

***
***
Business Development Manager (OEM)

Bitstream Inc.

*** License Agreement

THIS AGREEMENT IS ENTERED INTO AND MADE EFFECTIVE as of the 6th day of October, 1997 by and between Bitstream Inc. of 215 First Street, Cambridge, Massachusetts 02142 (Tel: 617/497-6222; Fax: 617/868-0784) (Attention: Legal Department) (“Bitstream”) and Philips Business Electronics B.V., acting also on behalf of Licensee’s Affiliates (as hereinafter defined) of P.O. Box 80002, 5600 JB Eindhoven. The Netherlands (Tel: 31-10-273-8475; Fax: 31-40-273-3416) (“Licensee”). Bitstream hereby licenses to Licensee the products designated in the Exhibits to this Agreement under the terms and conditions hereof. THIS IS A MASTER AGREEMENT—other products, terms and conditions may be incorporated later through the execution by the parties of additional Exhibits.

IN CONSIDERATION OF the following matual covenants, undertakings and promises, the parties agree as follows:

1. Definitions. As used in this Agreement:

1.1 General Definitions

a. “Bitmap” means a machine readable, digital representation of a single Typeface at a fixed resolution in one weight, width, format and point size;

b. “Bitstream Proprietary Rights” means all patent, copyright, trade secret, trademark, and all other rights in Licensed Products owned by or licensed to Bitstream whether or not such rights are registered under patent, copyright or trademark laws;

c. “Derivative Works” are revisions, improvements, alterations, adaptations, translations, abridgment, expansions, or other form of Licensed Product;

d. “Font Scaling Software” means those Bitstream computer software programs in source or object code form to be used to scale and/or rasterize outlines;

e. “Licensee’s Products” means those Bitstream products designated at Exhibit A (which may include, but are not limited to, Bitmaps, Outlines and/or Font Scaling Software), all Derivative Works created from them by Bitstream, and Related Materials;

f. “Licensee’s Affiliates” means any company or legal entity in which Philips Electronics N.V. now or hereafter controls directly or indirectly more than fifty percent (50%) of the shares entitled to vote for the election of directors or persons having similar functions for so long as such control exists.

g. “Object Code” means computer programs assembled or compiled in magnetic or other binary form or software media, which are readable and usable by machines, but not generally by humans without reverse engineering, assembly or compiling;

h. “OEMs” (“Original Equipment Manufacturers”) means third party companies that incorporate Bitstream’s products into their own products;

i. “Outline” means a machine readable digital representation of a single Typeface in one weight width and format that may be scaled to various sizes and represented at various resolutions;

j. “Related Materials” means information in written or other documentary form supplied to Licensee by Bitstream that relates in whole or in part, to the installation, design, use, operation, testing, debugging, support, maintenance or marketing of Licensed Products;

k. “Sublicensee” means any entity, including an Original Equipment Manufacturer, that receives via this Agreement the right to use and sublicense the Licensed Products and is in the business of manufacturing, marketing or soliciting orders for Systems or its own products incorporating Systems;

l. “Systems” are any one or more consumer electronic products or hardware or software subassemblies (provided such software subassemblies are not being used by Licensee for the purpose of marketing of the Licensed Products) of same other than Licensed Products, such as, but not limited to television sets set-top boxes, monitors and screens that work cooperatively with Licensed Products to produce or represent typefaces which are either manufactured or marketed by or for Licensee or Licensee’s Affiliates, distributors or dealers under the Licensee’s names or trademarks or manufactured and supplied by Licensee or Licensee’s Affiliates to OEMs;

m. “Typeface” is one style of alphanumeric and other characters in one weight;

n. “Updates” are new revisions of the Licensed Product that improve functionality and that Bitstream designates by decimal “Version” numbers; and

o. “Upgrades” are new releases of the Licensed Product bearing higher Bitstream Version integers and that generally expand the capability of the upgraded product.

1.2 Implementation Specific Definitions

a.	*** operates upon the data contained in the PFR format to render high quality bitmaps in various point sizes and resolutions for use on displays and imaging devices: and

b.	*** is the highly compressed data structure that contains all the information recorded by the CSR. This data can later by accessed by the *** for rasterizing the characters.

2. License Grant

2.1 Bitstream hereby grants to Licensee and Licensee’s Affiliates a non-exclusive, nontransferable, worldwide right and license, under Bitstream’s Proprietary Rights and subject to this Agreement, to:

a.	Use, modify and copy the Licensed Products for internal purposes only;

b.	Incorporate the Licensed Products in object code only within and as inseperable units within Systems and sell, lease or otherwise dispose of such Systems as incorporated; and

c.	Sell Systems incorporating the Licensed Products in object code only within and as inseperable units within Systems to OEM’s for such OEM’s resale, lease or other disposals of such Systems as incorporated.

2.2 Licensee may electronically modify the Licensed Products in order to incorporate them into its System, but shall not otherwise modify a Licensed Product or prepare a Derivative Work thereof, nor shall Licensee modify an Outline (by obliquing, embolding, italicizing or otherwise modifying a Typeface) for the purpose of sublicensing a different Typeface, nor permit or authorize its Sublicensees to do so unless otherwise permitted at Exhibit A or B of this Agreement.

2.3 Licensee may transfer or distribute the Licensed Products in object code form only, and shall not transfer, copy, deliver or sublicense to any third party any source code of the licensed products or any materials marked “Confidential” and shall strictly protect the source code of Licensed Products as a trade secret.

2.4 If Licensee shall enter into a sublicense with a Sublicensee for a System containing the Licensed products, such sublicense shall:

a.	protect Bitstream Proprietary Rights at least as well as this Agreement protects them:

b.	exist independently so as to survive any termination of Bitstream’s and Licensee’s relationship; and

c.	be enforced by Licensee to the extent necessary to protect Bitstream’s rights and, in the event of Licensee’s failure to do so be enforceable to the same extent by Bitstream.

3. Payments

3.1 Licensee most pay all the access fees royalties, sublicense fees, and/or maintenance fees, if any, that are set forth at Exhibit B hereto.

3.2 All access fees, royalties or sublicense fees shall be due and payable to Bitstream, in full, within forty-five (45) days of delivery of each Licensed Product to Licensee, unless otherwise specified. Late payments shall accrue interest at a rate of either one and one-half percent *** per month or the highest rate permitted by law, whichever is less, Licensee shall pay Bitstream its reasonable costs of collecting any overdue payments under this agreement. All payments shall be in U.S. Dollars, by check drawn on a United States bank, or by wire transfer to an account designated by Bitstream, unless otherwise agreed.

3.3 Any maintenance fees, if applicable, that are payable, subsequent to the initial payments per Section 3.2, shall fall due on each anniversary date of this Agreement, and shall be billable by Bitstream to Licensee thirty (30) days beforehand.

4. Trademarks and Copyright Notices; Output Quality

4.1 Bitstream hereby grants to Licensee a non-transferable, non-exclusive, worldwide right, license and privilege to use, and sublicense to use, Bitstream’s trade name and trademarks associated with Licensed Products solely in connection with any promotional efforts in marketing Systems. If Bitstream determines the typographic quality resulting from Licensee’s use of Licensed Products is not consistent with Bitstream’s standard of quality, Licensee will, upon receipt of written notification from Bitstream, discontinue all use of Bitstream’s trade name and trademarks until the quality has been approved by Bitstream. Licensee shall submit an output sample to Bitstream for approval before sublicensing or transferring Licensed Products. If Bitstream fails to approve or disapprove that sample within thirty (30) days of receipt, that sample shall be deemed to be approved. Licensee agrees to adhere to reasonable trademark usage and marking requirements promulgated by Bitstream from time to time.

4.2 Licensee Agrees to reproduce each Bitstream copyright, trademark, patent, proprietary and confidential notice in its entirety on each copy of the Licensed Products, in the same location as it appears, in electronic or printed form, on the master of the Licensed Products as delivered by Bitstream to Licensee, and to require its sublicensees to do the same. However, Licensee shall not have an obligation to reproduce

Bitstream Inc.

*** OEM/ISV License Agreement

Philips Business Electronics B.V.

any such notice in a place where it is visible for the end-user of the System. e.g. on-screen or on the outside of the System.

5. Ownership: Nondisclosure

The Licensed Products shall remain the sole and exclusive property of Bitstream, including all applicable rights to patents, copyrights, trademarks and trade secrets inherent therein and appurtenant thereto. Licensee shall use Licensed Products solely as expressly permitted by this Agreement and shall not reverse engineer translate, decompile or disassemble them. Licensee shall not sell, disclose, display or otherwise make available to others any source code, including any algorithms of Licensed Products. All Derivative Works created or made by Licensee shall be the sole and exclusive property of Licensee, including all applicable intellectual property rights inherent therein and appurtenant thereto: provided, however, that in no event shall the ownership of such Derivative Works be deemed to include all or any portion of the Licensed Products other than such Derivative Work. Any variation from the ownership provisions contained in this Section 5 shall be subject to the mutual agreement of the parties.

6. Confidentiality

6.1 “Information.” herein shall mean any and all information, data know-how and documentation relating, among other things to digital typeface technology and product development, software products, algorithms, business, marketing and distribution plans, the terms and conditions of this Agreement, financial statements and financial projections, which either party learns or receives from the other, but excluding any information that the receiving party can document is generally known in the computer industry, or that becomes known to the receiving party other than through a breach of confidence, or that is provided to the receiving party by a third party under no obligation to keep such information confidential.

6.2 Each party acknowledges that all Information disclosed to, or acquired by, the other party in connection with this Agreement constitutes proprietary and confidential trade secrets of the disclosing party. Licensee acknowledges that the Licensed Products are, and shall remain, trade secrets of Bitstream. Licensee hereby agrees to maintain the Licensed Products and Information in strict confidence, at least as carefully as it protects its own most confidential information. Bitstream agrees to the same with respect to Information received from Licensee.

6.3 Each party agrees to furnish the Information and Licensed Products only to its employees or to individuals on the party’s premises who are acting under its direction and control for purposes specifically related to Licensee’s permitted use of the Information and Licensed Products and are under a written obligation to protect disclosing party’s own Confidential Information. Licensee shall advise Bitstream immediately if Licensee learns or has reason to believe that any person having access to the Licensed Products or Information has violated or intends to violate the terms of this Agreement Bitstream shall advise Licensee of any such likely violation with respect to Licensee’s Information. Each party will cooperate at its own expense with Bitstream in seeking suitable injunctive or other equitable relief against that person.

6.4 Licensee acknowledges that any disclosure of any aspect of the Licensed Product(s) or Information, except as permitted by Sections 2 and 6 of this Agreement, will give rise to irreparable injury to Bitstream that is inadequately compensable in damages. Licensee hereby consents to Bitstream’s obtaining of injunctive relief against such disclosure in addition to any other available remedy without the necessity of posting a bond. All Licensee’s undertakings and obligations relating, to confidentiality and non-disclosure, whether contained in this Section or elsewhere, shall service any termination of this Agreement.

7. Licensed Product and Maintenance

7.1 Customer Support and Maintenance. Bitstream shall provide customer support and maintenance to Licensee in accordance with the Software Maintenance Agreement between Bitstream and Licensee, a copy of which is attached hereto as Exhibit B-2.

8. Termination

8.1 Unless terminated for material reasons in accordance with Section 8.2 or 8.3 hereof, the parties may terminate this Agreement as follows:

(a)	Licensee may terminate this Agreement by giving Bitstream twelve (12) months prior written notice, provided that Licensee has paid all amounts due to Bitstream hereunder prior to the date of such termination; and

(b)	Except as set forth in Sections 8.2 or 8.3 hereof, Bitstream shall not be entitled to terminate this Agreement.

8.2 If either party fails to comply with a material term or condition of this Agreement, other than a breach of confidentiality hereunder, the complying party may give the defaulting party written notice of such failure. The defaulting party shall have thirty (30) business days after receipt of notice to cure any such failure, except for a breach of confidentiality under Section 6 hereof, whereupon, failing such cure, the notifying party shall have the right to terminate this Agreement immediately without further notice.

Bitstream Inc.

*** OEM/ISV License Agreement

Philips Business Electronics B.V.

8.3 Bitstream may terminate the license granted in this Agreement immediately by written notice if Licensee (a) sells all, or substantially all, of its assets, liquidates, or dissolves; (b) materially and/or intentionally breaches any provision regarding confidentiality; or (e) attempts to convey any interest in any Licensed Product, or other property licensed or supplied hereunder, other than to its Sublicensees or End Users under the terms of this Agreement.

8.4 Upon termination, Licensee shall, at its option, either (a) return to Bitstream or (b) destroy all Licensed Products, Derivative Works made by Bitstream, and all copies thereof, in part or in whole, in all forms of merits. If it chooses the letter, Licensee shall promptly submit an affidavit signed by an officer of Licensee arresting to the destruction. Licensee may retain sufficient copies to complete deliveries to its Sublicensees. Distributors and End Users on all orders received prior to the termination of this Agreement. Licensee’s End Users existing at the time of termination shall be entitled to retain such sublicenses.

8.5 Sections 1, 3, 5, 6, 8, 9 and 11 shall survive termination of this Agreement.

9. Warranties and Other Representations

9.1 Bitstream warrants to Licensee only that Licensed Products, at originally delivered and unaltered will be free from programming errors.

9.2 Licensee’s exclusive remedy for breach of warranty shell be to report such errors in writing to Bitstream within ninety (90) days after delivery, and return the Licensed Products to Bitstream. Upon receipt of such report, Bitstream shall do one of the following at its sole option:

(a)	use its best efforts to correct such errors and provide Licensee with corrected Licensed Products;

(b)	replace the Licensed Products with other materials that are similar in function; or

(c)	refund the access for, if any, paid by Licensee, approximately apportioned for the non-conforming Licensed Product.

Bitstream does not warrant the results of any correction of that the functions contained in the Licensed Products will meet Licensee’s requirements.

10. Infringement

If notified promptly in writing of any action and all prior related claims brought against Licensee alleging that Licensee’s use or sublicensing of the unaltered Licensed Products infringes a patent, copyright or trademark in any country worldwide. Bitstream will defend that action at its expense, and pay any costs and damages awarded against. Licensee in the action, provided that Bitstream shall enjoy sole control of the defense of any such action and all negotiations for its settlement or compromise. If a final injunction is obtained in such action against Licensee’s use of any Licensed Product is likely to become the subject of a claim of infringement. Bitstream may, at its option and expense, either:

(a)	procure for Licensee the right to continue to use the Licensed Product; or

(b)	replace or modify the Licensed Product so that it becomes non-infringing.

In the event that only option (a) above is feasible and Licensee is required to pay royalties to a third party to continue to use the Licensed Product, Licensee may set off any amounts paid by Licensee for the right to continue to use the Licensed Product against the royalties due to Bitstream for the use of such Licensed Product; provided, however, that if Bitstream determines that obtaining the right to continue to use the Licensed Product will be cost prohibitive, Bitstream shall be order no obligation to continue to license the Licensed Product to Licensee hereunder. Licensee shall defend and hold Bitstream harmless against all expense, judgments and losses for aligned infringement of any patent, copyright, or other right that results from (i) Licensee’s designs, specifications or instructions, (ii) modifications to any Licensed Product made by or for Licensee, or (iii) use of any Licensed Product with any Other product than the System.

No costs of expenses shall be incurred for the account of either party under this Section without the prior written consent of the other.

This section states the entire liability of both parties with respect to any infringement of patents, copyrights or order rights.

11. Disclaimer and Limitation of Liability

11.1 EXCEPT AS EXPRESSLY STATED AT THIS “WARRANTY” SECTION ABOVE, BITSTREAM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY, QUALITY, SUITABILITY FOR USE OR PERFORMANCE, WHETHER MADE BY BITSTREAM EMPLOYEES OR OTHERWISE, SHALL BE DEEMED A WARRANTY BY

Bitstream Inc.

*** OEM/ISV License Agreement

Philips Business Electronics B.V.

BITSTREAM FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF BITSTREAM WHATSOEVER, UNLESS CONTAINED HEREIN. THE REMEDIES PROVIDED TO LICENSEE IN THIS AGREEMENT ARE EXCLUSIVE.

11.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES WHATSOEVER, RESULTING FROM LOSS OF USE, DATA, OR PROFITS, ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE LICENSED PRODUCTS. WHETHER IN AN ACTION OF CONTRACT OR TORT INCLUDING BUT NOT LIMITED TO NEGLIGENCE.

12. General

12.1 Additional Orders. Bitstream may accept purchase orders from Licensee for additional Licensed Products of similar classification to those at Exhibit A and such additional orders shall be governed by this Agreement, but nothing in Licensee’s purchase order or other communication shall be deemed to modify or add to the provisions or this Agreement or otherwise have any effect on the Licensed Products. This Agreement shall cover any item or service furnished by Bitstream to Licensee unless specifically covered by another written agreement signed by the respective officers of both Bitstream and Licensee.

12.2 Amendment. This Agreement may be modified, changed or amended only in a writing signed by both parties. Only an authorized officer of Bitstream at its offices in Cambridge, Massachusetts, shall have any actual or appears authority to modify the terms of this Agreement on behalf of Bitstream.

12.3 No Waiver. No delay or failure of any party to exercise any right provided herein shall in any way affect its right to enforce that right or any other right under this Agreement at a later time. No waiver shall be effective unless in writing signed by the waiving party.

12.4 Severability. If any provision of this Agreement is declared invalid by any lawful tribunal, then it shall be adjusted to conform to legal requirements of that tribunal and that modification shall automatically become a part of the Agreement. Or, if no adjustment can be made, the provision shall be deleted as though never included in the Agreement and its remaining provisions shall remain in full force and effect.

12.5 No Partnership or Agency. Bitstream and Licensee are independent contractors, and neither party shall be, not represent itself to be, the joint venturer, franchiser, franchisee, partner, broker, employee, servant, agent or representative of the other party for any purpose, Neither party shall be responsible for the acts or omissions of the other, and neither party shall bear authority to make any representation or incur any obligation on behalf of the other party unless expressly authorized herein.

12.6 Assignment. Neither this Agreement nor individual transaction nor rights under it shall be assigned, nor shall any obligation be designed by Licensee, without the prior written consent of Bitstream, which consent shall not be unreasonably withheld if such assignment is to one of Licensee’s Affiliates provided such consent shall not (a) cause Bitstream to suffer an economic hardship, or (b) alter Bitstream’s competitive presence in the marketplace. Any attempted assignment or delegation without Bitstream’s prior written approval shall be void. Notwithstanding the foregoing, Licensee may assign this Agreement to any corporation or other legal entity in which Philips Electronics N.V. has an ownership interest, directly or indirectly, of more than fifty percent (50%) of the voting stock of such entity or, if no voting stock exists, exercises control by other means, provided that such entity is not a competitor of Bitstream.

12.7 Force Majeure. Neither party will be liable for any failure or delay in performance due, in whole or in part, to any cause beyond its reasonable control.

12.8 Export Administration Requirements. Licensee shall not export, either directly or indirectly, any Licensed Product without, first obtaining a license, as required, from the United States Department of Commerce of other U.S. agency or department insofar as such license is necessary to comply with Export Administration Regulations.

12.9 Notices. Any notice under this Agreement shall be effective upon initial receipt by addressee regardless of whether notice is rejected if notice it in writing, signed by an authorized representative of the noticing party, and sent by registered or certified mail, return receipt requested, postage prepaid to Bitstream, at the address stated at the beginning of this Agreement (Attention: Legal Department), and to Licensee as follows:

Licensee: Philips Business Electronics B.V.

Attention: ***

Street: P.O. Box 80002 5600 JB Eindhoven

City/State/Postal Code: 5600 JB Eindhoven

Country: The Netherlands

Phone Number: 31-40-273-8475

Fax Number: 31-40-273-3416

or as updated by either party from time to time.

12.10 Limitation of Actions. No action, regardless of form, may be brought by either party more than twelve (12)

Bitstream Inc.

*** OEM/ISV License Agreement

Philips Business Electronics B.V.

months after the cause of action has arisen, except that an action for non-payment may be brought within twelve (12) months of the last payment, but either party hereto may bring an action relating to its intellectual property rights at any time.

12.11 Governing Law. This Agreement, all Exhibits and amendments hereto, and all purchase orders issued hereunder, shall be governed in all respects by the laws of the State of New York. United States, excluding its conflict of laws rules.

12.12. Entire Agreement. This Agreement and its Exhibits constitute the complete and exclusive statement of the agreement between the parties and supersede all prior oral and written agreements, communications, representations, statements, negotiations and undertakings relating to the subject matter herein.

12.13 Press Releases. Any press release(s) or public announcement(s) concerning this Agreement or the subject manner hereof or any further agreement(s) between Bitstream and Licensee shall be mutually agreed upon by Bitstream and Licensee.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above. However, this agreement shall nor be deemed executed until forwarded to Bitstream accompanied by a signed purchase order (License: Please attach a copy hereto.)

Bitstream Inc:		Philips Business Electronics B.V.

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	Vice President, Sales & Marketing	Title:	Gen. Mgr. CoB Dig. Receivers
Date:	12-24-97	Date:	23-12-97

Bitstream Inc

*** OEM/ISV License Agreement

Philips Business Electronics B.V.

Exhibit A

to Bitstream, Inc.

License Agreement

Outline(s)

This Exhibit A is effective as of the 6th day of October, 1997 and is part of and shall be governed by the License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Business Electronics B.V. (“Licensee”). The products listed below are licensed to Licensee under the terms and conditions of the License Agreement referenced above, and in consideration of Licensee’s agreement to pay the access fees and royalties set forth in Exhibit B of the Agreement:

1.	An Outline in the Bitstream *** font file format and Unicode encoding in each of the following typeface styles:

•	Three (3) Outlines, one (1) Korean, one (1) Chinese and one (1) Kanji, to be selected from Bitstream’s current available library offering.

2.	An Outline in the Bitstream *** font file format and Unicode encoding in each of the following typeface styles:

•	Ten (10) Latin or non-Latin (non-Asian) Outlines to be selected from Bitstream’s current (non-ITC) library offering.

Any additional Outlines ordered by Licensee will be governed by the terms and conditions of this Agreement.

Bitstream shall provide-engineering support, to Licensee for additional *** production for non-Bitstream Outlines at the request of Licensee in accordance with the terms and subject to the face set forth in Section 8.2 to the Software Maintenance Agreement of even date herewith between Bitstream and Licensee.

Bitstream Inc.		Philips Business Electronics B.V.:

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	Vice President, Sales & Marketing	Title:	Gen. Mgr. Cob Dig. Receivers
Date:	12-24-97	Date:	23-12-97

Bitstream Inc.

OEM/ISV License Agreements

Philips Business Electronics B.V.

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	7

Exhibit A-1

to Bitstream Inc.

License Agreement

*** Product Description

This Exhibit A-1 is effective as of the 6th day of October, 1997 and is part of and shall be governed by the License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Business Electronics B.V. (“Licensee”). The product(s) listed below are licensed to Licensee under the terms and conditions of the License Agreement referenced above, and in consideration of Licensee’s agreement to pay the access fees and royalties set forth to Exhibit B of the Agreement.

•	*** Software in the following version(s):

•	*** Software Developers Kit Version 2.4 *** only, including the following components:

•	Documentation in HTML electronic format

•	Implementers Guide

•	***

•	Sample programs for Macintosh, Windows, Maul, and UNIX, which include Source, library, make and platform specific executables

•	Logical CD-ROM structure that clearly defines the specific platforms sub-directories with platform specific code and applicable documentation

•	Within the *** directories there are merely ITV related color modes and color lookup table modes ***

•	Sample *** fonts

•	*** for the rendering technology

•	***

•	***

•	***

•	Includes updates and upgrades to the *** when and if available, for a period of twelve (12) months

Bitstream Inc.		Philips Business Electronics B.V.

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	Vice President, Sales & Marketing	Title:	***
Date:	***	Date:	23-12-97

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	8

Exhibit B

to Bitstream Inc.

License Agreement

Payment—*** SOFTWARE AND OUTLINES

Pay As You Go Royalty Payment Plan

This Exhibit B is effective as of the 6th day of October, 1997 and is part of and shall be governed by the License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Business Electronics B.V. (“Licensee”).

1. Access Fees

The one-time access fee due and payable to Bitstream according to Section 3 of the Agreement for the Outlines and *** described in Exhibits A and A-I, which shall be due and payable to Bitstream within thirty (30) days of contract execution, is as follows *** for the Chinese, Korean and Kanji Outlines described in Exhibit A. Section 1 and 2 and *** for the *** described in Exhibit A-I. No access fee shall be due for the ten (10) Latin or non-Latin (non-Asian), non-ITC Outlines set forth in Exhibit A. Section 3. The total access fee due and payable to Bitstream shall be***.

Licensee may order additional Outlines to those set forth in Exhibit A. which may include Latin, non-Latin and Asian typeface styles. The one-time access fee for each additional Outline, which shall be due and payable to Bitstream within thirty (30) days of delivery of the Outline shall be as follows:

	Typeface style	Access Fee (USD)

i.	One (I) Latin Outline	*** per Outline
ii.	One (I) non-Latin Outline	*** per Outline
iii.	One (I) Asian Outline	*** per Outline

Any additional Licensed Products ordered pursuant to this Agreement shall be subject to Bitstream’s then current access fee.

2. Shipping Charges

***

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	9

3. Bitstream Royalty Rates

a. In addition to the access fees set forth in Section I of this Exhibit B, and in consideration of the right to sublicense the Licensed Products, Licensee shall pay royalties to Bitstream at the rate(s) set forth below:

(a) For the first one (1) million shipments of the Licensed Products incorporated with Licensee’s Systems:

Licensed Product(s)	Royalty Rate(s) (USD)
*** CSP only, shipped with no Outlines	*** per shipment

Each additional Outline:
*** each additional Latin Outline
*** each additional non-Latin Outline

*** CSP only, shipped with one (1) Asian Outline	*** per shipment

Each additional Outline:
*** each additional Asian Outline

(b) Once the volume of shipments has reached one (1) million System units, the royalty structure shall be as follows:

Licensed Product(s)	Royalty Rate(s) (USD)
*** CSP only, shipped with no Outlines	*** per shipment

Each additional Outline:
*** each additional Latin Outline
*** each additional non-Latin Outline

*** CSP only, shipped with one (1) Asian Outline	*** per shipment

Each additional Outline:
*** each additional Asian Outline

b. A royalty is due for each copy of the *** or Derivative Work thereof, sublicensed by License, or its Sublicense, for use on or in a single System. A royalty is due for each copy of the *** that is part of a system which produce revenue, including upgrades to that system.

c. The licensed *** shall be limited to use-as specified under “Permitted Uses”. Section 1.2(g) of this Agreement—within a specific System product due and/or for support of a specific System.

4. Payment of Bitstream Royalties

a. Royalties are due and payable to Bitstream as they are, on a calendar quarterly basis, at the same time the royalty report is due, as set forth is Section 6(a) of this Exhibit.

b. In consideration of the license granted in the Agreement, and of the royalty rate(s) granted above, License agrees to sublicense or transfer Licensed Products in Object Code only and as an inseparable unit with Systems.

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	10

5. Royalty Reporting

a. Licensee shall furnish written royalty reports and royalty payments to Bitstream within thirty (30) days after the end of each calendar quarter indicating the number of Licensed Products sublicensed during the preceding calendar quarter and the number of output devices that used Licensed Products as described above. A royalty report form is attached hereto as Attachment 1 to record each Licensed Product sublicensed, the number of sublicensed copies and the applicable royalty rate(s).

b. Licensee shall maintain invoices and other documentation necessary to substantiate the number of royalty payments due under this Agreement for a period of three years from the date the applicable royalty report was sent to Bitstream. Bitstream or its authorized representative may at Bitstream expense, inspect and copy such documentation at all reasonable times during normal business hours. A royalty period may not be inspected more than once. If a royalty period has not been inspected within said three (3) years, then the royalty reports rendered for such period shall be deemed to Bitstream.

Bitstream agrees to keep all information obtained during any royalty report inspection confidential and agrees that such information shall not be used for any purpose except to verify and collect the royalties due under this Agreement. Licensee shall provide to Bitstream financial statements and such other financial information, certified by an officer of Licensee, as Bitstream shall request from time to time, so long as any money may be due or may become due from Licensee to Bitstream under this Agreement.

Bitstream Inc.		Philips Business Electronics, B.V.

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	Vice President, Sales & Marketing	Title:	Gen. Mgr. Cob Dig. Receivers
Date:	15-24-97	Date:	23-12-97

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	11

Exhibit C

to Bitstream Inc.

License Agreement

Trademark Use Guidelines

Please include the appropriate™ or ® symbol after the first use of a trademark, along with the corresponding noun. Thereafter, the noun should appear frequently with the trademark. The following nouns are only suggestions; there may be other words that are equally appropriate. Do not use trademarks as nouns; trademarks are adjectives. Appropriate uses of trademarks identify products originating with Bitstream:

Trade v. Company Name	Bitstream® ***
— Bitstream Inc. [the company - no attribution]	Bitstream® ***
— Bitstream’s products [no attribution]	Bitstream® ***
— Bitstream® products(s)	Bitstream® ***
Bitstream® ***
Software	Bitstream® ***
— Bitstream® ***	Bitstream® ***
— Bitstream® ***	Bitstream® ***
— Bitstream® ***	Bitstream® ***
— Bitstream® ***	Bitstream® ***
— Bitstream® ***	***
— Bitstream® ***	***
— Bitstream® ***	***
— Bitstream® ***	***
***
Typefaces	***
— Bitstream® ***	***
— Bitstream® ***	***
— Bitstream® ***

Sample attribution Paragraph for trademarks

Bitstream *** Bitstream *** and *** registered trademarks and *** and Bitstream *** are trademarks of Bitstream Inc. The trademarks *** licensed to Bitstream Inc. in West Germany, France and the United Kingdom by Electronic Pricing Systems, Ltd.

ITC Typefaces

When using the trademarks of an *** typeface (designed as an *** typeface by Bitstream) in Advertising or publicity the letters *** shall precede the entities typeface name and be considered part of the name of that typeface. A registration notice shall be applied legibly to registered trademarks of ***. The wording for this attribution is *** name of typeface) is a registered trademark of the *** and *** are registered trademarks of Esselte Corp. *** and *** are produced and distributed by *** a registered trademark of ***.

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	12

Attachment 1

to Bitstream Inc.

License Agreement

Royalty Report Form

For:	Philips Business Electronics B.V

Billing Address/Tel/Fax/Contact

Royalty Accounting Contact

Royalty Report for Quarter Ended

Please fill out the table below for each Outline sublicensed during the past quarter:

Licensed Product(s)	Total Units Shipped this Quarter	Royalty Rate	Royalty Date (USD)

Total Royalty Payment due Bitstream this quarter

I certify that the above royalty report is complete and accurate:

Authorized Signature	Date

Result with payment to Licenser within thirty (30) days after end of quarter.

For wire transfer please remix payment to:

International and domestic wire:	Domestic wire
BayBank Burlington, MA 01803 U.S.A. ABA 011302357 Bitstream Inc. Business Checking Account Account ***	Bitstream Inc. P.O. Box 5-0077 Woburn MA 01815-0077

Bitstream Inc. *** OEM/ISV License Agreement Philips Business Electronics B.V.	13

Exhibit B-2

SOFTWARE MAINTENANCE AGREEMENT

By and between:

Bitstream Inc. of 215 First Street, Cambridge, Massachusetts 02142-1270, USA (hereinafter referred to as “Supplier”)

and

Philips Business Electronics B.V. of Eindhoven, The Netherlands, (hereinafter referred to as “Philips”), also acting for and on behalf any company owned or controlled by Philips Electronics N.V.

WHEREAS, Philips and Supplier have entered into a *** License Agreement, dated of even date herewith (hereinafter referred to as “Main Agreement”);

WHEREAS, Philips uses the Software delivered and/or licensed by Supplier under the Main Agreement;

WHEREAS, during the warranty period under the Main Agreement Supplier has provided Participant with certain support and maintenance services;

WHEREAS, upon expiration of this warranty period, Philips wishes Supplier, and Supplier is willing to provide, Participant with certain services as defined hereinafter;

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED ON THIS          DAY OF          199     AS FOLLOWS:

Article 1

Definitions

“Affiliated Company” shall mean any legal entity of which at least 50% (fifty percent) of the voting shares (or similar voting rights), now or hereafter are owned or controlled, directly or indirectly, by Philips Electronics N.V., or a legal entity in which Philips Electronics N.V. otherwise has the ability to direct the management provided that such Affiliated Company is not a direct competitor of Supplier, but any such legal entity shall be considered to be an Affiliated Company only for so long as such control exists.

“Agreement” shall mean this Software Maintenance Agreement and all Schedules hereto signed or initiated by the parties.

“Backward Compatibility” shall mean that a new part of the Equipment or new software can replace the former part or Software without degrading in any manner the functionality of the Equipment.

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“Contract Fee” shall mean the fixed fee per Contract Year, as specified in Exhibit A hereto, to be paid by Participant in return for the services to be rendered by Supplier pursuant to this Agreement.

“Contract Year” shall mean the period of twelve (12) months starting at the Effective Date of this Agreement as well as any and all subsequent one year periods thereafter.

“Critical Errors” shall mean Errors which materially affect the use of the Software and which hamper the business operations of Participant.

“Customised Software” shall mean software developed by Supplier under the Main Agreement, and any Workarounds, Updates and Upgrades delivered to participant under this Agreement and/or the Main Agreement, including all appertaining Documentation and fonts which are available from Supplier.

“Effective Date” shall mean the date of execution by the parties of this Agreement.

“Environment” shall mean the central processing unit(s) and associated equipment, designated by Participant.

“Equipment” shall mean the central processing unit(s) and/or computer hardware or software systems(s) and associated equipment on which the Software is installed.

“Error” shall mean any failure of the Software to operate in accordance with the Specifications and/or the intended purpose pursuant to the Main Agreement.

“Exhibits” shall mean all ancillary documents attached to the Main Agreement and marked as exhibits.

“Fatal Errors” shall mean Errors which block the operations of the Participant, resulting in the impossibility of any useful work getting done.

“Major Errors” shall mean any Errors which disable or materially affect the functionality of the Software under conditions of normal use.

“Materials” shall mean the physical software carriers, support materials, supplies and consumables as shall be required for the use (and changing or updating/upgrading) of the Software.

“Minor Errors” shall mean any Errors other than Major or Critical Errors.

“Participant” shall mean an Affiliated Company who during the term of the Main Agreement has issued a Purchase Order to Supplier in accordance with the Main Agreement.

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“Schedules” shall mean all ancillary documents attached to this Agreement and marked as schedules.

“Software” shall mean the integrated version of the Standard Software and the Customised Software, including any Updates and Upgrades, which Participant is licensed to use and/or which is developed for Participant under this Agreement and/or under the Main Agreement.

“Source Code” shall mean the original software code of the Software written in a programmer readable format, being the code prior to compilation by a computer system, in primed form and on electromagnetic or optical media, i.e. disc or tape and/or other media agreed upon by and between Participant and Supplier.

“Standard Software” shall mean Supplier’s standard software as specified in the Main Agreement and any Workarounds, Updates and Updates delivered to Participant under this Agreement and/or the Main Agreement including all appertaining Documentation.

“Update” shall means improved Software having the same functional specifications as before, but originating from changed, corrected or debugged source code.

“Upgrade” shall mean Software having additional functionality as compared to the immediately preceding version of the Software.

“Workaround” shall mean it temporary remedy of an Error.

Article 2

Scope

2.1	During the term of this Agreement Supplier shall carry out and provide to Participant the services specified in the Articles 3,4,5,6,7, and 8 in accordance with the terms and conditions of this Agreement. Any and all services are included in the Contract Fee unless otherwise stated in this Agreement.

2.2	Supplier shall provide maintenance and support services as set forth hereinafter for each Upgrade provided hereunder against the rates set forth in Exhibit. A hereto for a period of seven (7) years.

Article 3

Error Reporting

3.1	Errors may be reported on a 24 hours per day, 365 days per year basis, by electronic mail, voice mail, fax or telephonic recording capability. In addition, Supplier shall provide each Participant with a telephone number to an active voice mail box, in which Participant may report. Errors at any time, that shall immediately notify via pager and telephone appropriate Bitstream support personnel until receipt of the message left in such voice mail box is retrieved by such Bitstream support personnel.

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Article 4

Remedial Maintenance

4.1	In the event of a Fatal Error, Supplier shall respond within four (4) hours after notification thereof by Participant. Supplier shall use best efforts to provide at least a Workaround without material interruption of the Software within two (2) days. A permanent solution for a Fatal Error shall be provided by Supplier with an Update of the Software as soon as possible thereafter, but no later than fourteen (14) days after the report by Participant.

4.2	In the event of a Critical Error, Supplier shall respond within four (4) hours after notification thereof by Participant. Supplier shall use best efforts to provide at least a Workaround without material interruption of the Software within five (5) days. A permanent solution for a Critical Error shall be provided by Supplier with an Update of the Software as soon as possible thereafter, but no later than fourteen (14) days after the report by Participant.

4.3	In the event of a Major Error, Supplier shall use reasonable commercial efforts to provide at least a Workaround within ten (10) days after the reporting of such Error by Participant. A permanent solution for a Major Error shall be provided by Supplier with an Update of the Software as soon as possible thereafter, but no later than thirty (30) days after the report by Participant.

4.4	Minor Errors shall be solved by Supplier in the next regular Update of the Software, but no later than ninety (90) days after the report by Participant.

4.5	The category of the respective Error shall be determined by Participant after consultation of Supplier.

Article 5

Updates and Upgrades

5.1	Supplier shall at all times ensure that the Software has at least a similar performance- ROM/RAM size ratio as competitive software products, and shall use reasonable efforts to continuously reduce the ROM/RAM size of the Software, and to remain competitive with respect to the functionality thereof. Furthermore, Supplier shall incorporate all solutions to Errors solved in regular Updates, or incorporate a permanent solution for Critical and/or Major Errors in accordance with Article 4. All Updates and Upgrades shall be fully tested by Supplier for Backward Comparability prior to being released, and Supplier and the Participant shall jointly execute acceptance tests prior to payment.

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5.2	The release frequency of regular Updates shall be a minimum of one (1) and a maximum of four (4) regular Updates per year.

5.3	Supplier shall make all Updates, including interim Updates, of the Software available to each Participant and each Participant shall have the option to install or not to install the regular Updates.

5.4	As part of the installation of the Software Supplier shall deliver to Participant the Source Code of the Customized Software and put the Source Code of such updated and/or upgraded Software in escrow in accordance with Article 17.

5.5	All Upgrades and Updates shall be accompanied by a release document containing the following information:

-	improvements/solved Errors,
-	Errors that were reported but not solved and other Errors known to Supplier,
-	software identification number(s),
-	listing of all the files of the Update,
-	installation procedure,
-	functional changes compared to the prior release.

5.6	Supplier will include and maintain all relevant information on the Environment, including the Software delivered to each Participant in a configuration database.

5.7	Supplier shall provide Updates and Upgrades during the Term of this Agreement, provided the Participant has paid the Contract Fee in each Contract Year.

5.8	Any and all Updates, Upgrades and the installation on the Equipment thereof are included in the Contract Fee.

5.9	Supplier shall render support as described in this Agreement irrespective of the Software version.

5.10	Supplier shall provide Philips with a twenty-four (24) months rolling forecast of its Software versions and releases every three (3) months.

5.11	In the event that any Participant makes changes, revisions or updates to the Standard Software, it shall not be the responsibility of Supplier to correct any defects or Errors resulting from such changes, revisions or updates.

Article 6

On Site Support

6.1	Participant may request on site support from Supplier. Supplier shall then have appropriate personnel available at the designated site within a response time of telephone appropriate Bitstream support personnel until receipt of the message left in such voice mail box is retrieved by such Bitstream support personnel.

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seven (7) days after receipt of the Participant’s on site support request.

6.2	Supplier’s service engineers which perform the on site support shall adhere to the applicable internal Philips rules.

6.3	On site support shall be charged at a rate of *** per day plus expenses, subject to the terms specified in Article 6.4 hereunder, or at any other rate mutually agreed upon in writing between the parties. However, the first eighty (80) hours of such on site support shall be ***.

6.4	On Philips’ express request Supplier shall undertake business trips in connection with the execution of this Agreement, it being understood that the arrangements for such business trips have to be made through Philips Reisbureau BV; in such case Philips shall make available lodging and traveling facilities to Supplier. The remaining travel expenses for authorized business trips, shall be reimbursed to Supplier against receipt of a specified invoice, such expenses are to be in accordance with the applicable regulations for Philips’ personnel.

In case Supplier has to organize its own travel and accommodation arrangements for above mentioned business trips, expenses will be charged as incurred specifying date, nature and reason of expenses and name of Supplier involved. Such expenses are to be in accordance with the applicable regulations for Philips’ personnel.

Not withstanding any provisions to the contrary, all expenses have to be approved by Philips, whereas Supplier has to supply detailed specifications of the declared expenses by specifying date, nature of expenses and employee of Supplier involved.

Invoices should be sent to the address indicated in the purchase order.

Article 7

Error Reporting

7.1	Errors shall be reported by Participant to Supplier by way of Error Reports with an Error Report Number as reference, which will be sent by fax or E-mail. Errors will be classified by Participant “Fatal”, “Critical”, “Major” or “Minor”.

7.2	Supplier shall regularly inform Participant in a Progress Report about the progress in solving and about the status of the reported Errors, until such Errors are solved and accepted by Participant. Supplier shall mention the Error Report Number as a reference and confirm all progress in writing via fax or E-mail and in accordance with the procedure described per Error category hereafter.

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-	Fatal Errors: first progress report within 12 hours after the report by Participant, and on a daily basis thereafter;

-	Critical Errors: first progress report within 48 hours after the report by Participant, and on a daily basis thereafter;

-	Major Errors: first progress report within 2 days after the report by Participant, and on a weekly basis thereafter;

-	Minor Errors: first progress report within 1 month after the report by Participant, and on a monthly basis thereafter.

Article 8

Training/Engineering Support

8.1	At the request of Participant, Supplier shall provide technical and/or other training to Participant’s personnel on mutually agreeable terms and conditions.

8.2	At the request of Participant, Supplier shall provide Participant with custom engineering support and additional *** production for non-Bitstream Outlines (as defined in the Main Agreement). Custom engineering support shall be charged at a rate of *** per day, or of any rate mutually agreed upon in writing between the parties. The *** production for Latin and Non-Latin Outlines shall be charged at a rate of *** per Outline, and the production of Asian Outlines shall be charged at a rate of *** per Outline. However, for the first five Outline productions shall be ***. The first eighty (80) hours of custom engineering support shall be ***.

Article 9

Project Manager

9.1	Each of Supplier and Participant shall appoint a project manager having sole responsibility for co-ordinating issues related to the Agreement, and who shall further the progress and continuity of the day-to-day activities to be performed hereunder.

Article 10

Philips’ Responsibilities

10.1	For on site support, Participant shall provide reasonable access to the Equipment for Supplier’s service engineers, adequate working space as well as all reasonable facilities and assistance necessary for the performance of the services. Participant may elect to provide access to the Equipment by means of a call-back modem connection in order to speed up any necessary remote maintenance and support activities.

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10.2	In case of a Fatal Error or Critical Error. Participant shall use best efforts to promptly inform Supplier of the existence of such Fatal or Critical Error.

Article 11

Intellectual Property Rights

11.1	The delivery by Supplier to Participant of any Workaround, Update, and/or Upgrade shall constitute

(i)	Supplier’s grant to Participant of a non-exclusive, perpetual licence to use the Workaround, Update and/or Upgrade of the Standard Software on the Equipment and the Documentation; and

(ii)	the sale by Supplier to Participant of the Materials in which of the Workaround, Update and/or Upgrade of the Standard Software is incorporated. The purchase price for such Materials is comprised in the Contract Fee.

11.2	The license granted pursuant to Article 11.1 above shall survive the expiration and/or termination of this Agreement for any reason.

11.3	Supplier represents and warrants that it has sufficient right and title to grant the licenses to Participant under this Agreement.

11.4.1	All copyrights and all other intellectual property rights in the Standard Software, Customised Software and any Workarounds, Updates and/or Upgrades thereto shall remain with Supplier.

11.4.2	All copyrights and all other intellectual property rights in any revisions, improvements, alterations, adaptations, modifications, translations, abridgements or expansions of the Standard Software created or made by Participant shall vest in Participant (Participant Proprietary Rights).

11.5	Any variations from the ownership provisions contained in Section 11.4 hereabove shall be subject to the mutual agreement of the parties.

11.6	If notified promptly in writing of any action and all prior related claims brought against Philips alleging that Philips’ use or sublicensing of the unaltered Software infringes, a patent, copyright or trademark in any country worldwide, Supplier will defend that action, at its expense, and pay any costs and damages awarded against Philips in the action, provided that Supplier shall enjoy sole control of the defense of any such action and all negotiations for its settlement or compromise. If a final injunction is obtained in such action against Philips’ use of any Software, or if, in Supplier’s opinion, any Software is likely to become the subject of a claim of infringement, Supplier may, at its option and expense, either.

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(a)	procure for Philips the right to continue to use the Software; or

(b)	replace or modify the Software so that it becomes non-infringing.

In the event that only option (a) above is feasible and Philips is required to pay royalties to a third party to continue to use the Software, Philips may set off any amounts paid by Philips for the right to continue to use the Software against the royalties due to Supplier for the use of such Software; provided, however, that if Supplier determines that obtaining the right to continue to use the Software will be cost prohibitive, Supplier shall be under no obligation to continue to license the Software to Philips. Philips shall defend and hold Supplier harmless against all expense, judgments and losses for alleged infringement of any patent, copyrights, or other right that results from (i) Philip’s designs, specifications or instructions, (ii) modifications to the Software made by or for Philips, or (iii) use of any Software with any other product than the System (as defined in the Main Agreement).

No costs or expenses shall be incurred for the account of either party under this Article without the prior written consent of the other.

This Section 11.6 states the entire liability of both parties with respect to any infringement of patents, copyrights or other rights.

Article 12

Fees and Payment

12.1	In return for the services performed by Supplier under this Agreement, Participant shall pay to Supplier the Contract Fee thirty (30) days prior to the start of each Contract Year, which is specified in Exhibit A hereto.

12.2	All fees are net and exclusive of any taxes, duties or charges which might be levied in connection therewith. All payments shall be in United States Dollars by cheque or transfer to the account indicated on the invoices.

Article 13

Warranties and Liability

13.1	During the term of this Agreement Supplier represents and warrants to Participant that any and all Workarounds, Updates and Upgrades shall not cause any degrading of functionality of the Software (backward compatibility);

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13.2	Supplier’s liability shall be limited to direct damages, losses or injury caused by any defect, failure of the Software resulting from the execution of the services to be performed under this Agreement.

Article 14

Quality

14.1	Supplier must demonstrate continuous efforts to achieve conformity with CMM level 3.

14.2	Philips and each Participant have the right to visit Supplier’s premises during regular business hours with reasonable prior notice to confirm compliance with the quality procedures agreed upon by the parties and set forth in writing.

Article 15

Term

15.1	This Agreement is effective as of the Effective Date and shall remain in effect as long as at least one Participant requires the services of Supplier as set forth herein, provided that the Participant has paid the Contract Fee in accordance with the provisions of Section 12.1 hereof.

15.2	Either party may terminate this Agreement in the event the other party fails to meet any of its material obligations under this Agreement (but in case of a material default of a Participant, Supplier may only terminate this Agreement with regard to such Participant), provided that written notice of the alleged default to the failing party is given and that during the sixty (60) days period following said notice, the failing party has not remedied such default to the reasonable satisfaction of the other party. Should such event occur, termination shall become effective at the end of said sixty (60) day period or on the date set forth in such notice.

15.3	Either party (but in case of a Participant, only with regard to such Participant) may terminate this Agreement by written notice with immediate effect in the event that:

-	the other party makes an assignment for the benefit of creditors; or

-	the other party becomes insolvent, or voluntary or involuntary proceedings are instituted by or against such other party under any applicable insolvency laws and such proceedings are not terminated within ninety (90) days, or a receiver is appointed for such party; or

-	the other party ceases to trade as a going concern; or

-	the control over the other party shall be transferred to others than those exercising control at the time of the signing of this Agreement.

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Article 16

Confidentiality

16.1	Information may be transferred between the parties to the extent necessary to fulfill the purposes set forth in this Agreement) hereinafter referred to as the “Authorised Purpose”). Such information may be, without limitation, in the form of business and/or financial records, specifications, samples, photographs, drawings or other documents. To the extent that such information is considered confidential, the disclosing party will so indicate to the recipient party (a) in the case of information disclosed in documentary or other tangible form, by labelling same as “confidential”, “proprietary”, “copyright” or the like, or (b) in the case of intangible disclosures, such as oral, visual or machine readable disclosures of information, by confirming same as proprietary in writing within one month after disclosure. Information so labelled or confirmed is hereinafter referred to as “Confidential Information”.

16.2	All Confidential Information disclosed or transferred by either party to the other shall remain the property of the disclosing party.

16.3	The disclosing party will provide all Confidential Information on an “as is” basis, without any warranty whatsoever, whether express, implied or otherwise, regarding its accuracy, completeness or otherwise, and neither party shall be liable for any direct, special, incidental, consequential or other damages.

16.4	The parties agree that, unless the disclosing party gives its prior written autorisation, they shall, during a period of three (3) years from the date of disclosure of any Confidential Information hereunder.

a.	Not use of the Confidential Information disclosed by the other pursuant to Clause I for any other purpose than for the Authorised Purpose;

b.	protect the other party’s Confidential Information against disclosure in the same manner and with the same degree of care, but not less than a reasonable degree of care, with which the receiving party protects confidential information of its own;

c.	limit circulation of the Confidential Information disclosed by the other to such employees of the parties and of their affiliated companies as have a need to know in connection with the Authorised Purpose.

16.5	The parties agree that information disclosed by the parties pursuant to this Agreement which would otherwise be Confidential Information shall not be deemed Confidential Information to the extent that it can be proven by written records that said information:

a.	is part of the public domain without violation of this Agreement;

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b.	is known and on record at the receiving party prior to disclosure by the disclosing party;

c.	is lawfully obtained by the receiving party from a third party who is not bound by similar confidentiality obligations;

d.	is developed by the receiving party completely independently of any such disclosure by the disclosing party;

e.	is ascertainable from a commercially available product; or

f.	is disclosed pursuant to administrative or judicial action, provided that the receiving party shall use its best efforts to maintain the confidentiality of the Confidential Information e.g. by asserting in such action any applicable privileges, and shall, immediately after gaining knowledge or receiving notice of such action, notify the disclosing party thereof and give the disclosing party the opportunity to seek any other legal remedies so as to maintain such Confidential Information in confidence.

If only a portion of the Confidential Information falls under any of the above subsections, then only that portion of the Confidential Information shall be excluded from the use and disclosure restrictions of this agreement.

16.6	Unless specifically stated otherwise in this Agreement, nothing herein contained shall be construed as a grant by implication, estoppel or otherwise, of a license of any kind by either party to the other e.g. to make, have made, use or sell any product using Confidential Information or as a license under any patent, patent application, utility model copyright, mask work right, or any other intellectual property right.

Article 17

Escrow Arrangement

17.1	Supplier shall, in the presence of Participant, deposit (a copy of) all Source Codes as well as objects and executable codes of the Software, including all Updates and Upgrades upon release thereof, the so-called “Character Shape Recorder” and, to the extent Supplier is entitled to do so, all Documentation and tolls required for the continued use within any products which work cooperatively with the Software, the maintenance, the enhancement and the modification of the Software, together with the names of all its software engineers involved in the design, development and/or maintenance of the Updated and/or Updated Software (hereinafter collectively referred to as the “Sources”), with ***, Civil-Law Notaries of Eindhoven. The Netherlands (the “Escrow Agent”) within 30 (thirty) days from date of installation of each Update and/or Upgrade of the Software as referred to in Article 5 thereof.

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17.2	Without limiting Supplier’s liability to Philips under this Agreement in any way whatsoever, it has been agreed that solely in the following cases where Supplier:

a)	goes into liquidation procedure (either voluntarily or forced); or

b)	has a winding up, receiving or administration order made against it; or

c)	notifies Philips in writing that it desires to stop development of the Software; or

d)	within 30 (thirty) days of the receipt by Supplier of notification in writing by Philips that Supplier has not remedied any other material breach of this Agreement.

Philips itself, or any of the Participants, shall be entitled and permitted to have immediate access to the Sources at the Escrow Agent and to take possession of the Sources or to copy them for the sole purpose of continuing the production of Philips’ products, and supporting and maintaining the Software for the benefit of its customers, provided that in no event shall Philips or any of the Participants have the right to distribute or use the Sources for any purpose other than those specified in the Main Agreement.

17.3	Upon occurrence of one or more of the triggering events, listed in Section 17.2 above, Supplier grants to Philips and each Participant a non-exclusive perpetual world-wide royalty-free irrevocable license (with the right to subcontract all work to be performed in connection herewith) under any and all copyright and other proprietary rights and know-how relating to the pertaining Software to use the Software for the purposes set out in Section 2.1 of the Main Agreement, and further to modify, enhance, maintain and correct Errors in the Software by making use of Suppliers’ copyright and other proprietary rights and know-how, without any liability towards Supplier such as but not limited to payment of royalty or other compensation and without any restriction or limitation of territory or otherwise.

17.4	Any other provisions with respect to the deposit and use of the Sources, the contract with the escrow agent and the costs involved with the deposit(s) shall be detailed in Exhibit D. In the event of contradiction or conflict between the provisions of this Article 17 and the provisions contained in Exhibit D, the former shall supersede.

17.5	Supplier’s failure to comply with the above provisions, including those laid down in Exhibit D will constitute a material breach of this Agreement.

Article 18

Change Requests

18.1	Philips and/or Supplier may from time to time issue change requests to the Software. A change request by Philips may require the Supplier to provide to Philips a separate written quotation; Philips and Supplier shall mutually agree on a price for such change request

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which is reasonable to both parties. In executing such change request, Supplier shall provide a warranty that such modifications will not adversely affect the performance of the Software. In case a change requires a quotation then same will require the approval by Philips thereof, whereupon Philips will issue a Purchase Order. Any such Purchase Order shall include the following information:

a)	detailed description of the change which is requested

b)	price of the change request

c)	Time schedule and agreed delivery dates

d)	delivery instructions

e)	deliverables

f)	reference to this Agreement

Supplier shall deliver such change within the amount of working days agreed upon by the parties.

Article 19

Miscellaneous Clauses

19.1	Relationship Of The Parties The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on the others behalf. Each Participant shall be entitled to offset amounts due to Supplier by a Participant with amounts due by Supplier (and/or supplying Companies and/or companies being part of the same group) to Phillips and/or to Participants. Where in the event of offset, amounts are quoted in different currencies Participant shall decide in which of these currencies the offset shall be effected. Conversion shall be effected at the rate of exchange valid at the due date of payment of the relevant invoice(s).

19.2	Force Majeure In the event of Force Majeure, the party being delayed or damaged thereby shall inform the other party as soon as possible but in any event within seven (7) days after the start of such Force Majeure specifying the nature of the Force Majeure as well as the estimated duration thereof. In the event the Force Majeure situation continues for more than sixty (60) days or is expected to last longer than sixty (60) days then the other party is entitled to terminate this Agreement or any Purchase Order issued there under by simple notice in writing and without either party being entitled to any claim for damages. Otherwise both parties rights and obligations will be suspended and new time schedules and supply dates shall be agreed upon between the parties hereto.

Force Majeure shall be understood to mean and include damage or delay caused by acts or regulations or decrees of any Government (de facto or de iure), natural phenomena such as earthquakes and floods, fires, wars, shipwrecks, or other causes beyond the reasonable control of the parties and which prevent the total or partial carrying out of any obligation under this Agreement or any Purchase Order.

CO-DOC-97.04

December 23, 1997

19.3	Entire Agreement This Agreement sets forth the entire intent and understanding among the parties relating to the subject matter hereof and merge all prior negotiations and discussions between them and no party shall be bound by any conditions, representations or warranty other than as expressly set forth herein. This Agreement may be amended only by an instrument in writing signed by both parties.

In the event there is a conflict between the provisions of this Agreement and the provisions of the Schedules, this Agreement shall prevail, unless otherwise specifically agreed upon in writing.

19.4	Assignment Neither party hereto shall assign any of its rights and obligations under this Agreement to any third party without the prior written consent of the other party which will not be unreasonably withheld. However, no consent is required for an assignment or transfer in whole or in part by Philips to an Affiliated Company, provided that such Affiliated Company is not a direct competitor of Supplier and Philips notifies Supplier, of such assignment or transfer in writing.

19.5	Severability If any of the terms and provisions of this Agreement are determined to be invalid or unenforceable by any court of competent jurisdiction, it shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and provisions had not been a part of this Agreement.

19.6	Waiver No waiver by any of the parties hereto of any breach of any condition, covenant or term thereof shall be effective unless it is in writing and it shall not constitute a waiver of such condition, covenant or term.

19.7	Surviving Articles All terms and conditions of this Agreement which are by their nature destined (whether expressed or not) to survive the expiration or termination of this Agreement shall so survive.

19.8	Notices Notices will be addressed as follows:

If to Supplier:

      Bitstream Inc.

      Attn. Legal Department

      215 First Street

      Cambridge, Massachusetts 02142

      USA

If to Philips:

      Philips Business Electronics B.V.

      Attn. Purchasing Department Philips Consumer Electronics B.V.

      Building SWA 6

      P.O. Box 80002

CO-DOC-97.04

December 23, 1997

        5600 JB Eindhoven

        The Netherlands

or to such other address as the pertaining party will have previously notified to the other party.

19.9	Advertisements Supplier shall not without Philips’ prior written consent use Philips’ name or trademark as such and/or use same in connection with any advertisement or sales literature nor advertise that it is a supplier or Philips and/or that this Agreement between Supplier and Philips has been concluded.

19.10	Applicable Law This Agreement shall be subject to and construed in conformity with the laws of the State of New York, United States of America, with the exception of the laws regarding the international sales of goods.

Local license agreements shall be subject to the laws of the country wherein the pertaining Participant(s) is located.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives to be effective as of the day and year first written above.

PHILIPS BUSINESS ELECTRONICS B.V. BITSTREAM INC.

***			***
Name:	***	Name:	***
Title:	***	Title:	***
Date:	23-12-’97	Date:	12-24-97

CO-DOC-97.04

December 23, 1997

Exhibit D

ESCROW AGREEMENT

This Escrow Agreement is made this      day of             , 1997 by and between

Philips Business Electronics B.V. of Eindhoven, The Netherlands, (hereinafter referred to as “Philips”), also acting for and on behalf any company owned or controlled by Philips Electronics N.V.

and

Bitstream Inc. of 215 First Street, Cambridge, Massachusetts 02142-1270, USA (hereinafter referred to as “Supplier”);

and

*** Civil-Law Notaries, practicing in Eindhoven (hereinafter jointly and severally referred to as “Escrow Agent”).

WHEREAS, pursuant to the Software Maintenance Agreement (hereinafter referred to as the “Agreement”) and the *** License Agreement (hereinafter referred to as the “License Agreement”) between Philips and Supplier, both dated of even date herewith Philips and Supplier wish to enter into an Escrow Agreement with the Escrow Agent;

WHEREAS, for the purpose set out in the Article 17 of the Agreement, the Escrow Agent will have an irrevocable right to make available to Philips (a copy of) all Source Codes as well as objects and executable codes of the Software, including all Updates and Upgrades upon release thereof, the so called “Character Shape Recorder” and, to the extent Supplier is entitled to do so, all Documentation and tools required for the continued use within any products which work cooperatively with the Software, the maintenance, the enhancement and the modification of the Software, together with the names of all its software engineers involved in the design development, and/or maintenance of the updated and/or upgraded Software (hereinafter referred to as “the Escrow Items”) upon Philips’ request stating that one of the events mentioned in Clause 3.6 of this Escrow Agreement has occurred;

WHEREAS, the Escrow Agent is prepared to maintain the deposit of the Escrow Items and release, if any, to Philips, subject to terms and conditions of this Escrow Agreement.

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

Article 1

Appointment

1.1	Supplier and Philips hereby appoint Escrow Agent as the deposit holder of the Escrow Items and Escrow Agent hereby accepts such appointment on the terms and conditions of this Escrow Agreement.

Article 2

Deposit

2.1	Supplier shall in the presence of Philips’ authorized representatives (if so requested by Philips) deposit the Escrow Items with the Escrow Agent within thirty (30) days from the effective date of the Escrow Agreement. Supplier undertakes to put duly signed markings on the outside of each container wherein the Escrow Items are deposited (hereinafter referred to as “the Container”).

2.2	Furthermore, Supplier shall, each time within thirty days (30) days as from the date of delivery and acceptance by Philips of each Update and/or Upgrade of the Escrow Items, deposit in the presence of Philips’ authorized representatives (if so requested by Philips), the corresponding relevant version of the Escrow Items.

2.3	The Escrow Items shall in any case be fully updated in the presence of Philips’ authorized representatives (if so requested by Philips) by the current version of the Escrow Items in the month of the October 1997, and thereafter every six months, it being understood that all previous versions of the Escrow Items will remain with the Escrow Agent during the period mentioned in Article 6 hereof.

Article 3

Escrow Agent and Triggering Events

3.1	Escrow Agent shall confirm receipt of a new Container to Supplier and to Philips within fourteen days after receipt.

3.2	Escrow Agent shall not open the Container, unless necessary for the investigation purposes as described in Clause 3.3 below.

3.3	Escrow Agent shall, upon receipt, check the Escrow Items for any outword visible damage, and shall pay special attention to stickers and signatures used to seal the Escrow Items.

Escrow agent shall confirm the receipt of the Escrow Item(s) together with a transcript of all information written on the outside of the Escrow Items and including information regarding any discrepancies as well as any missing items or outward visible damage to Philips and Supplier within three weeks after receipt.

Supplier shall forthwith replace damaged items and deliver missing items.

3.4	Escrow Agent shall keep the Container in a safe and fire resistant box in the same manner as Escrow Agent deals with its own deeds and other original documents.

3.5	Escrow Agents shall return the Container to Supplier only on the written request duly signed by Philips (with or without co-signature of Supplier), or upon the expiry of the escrow period as provided in Clause 6.

3.6	Escrow Agent shall deliver to Philips the Container forthwith upon Philips’ written official declaration signed by a director of Philips, including all supporting documentation, if such is available to the general public (such as court decisions, receiver appointments, etc.), and with a simultaneous copy to Supplier, stating that one of the following events has occurred:

a)	goes into liquidation procedure (either voluntarily or forced); or

b)	has a winding up, receiving or administration order made against it; or

c)	notifies Philips in writing that it desires to stop development of the Software; or

d)	within 30 (thirty) days of the receipt by Supplier of notification in writing by Philips that Supplier has not remedied any other material breach of the Agreement.

3.7	Escrow Agent shall have no obligation to check the correctness of Philips statements, and Philips shall keep Escrow Agent harmless from any claims against Escrow Agent arising out of Escrow Agent’s acting on Philips’ requests for delivery as per Clause 3.6. Furthermore, Philips and Supplier shall indemnify and keep Escrow Agent harmless from and against (i) claims of third parties in connection with the subject and the execution of this Escrow Agreement and (ii) any costs, including legal costs, reasonably incurred by Escrow Agent as a result of (non) fulfillment of the obligations of this Escrow Agreement by Philips and/or Supplier.

3.8	Escrow Agent shall not deliver Escrow Items, modifications, updated versions, new releases, lists or containers to any other person than those specified in Clauses 3.5 and 3.6 unless forced by law. Furthermore Escrow Agent shall be allowed to inform its auditor, the Dutch Government and its agents and judicial authorities of this Escrow Agreement if so required.

Article 4

Right to use

4.1	When one of the events mentioned in Clause 3.6 has occurred, Philips and its Affiliated Companies will have the non-exclusive, perpectual,worldwide, irrevocable right to use the Escrow Items free of charge, solely for the purposes set forth in the Agreement, provided Philips has informed Supplier in writing that it intends to use the Escrow Items.

Article 5

Assistance to Philips

5.1

Furthermore, upon Philips[2] request Supplier’s engineer(s) listed at the Escrow Agent, shall assist Philips during at least three (3) man-mouths in the handover of such know how needed for the engineers appointed by Philips to get fully acquainted with the Escrow Items in terms of engineering method, upgrading, porting, interfacing, maintenance, etc Said assistance shall, in view of the particular triggering event, be against compensation of travel and lodging expenses and working hours as agreed upon between the parties on a case to case basis.

5.2	The aforesaid undertaking to assist Philips shall be considered by the named Supplier engineer(s) as a best effort understanding towards Philips, for which purpose Supplier shall use its best endeavors to cause its engineers to provide Philips the above-mentioned assistance.

5.3

Supplier hereby irrevocably waives its right for enforcement of any non-compete and related penalty provision(s) of its employment agreement(s) with said Supplier engineer(s), if any, during the fulfillment of his/her (their) aforesaid assistance and Supplier warrants that it shall not prevent or otherwise frustrate said undertaking in any way. It is expressly accepted by Supplier that this provision will also be enforceable by each individual aforementioned engineers, whether under their employment agreement or not.

Article 6

Continuity

6.1	Escrow Agent is aware that Supplier represented and warranted under the Agreement that the Escrow items will remain in escrow under the Escrow Agreement during the term of the Agreement, unless Philips has permitted the Escrow Agent to return the Escrow Items sooner pursuant to Clause 3.5 hereof. Supplier waives its rights for dissolution of the Escrow Agreement and it represents and warrants that it shall not prevent or otherwise frustrate the Escrow Agent’s undertaking to make available to Philips the Escrow items during the aforementioned period in the events as mentioned in Clause 3.6. In view thereof Escrow Agent shall not release the Escrow Items to supplier, save where this Escrow Agreement provides otherwise.

Article 7

Costs

7.1	Philips shall bear all costs and expenses which Escrow Agent may incur in the implementation of this Escrow Agreement, such as costs of deposits, cost of checking of boxes and lists, correspondence costs, costs of administration and handling of the Escrow items.

7.2	Supplier shall bear costs and expenses which Supplier itself incurs in the implementation of this Escrow Agreement such as costs of transportation of the Escrow items to the Escrow Agent and the like.

Article 8

Title

8.1	Escrow Agent and Philips recognize that any copyrights Supplier may have regarding the Escrow Items are vested and remain in Supplier. Ownership of the carriers bearing the Escrow Items shall vest in the Escrow Agent, it being clearly understood and agreed that the use of such carriers shall be subject to the restrictions laid down in this Escrow Agreement. Under this Escrow Agreement neither Escrow Agent nor Philips are entitled to make copies of Escrow Items, or to allow others to make copies, nor to allow any third party access to Escrow Items, nor to divulge any information contained in Escrow Items to any third party, except in accordance with Clauses 3.8 and Article 4.

Article 9

Addresses

The parties’ addresses, for implementation of this Escrow Agreement shall be as follows:

If to Supplier:

Bitstream Inc.

Attn. Legal Department

215 First Street

Cambridge, Massachusetts 02142

USA

If to Philips:

Philips Business Electronics B.V.

Attn. Purchasing Department Philips Consumer Electronics B.V.,

Building SWA 6

P.O. Box 80002

5600 JB Eindhoven

The Netherlands

If to Escrow Agent:

***

Stadhuisplein 4

5611 HA Eindhoven

The Netherlands

or such other addresses as a party may inform each of the others in writing.

Article 10

Applicable Law and disputes

10.1	This Escrow Agreement, its validity, its interpretation and performance shall be governed by the laws of The Netherlands

10.2	All disputes arising out of or in connection with the interpretation or execution of this Escrow Agreement shall be finally settled by the competent courts of The Netherlands.

IN WITNESS WHEREOF THIS ESCROW AGREEMENT HAS BEEN SIGNED BY THE PARTIES IN A MANNER DULY BINDING UPON THEM.

PHILIPS BUSINESS ELECTRONICS B.V.		BITSTREAM INC.

***		***
Name:	***	Name:	***
Title:	Gen Mgr to the Dig. Receivers	Title:	V.P. Gen Mgr
Date:	23-12-97	Date:	12-04-97

ESCROW AGENT

Name:	***
Title:	Civil Law Notary

Name:	***
Title:	Civil Law Notary

FOR DISCUSSION PURPOSES ONLY

Addendum

to the *** License Agreement dated 6 October 1997

between

Philips Digital Networks B.V.

(formerly known as Philips Business Electronics B.V.)

and

Bitstream, Inc.

I. Reference is made to the definition and list of Lisensed Products in the *** License Agreement dated 6 October 1997 (“the Agreement”).

Bitstream hereby grants Licensee (including its Affiliates as defined in the Agreement) a non-transferable, non-exclusive, nolimited license to use, reproduce and display in perpetuity the most recent version of the ***.

The license is granted for a consideration of a license fee equal to *** due and paid by Licensee to Bitstream in January 2001 and of which payment Bitstream hereby acknowledges receipt. All other terms and conditions will be as set forth in the Agreement.

II. Bitstream represents to Licensee as follows:

(i)	that it has received the consent for the license granted hereby from the Royal National Institute of the Blind (“RNIB);

(ii)	that the license fee set forth above is the lowest price offered to any DVB member for a paid-up license for the most recent version of the ***;
(iii)	that the *** licensed hereunder has been designed in accordance with the MHP specifications.

IN WITNESS WHEREOF this Addendum has been drawn up and signed by both parties in duplicate in a manner duly binding upon them.

Philips Digital Networks B.V.		Bitstream, Inc.
(formerly known as “Philips Business Electronics B.V.”)

***			***
Name:	***	Name:	***
Title:	Chief Financial Officer	Title:	President and Chief Operations Officer

WR-1055-1

20 March 2001

Fifth Addendum

to Bitstream Inc.

License Agreement

of October 6, 1997

This Fifth Addendum (the “Addendum”) is entered into and effective this 30th day of November 2004 by and between Bitstream Inc. of 245 First Street, Cambridge, Massachusetts 02142 (“Bitstream”) and Philips Semiconductors (and affiliates) of Prof. Holstlaan 4, WDB-p, 5656 AA Eindhoven. The Netherlands (as defined in the Agreement referenced below), (“License”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, Bitstream and Licensee are parties to a written agreement of October 6, 1997, entitled Bitstream Inc. *** License Agreement, as amended (the “Agreement”), whereby Bitstream granted Licensee certain rights, including the right to license and sublicense certain Bitstream products; and now Licensee desires to license additional products.

NOW, THEREFORE, the parties agree as follows:

The following Exhibits, attached hereto, are hereby incorporated to and expressly made a part of the Agreement.

Exhibit A-5: Outline(s)

Exhibit B-6: Outline(s)

This Fifth Addendum shall become part of the Agreement and the Agreement, as amended, shall remain in full force and effect.

Purchase Orders:

(Please check one)

     Licensee provides purchase orders in the ordinary course of its business and a signed purchase order is attached to the executed copy of this Agreement.

    .

IN WITNESS WHEREOF, the parties have duly caused this Fifth Addendum to be signed as of the date First set forth, by their respective authorized representatives.

Bitstream Inc.:		Philips Semiconductors:

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	CEO	Title:	***
Date:	1/31/05	Date:	17-01-2005

Exhibit A-5

to Bitstream Inc.

License Agreement

Outline(s)

This Exhibit A-5 is effective as of the 30th day of November 2004 and is part of and shall be governed by the Bitstream Inc. *** License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Digital Networks B.V. (“Licensee”). The Licensed Products listed below are licensed to Licensee under the terms and conditions of the Agreement, and in consideration of Licensee’s agreement to pay the access fees and royalties set forth in Exhibit B-6 of this Fifth Addendum for those Licensed Products purchased at Licensee’s option by Licensee:

An Outline in the PC TrueType font file format, Bitstream widths, and the Windows character set, in each of the following typeface styles:

Typeface	ID Number
***	***

***	***

***	***

***	***

***	***

***	***

Any additional Outlines ordered by Licensee will be governed by the terms and conditions of this Agreement.

Bitstream Inc.:		Philips Semiconductors:

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	CEO	Title:	***
Date:	1/31/05	Date:	17-01-2005

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors Fifth Addendum	2

Exhibit B-6

to Bitstream Inc.

License Agreement

Payment-Outline(s)

Volume Discount Royalty Payment Plan

This Exhibit B-6 is effective as of the 30th day of November 2004 and is part of and shall be governed by the Bitstream Inc. *** License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Digital Networks B.V. (“Licensee”).

1. Access Fees

The one-time access fee due according to Section 3 of the Agreement is *** per outline, for a total of ***, which shall be due and payable to Bitstream within sixty (60) days after Licensee’s receipt of Bitstream’s invoice to be sent to Licensee after delivery of the Outlines described in Exhibit A-5.

2. Shipping Charges

Licensee shall be responsible for the payment of the freight charges for the Outlines described in Exhibit A-5 that is shipped to Licensee.

3. Bitstream Royalty Rates

a. In addition to the access fees set forth at Section 1 of this Exhibit B-6, and in consideration of the right to Sublicense the Outlines described in Exhibit A-5, Licensee shall pay royalties to Bitstream at the rates and on the terms as shall be agreed by the parties in writing prior to shipment of the Outlines by Licensee.

4. Royalty Reporting

a. Licensee shall furnish written royalty reports to Bitstream within thirty (30) days after the end of each calendar quarter indicating the number of Systems incorporating Typefaces, Outlines and Derivative Works thereof and shipped to Licensee’s customer or OEM during the preceding calendar quarter. A royalty report form is attached hereto as Attachment 1.

b. Licensee shall maintain invoices and other documentation necessary to substantiate the number of royalty payments due under this Agreement for a period of three (3) years from the date the applicable royalty report was sent to Bitstream. Bitstream or its authorized representative may, at Bitstream’s expense, and upon providing Licensee reasonable notice, inspect such documentation at Licensee’s location at all reasonable times that are approved by Licensee during Licensee’s normal business hours. A royalty period may not be inspected more than once. If a royalty period has not been inspected within said three (3) years, then the royalty reports rendered for such period shall be deemed acceptable to Bitstream.

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors Fifth Addendum	3

Bitstream agrees to keep all information obtained during any royalty report inspection confidential pursuant to Section 6 of the Agreement and agrees that such information shall not be used for any purpose except to verify and collect the royalties due under this Agreement.

Bitstream Inc.:		Philips Semiconductors:

By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	CEO	Title:	***
Date:	1/31/05	Date:	17-01-2005

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors Fifth Addendum	4

Attachment 1

to Bitstream Inc.

License Agreement

Royalty Report Form

For:

Billing Address/Tel/Fax/Contact

Royalty Accounting Contact

Royalty Report for Quarter Ended

Please fill out the table below for each Licensed Product sublicensed during the past quarter:

Licensed Product(s)	Total Units Shipped this Quarter	Royalty Rate	Royalty Due (USD)

Total Royalty Payment due Bitstream this quarter

I certify that the above royalty report is complete and accurate:

Authorized Signature	Date

Remit with payment to Licensor within thirty (30) days after end of quarter.

For wire transfers please remit payment to:

International and domestic wire:	Domestic Lock Box:
Citizens Bank of Rhode Island One Citizens Drive, Riverside, RI 02915 ABA# 011500120 Account# *** SWIFT# CTZIUS33	Bitstream Inc. P.O. Box 5-0077 Woburn, MA 01815-0077

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors Fifth Addendum	5

Six Addendum

to Bitstream Inc.

License Agreement

of October 6, 1997

This Sixth Addendum (the “Addendum”) is entered into and effective this 29th day of April 2005 by and between Bitstream Inc. of 245 First Street, Cambridge, Massachusetts 02142 (“Bitstream”) and Philips Semiconductors B.V. (and affiliates) of Prof. Holsilaan 4, WDB-p, 5656 AA Eindhoven. The Netherlands (as defined in the Agreement referenced below), (“Licensee”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, Bitstream and Licensee are parties to a written agreement of October 6, 1997, entitled Bitstream Inc. *** License Agreement, as amended (the “Agreement”), whereby Bitstream granted Licensee certain rights, including the right to license and sublicense certain Bitstream products; and now Licensee desires to license additional products.

NOW, THEREFORE, the parties agree as follows:

The following Exhibits, attached hereto, are hereby incorporated to and expressly made a part of the Agreement.

Exhibit A-6: Outline(s)

Exhibit B-7: Outline (s)

This Sixth Addendum shall become part of the Agreement and the Agreement, as amended, shall remain in full force and effect.

Purchase Orders:

(Please check one)

_ Licensee provides purchase orders in the ordinary course of its business and a signed purchase order is attached to the executed copy of this Agreement.

_ Licensee does not issue purchase orders for this type of agreement.

IN WITNESS WHEREOF, the parties have duly caused this Third Addendum to be signed as of the date first set forth, by their respective authorized representatives.

Bitstream Inc.:		Philips Semiconductors B.V.
By:	***	By:	***
Print Name:	***	Print Name:	***
Title:	President and CEO	Title:	General MANAGER BC DTS
Date:	May 5, 2005	Date:	26-04-2005

Exhibit A-6

to Bitstream Inc.

License Agreement

Outline(s)

This Exhibit A-6 is effective as of the 29th day of April 2005 and is part of and shall be governed by the Bitstream Inc. License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Semiconductors B.V. (and affilliates) (“Licensee”). The Licensed Products listed below are licensed to Licensee under the terms and conditions of the Agreement, and in consideration of Licensee’s agreement to pay the access fees and royalties set forth in Exhibit B-7 of this Sixth Addendum for those Licensed Products purchased at Licensee’s option by Licensee:

An Outline in the PC TrueType font file format, Bitstream widths, and the Windows character set, in each of the following typeface styles:

Typeface	ID Number
***	***
***	***
***	***
***	***
***	***
***	***

Any additional Outlines ordered by Licensee will be governed by the terms and conditions of this Agreement.

Bitstream Inc.:	Philips Semiconductors B.V.:

By:***	By: ***

Print Name:***	Print Name: ***

Title: President and CEO	Title: GM BC DTS

Date: May 5, 2005	Date: 26-04-2005

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Sixth Addendum	2

Exhibit B-7

to Bitstream Inc.

License Agreement

Payment—Outline(s)

Volume Discount Royalty Payment Plan

This Exhibit B-7 is effective as of the 29th day of April 2005 and is part of and shall be governed by the Bitstream Inc. *** License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Semiconductors B.V. (and affiliates) (“Licensee”).

1. Access Fees

The one-time access fee due according to Section 3 of the Agreement for each Outline described in Exhibit A-6, which shall be due and payable to Bitstream within thirty (30) days of delivery of each Outline, is as follows: None.

2. Shipping Charges

Licensee shall be responsible for the payment of the freight charges for the Outlines described in Exhibit A-6 that is shipped to Licensee.

3. Bitstream Royalty Rates

a. In addition to the access fees set forth at Section 1 of this Exhibit B-7, and in consideration of the right to sublicense Outlines, Licensee shall pay royalties to Bitstream at the rate(s) set forth below:

Outline Product(s)	Royalty Rates(s) (USD)
Outlines described in Exhibit A-6 hereto	30,000 shipments at *** per set for a total of ***

b. A royalty is due for each copy of an Outline, or Derivative Work thereof, sublicensed by Licensee or its Sublicensee for use on or in a single System. One “Outline” equals one version of a typeface style (e.g., roman, italic, bold, bold italic). If an Outline is used to generate Bitmaps, then a royalty is due for each set of Bitmaps in one Typeface (in any number of sizes or resolutions) that is sublicensed.

c. The Outline Products licensed shall be limited to use within a specific System product line or for support of a specific System, or both.

d. In consideration of the license granted in the Agreement, and of the royalty rate(s) granted above, Licensee agrees to sublicense or transfer Outlines only as an inseparable unit with Systems.

4. Payment of Bitstream Royalties

a. In consideration of the royalty rate(s) granted in Section 3 above, Licensee agrees to pay the total guaranteed royalties in the amount of *** with payment due to Bitstream sixty (60) days after execution of this Addendumon.

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Sixth Addendum	3

If any payment or part of a payment set forth above is not paid when due, then after any applicable cure periods specified in this Agreement, the balance shall become due immediately in full.

b. The “Royalty Period”, during which Licensee may sublicense Outlines under the royalty payment plan set forth above, begins on April 29, 2005 and ends on April 29, 2008. Licensee’s obligation to pay the total royalties set forth above shall not be diminished if Licensee fails to grant all authorized sublicenses before the end of the Royalty Period. If Licensee grants all authorized sublicenses before the end of the Royalty Period, any unpaid balance of the total royalties shall become due and payable immediately.

c. At the expiration of the Royalty Period, or if Licensee has granted all authorized sublicenses, Licensee may grant additional sublicenses at Bitstream’s then-current royalty rate for individual sublicenses (Bitstream’s Pay-As-You-Go Plan) or may negotiate with Bitstream to enter into a new contract.

d. In the event that Licensee fails to make any of the payments when due, as set forth in 4(a) above, the total amount of the unpaid balance shall become immediately due and payable to Bitstream.

5. Sublicense Fees

In the event that Licensee sublicenses an Outline to another Licensee, with the right to copy the Outline, a sublicense fee shall be due in an amount equal to the access fee paid by the Licensee to Bitstream for the Outline. Sublicense fees shall be due for copies of Outlines, or their Derivative Works, sublicensed with Systems for further licensing by Sublicensee.

Bitstream Inc.:	Philips Semiconductors B.V.:

By: ***	By: ***

Print Name: ***	Print Name: ***

Title: President and CEO	Title: GM BC DTS

Date: May 2, 2005	Date: 26-04-2005

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Sixth Addendum	4

Eighth Addendum

to Bitstream Inc.

License Agreement

of October 6, 1997

This Eighth Addendum (the “Addendum”) is entered into and effective this        1    day of January 2006 by and between Bitstream Inc. of 245 First Street, Cambridge, Massachusetts 02142 (“Bitstream”) and Philips Semiconductors B.V. (and affiliates) of High Tech Campus 60, 5656 AG Eindhoven, The Netherlands (“Licensee”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, Bitstream and Licensee are parties to a written agreement of October 6, 1997, entitled Bitstream Inc. *** License Agreement, as amended (the “Agreement”), whereby Bitstream granted Licensee certain rights, including the right to license and sublicense certain Bitstream products; and now the parties desire to amend certain terms of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

The following Exhibits, attached hereto, are hereby incorporated to and expressly made a part of the Agreement.

Exhibit A-8: Outline(s)

Exhibit A-9: Font Scaling Software

Exhibit B-9: Payment – Outline(s)

Exhibit B-10: Payment – Font Scaling Software

This Eighth Addendum shall become part of the Agreement and the Agreement, as amended, shall remain in full force and effect.

Purchase Orders:

(Please check one)

☒	Licensee provides quarterly purchase orders in connection with the royalty reports provided by Licensee.

☐	Licensee does not issue purchase orders for this type of agreement.

IN WITNESS WHEREOF, the parties have duly caused this Third Addendum to be signed as of the date first set forth, by their respective authorized representatives.

Bitstream Inc.:	Philips Semiconductors B.V.:

By: ***	By: ***

Print Name: ***	Print Name: ***

Title: President & CEO	Title: SVP & General Counsel

Date: 6/9/06	Date: 02-06-2006

Exhibit A-8

to Bitstream Inc.

License

Agreement

Outline(s)

This Exhibit A-8 is effective as of the        1    day of January 2006 and is part of and shall be governed by the Bitstream Inc. *** License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Semiconductors B.V. (and affiliates) (“Licensee”). The Licensed Products listed below are licensed to Licensee under the terms and conditions of the Agreement, and in consideration of Licensee’s agreement to pay the access fees and royalties set forth in Exhibit B-9 of this Eighth Addendum for those Licensed Products purchased at Licensee’s option by Licensee:

An Outline in the PC True Type font file format, Bitstream widths, and the Windows character set, in each of the following typeface styles:

Typeface	ID Number
***	***
***	***
***	***
***	***
***	***
***	***

Any additional Outline ordered and/or sub-licensed by Licensee will be governed by the terms and conditions of this Eighth Addendum.

Bitstream warrants and represents that the Typefaces listed above and used in connection with the font scaling software licensed in Exhibit A-9 below and including *** fully meets the requirements as set forth in the EIA-708-B standard and/or FCC00-259 mandate.

Bitstream Inc.:	Philips Semiconductors B.V.:

By: ***	By:

Print Name: ***	Print Name:

Title: President & CEO	Title:

Date: 6/9/06	Date:

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Eighth Addendum	2

Exhibit A-9

to Bitstream Inc.

License

Agreement

Font Scaling Software

This Exhibit A-9 is effective as of the        1    day of January 2006 and is part of and shall be governed by the License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Semiconductors B.V. (and affiliates) (“Licensee”). The Licensed Products listed below are licensed to Licensee under the terms and conditions of the Agreement, and in consideration of Licensee’s agreement to pay the access fees and royalties set forth in Exhibit B-10 of this Eighth Addendum for those Licensed Products purchased at Licensee’s option by Licensee:

•	Font Scaling Software in the following version(s):

*** (and earlier versions)

Bitstream Inc.:	Philips Semiconductors B.V.:

By: ***	By:

Print Name: ***	Print Name:

Title: President & CEO	Title:

Date: 6/9/06	Date:

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Eighth Addendum	3

Exhibit B-9

to Bitstream Inc.

License

Agreement

Payment—Outline(s)

Volume Discount Royalty Payment Plan

This Exhibit B-9 is effective as of the        1    day of January 2006 and is part of and shall be governed by the Bitstream Inc. *** License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Semiconductors B.V. (and affiliates) (“Licensee”).

1. Access Fees

The one-time access fee due according to Section 3 of the Agreement for each Outline described in Exhibit A-8, which shall be due and payable to Bitstream within thirty (30) days of delivery of each Outline, is as follows: None.

2. Bitstream Royalty Rates

a. In addition to the access fees set forth at Section 1 of this Exhibit B-9, and in consideration of the right to sublicense Outlines, Licensee shall pay royalties to Bitstream at the rate(s) set forth below:

Outline Product(s)	Royalty Rate(s) (USD)
Outlines described in Exhibit A-8 hereto	*** per sublicense for entire shipment, per set

4. Payment of Bitstream Royalties

a. Royalties are due and payable to Bitstream as they are incurred on a calendar quarterly basis, as set forth in Section 6(a) of this Exhibit below.

b. In consideration of the license granted in the Agreement, and of the royalty rate(s) granted above, Licensee agrees to sublicense or transfer Outlines only in connection with the sale of Systems.

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Eighth Addendum	4

5. Royalty Reporting

a. Licensee shall furnish written royalty reports including Purchase Orders and sent such royalty reports and Purchase Orders to Bitstream within thirty (30) days after the end of each calendar quarter indicating the type and quantity of Outlines, and Derivative Works including font scaling software transferred or sublicensed during the preceding calendar quarter. Bitstream may invoice Licensee for the amounts depicted on the Purchase Order(s) and payment will be done within thirty (30) days after having received such invoice by Licensee. A royalty report form is attached hereto as Attachment 1 to record each Outline sublicensed, the number of sublicensed copies and the applicable royalty rate(s).

b. Licensee shall maintain invoices and other documentation reasonably necessary to substantiate the number of royalty payments due under this Agreement for a period of three years from the date the applicable royalty report was sent to Bitstream. Bitstream or its authorized representative may, at Bitstream’s expense, inspect such invoices with two (2) months prior notice to Licensee and only once per calendar year during normal business hours. A royalty period may not be inspected more than once. If a royalty period has not been inspected within said three (3) years, then the royalty reports rendered for such period shall be deemed acceptable to Bitstream.

Following Article 6 of the Agreement, Bitstream agrees to keep all Information obtained during any royalty report inspection confidential and agrees that such information shall not be used for any purpose except to verify and collect the royalties due under this Agreement.

Bitstream Inc.:	Philips Semiconductors B.V.:

By: ***	By:

Print Name: ***	Print Name:

Title: President & CEO	Title:

Date: 6/9/06	Date:

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Eighth Addendum	5

Exhibit B-10

to Bitstream Inc.

License

Agreement

Payment—Font Scaling Software

This Exhibit B-10 is effective as of the        1    day of January 2006 and is part of and shall be governed by the License Agreement made effective on October 6, 1997 by and between Bitstream Inc. (“Bitstream”) and Philips Semiconductors B.V. (“Licensee”).

1. Access Fees

The access fee due according to Section 3 of the Agreement for Font Scaling Software, which shall be due and payable to Bitstream within thirty (30) days of delivery of the Font Scaling Software, is as follows: None.

3. Royalty Rates For Font Scaling Software

Font Scaling Software	Royalty Rate(s) (USD)
Font Scaling Software described in Exhibit A-9 hereto	*** per sublicense

Bitstream Inc.:	Philips Semiconductors B.V.:

By: ***	By:

Print Name: ***	Print Name:

Title: President & CEO	Title:

Date: 6/9/06	Date:

Bitstream Inc. OEM/ISV License Agreement Philips Semiconductors B.V. Eighth Addendum	6

Attachment 1

to Bitstream Inc.

License

Agreement

Royalty Report

Form

For:

Billing Address/Tel/Fax/Contact

Royalty Accounting Contact

Royalty Report for Quarter Ended

Please fill out the table below for each Licensed Product sublicensed during the past quarter:

Licensed Product(s)	Total Units Shipped this Quarter	Royalty Rate	Royalty Due (USD)

Total Royalty Payment due Bitstream this quarter

I certify that the above royalty report is complete and accurate:

Authorized Signature	Date

Remit with Purchase Order to Bitstream within thirty (30) days after end of quarter.

For wire transfers please remit payment to:

International and domestic wire:	Domestic Lock Box:
Citizens Bank of Rhode Island One Citizens Drive, Riverside, RI 02915 ABA# 011500120 Account# ***	Bitstream Inc. P.O. Box 845818 Boston, MA 02284-5818
SWIFT# CTZIUS33

Bitstream Inc. OEM/ISV License Agreement	7

Agreement number CPO-ICT-185

OEM Agreement

for ***

(1) Cabot Communications Limited

(2) Philips Semiconductors B.V.

Dated 30 July 2003

Cabot Communications Limited
Verona House
Filwood Road
Bristol BS163RY
United Kingdom
TEL	+44(0)117 958 4232
FAX	+44(0)117 958 4168
WEB	www.cabot.co.uk

Contents

1.	Definitions and interpretation
2.	Adapting of the Software	4
3.	Adaptation Fees	5
4.	Manufacture and exploitation licences	6
5.	Support and Maintenance Services	7
6.	Upgrades to the Adapted Software	9
7.	Other Support Services	10
8.	Royalties and Payments	11
9.	Taxes	11
10.	Intellectual Property	12
11.	Warranties and liability	14
12.	Term, termination, and remedies	15
13.	Making of Copies	15
14.	Responsibilities of Licensee	16
15.	Force majeure	16
16.	Risk of loss	16
17.	Assignment and sub-licensing	16
18.	Confidential Information	16
19.	Notices	17
20.	Applicable Law	18
21.	Effect Of Waiver	19
22.	Export controls	19
23.	Severability	19
24.	Entire Agreement	19
25.	Third Parties	19
26.	Joint and several	19
27.	Public Relations	19
Schedule 1		21
Schedule 2		22
Schedule 3		23
Schedule 4		24
Schedule 5		26
Schedule 5		26
Schedule 6		28

This Agreement is made the 30th day of July 2003

Between:

(1)	Cabot Communications Limited (a company registered in England with no.02817269) whose registered office and principal trading address is Verona House, Filwood Road, Bristol, BS16 3RY United Kingdom (“Cabot”)

and

(2)	Philips Philips Semiconductors B.V. (a company registered in Eindhoven, The Netherlands with no.70621 ) whose registered office and principal trading address is Noord-Brabantlaan 2, 5651 LX Eindhoven, The Netherlands. (“Licensee”)

Background:

(A)	Cabot has developed a library of standard software products, providing interactive digital TV solutions and is in the business of developing and marketing that Software.

(B)	The Licensee is in the business of manufacturing (or development of) Licensed Products. Once manufactured, the Licensed Products are going to be distributed to OEM Customers for integration into Digital TV Devices.

(C)	The Licensee wishes to acquire a licence to enable the Licensee to integrate and/or embed Cabots Software into its Licensed Products and wishes to obtain Cabot’s assistance with the porting of that Software.

(D)	Cabot agrees to provide that assistance and to grant a non-exclusive, non-transferable, object code only licence to integrate and/or embed the Software into Licensed Products and to manufacture and distribute Licensed Products to OEM Customers, wholesalers and retailers subject to the terms of this Agreement.

It is agreed as follows:

1.	Definitions and interpretation

1.1	In this Agreement, unless the context otherwise requires, the following words have the following meanings:

Adapted Software	The Software in an adapted form created in accordance with clause 2

Adaptation Fees	The Adaptation Fees referred to in Schedule 3

Adaptation Plan	The plan to be agreed under clause 2.2 detailing the configuration of the Licensed Products and the adaptation required to enable the Software to be used with those Licensed Products

Adaptation Services	Those services provided by Cabot to the Licensee, under clause 2.3 to adapt the Software including DTG, DVB stream and OAD testing.

1	30 July 2003

Affiliates	any person which directly or indirectly Controls, is Controlled by or is under common Control with the party concerned, but only so long as such a Control exists

Agreement	this Agreement (including any schedule or annexure to it and any document in agreed form);

Confidential Information	all identifiable methodology, know-how, experience, data, tables and all other technical or commercial information relating to either party, its business, products, customers, and which is obtained under this Agreement by one party and/or its Affiliates whether in human or machine readable form, and where the Licensee is the Receiving Party (defined below) shall include (without limitation) the Software and the Adapted Software, the Adaptation Plan and the Project Plan

Control	the power to secure that the affairs of that person are conducted in accordance with the wishes of that person either through the holding of shares, the power to appoint and remove directors, contract, or otherwise, and “Controlled” shall be construed accordingly

Digital TV Devices	Digital television receiver devices manufactured by Philips Consumer Electronics based on Philips Semiconductors *** platform

End Users	Customers who purchase for their own use Digital TV Devices incorporating both the Licensed Products and the Adapted Software

Error	a failure of the Adapted Software to materially conform to the specifications included in the Adaptation Plan

Intellectual Property	all copyright, design rights, database rights, trade marks, service marks, domain name rights, patents, know-how and all other intellectual property rights, whether registered, registerable or not and both present and future

Licence	The licences to the Adapted Software granted under clauses 2.1 and 4 of this Agreement

Licensed Product	Such of the Licensee’s digital television receiver devices the configuration of which is to be agreed and set out in the Adaptation Plan

2	30 July 2003

OEM Customers	OEM customers of the Licensee who have entered into a licence for the Adapted Software in accordance with clause 4.2

Project Plan	The plan to be agreed under clause 2.2 detailing the estimated timetable for the adaptation and delivery of the Adapted Software in accordance with this Agreement

Royalties	The Royalty referred to Schedule 3

Royalty Advance	the royalty advance referred to in Schedule 3

Sale, Sell, Sold	The disposal of any interest in the Licensed Product by way of sale, hire, lease, licence, sub-licence or transfer

Software	The such versions of Cabot’s standard software libraries in a form existing at the date of this Agreement in object code version only as specified in Schedule 1

Software Licence Fee	The software licence fee referred to in Schedule 3

Territory	World-wide

Updates	Error corrections, bug fixes and such interim releases of the standard Cabot Software libraries as may be officially released by Cabot to its customers receiving Support and Maintenance Services. For the avoidance of doubt, Updates shall not include new versions or developments.

Upgrade	functional enhancements, new features and/or versions of the standard Cabot Software libraries

Working Days	Monday to Friday in every week, excluding Bank and Public holidays in the United Kingdom

1.2	The headings in this Agreement are for convenience only and shall not affect their interpretation.

1.3	In this Agreement any reference to a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or one or more of the foregoing and references to the singular shall include the plural and vice versa.

3	30 July 2003

2.	Adapting of the Software

2.1	Cabot hereby grants the Licensee a non-exclusive,non-transferable ,object code only licence, for the duration of the Agreement, to adapt the Software in object code only version so as to allow the Software to be embedded into such of the Licensed Products as may be set out in the Adaptation Plan.

2.2	As soon as practicable following the date of this Agreement, Cabot and the Licensee shall use their best endeavours, negotiating in good faith, to agree an Adaptation Plan and a Project Plan. If they are unable to come to an agreement on the Adaptation Plan and Project Plan within 30 days of the date of this Agreement either Cabot or the Licensee may, within a period of a further seven days, terminate this Agreement by written notice to the other without liability.

2.3	Once agreed, Cabot shall provide the Licensee with assistance with the adaptation of the Software so as to allow of the Software to be embedded in the Licensed Products in accordance with the Adaptation Plan and the Project Plan and the terms of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of Adaptation Plan and/or the Project Plan, then this Agreement shall prevail. The Adaptation Services will be provided on a non-exclusive basis.

2.4	The Licensee acknowledges that, save as expressly set out in the Adaptation Plan, the Licensee shall be responsible for the adaptation of the Software so as to ensure compatibility with the Licensed Products.

2.5	Cabot shall only be required to provide the Adaptation Services in respect of the current versions of the Licensed Products identified in Schedule 2. Unless otherwise agreed, any other adaptation or other consultancy services provided by Cabot at the request of the Licensee shall be subject to Cabot’s standard fees applying at that time and the terms of this Agreement.

2.6	The Licensee shall provide such information and assistance as Cabot may reasonably require, at the Licensee’s cost, to enable Cabot to comply with its obligations in this Agreement and the Adaptation Plan and the Project Plan, including (without limitation) information concerning the configuration and design of the Licensed Products and the Licensee shall carry out such other tasks as may be referred to in the Adaptation Plan and the Project Plan.

2.7	Without prejudice to the generality of clause 2.6, the Licensee will make available at its own expense computer systems and appropriate personnel to the extent necessary for Cabot to perform the Adaptation Services. Licensee will ensure that any Licensee computer system will be fully functional, accompanied by complete and accurate user documentation and that Licensee will make technical support available in a timely manner as is reasonably required.

2.8	Subject to clauses 2.6 and 2.7 Cabot shall use its reasonable endeavours to provide the Adaptation Services in accordance with this Agreement by the dates specified in the Project Plan, provided that time for completion of those services and delivery of the Adapted Software shall not be of the essence.

4	30 July 2003

2.9.	In the event that any obligation of Cabot to adapt the Software is delayed as a result of an act or omission of the Licensee then, without prejudice to Cabot’s other rights and remedies:

	2.9.1	the milestone specified in the Project Plan associated with the relevant obligation(s) (and the dates similarly associated with any subsequent obligation(s) specified in the Project Plan ) shall be amended by a period of time equal to the period of such delay caused by the Licensee (or other such period as the parties agree); and

	2.9.2	the Licensee shall reimburse Cabot for all costs which are reasonably incurred by Cabot as a direct result of such delay, provided that Cabot uses its reasonable efforts to mitigate such costs.

2.10

On completion of the Adaptation Services , Cabot shall make the Adapted Software available to The Licensee. The Licensee shall be entitled to conduct such Acceptance Tests as it reasonably considers appropriate on the Adapted Software, for the purposes of determining the Adapted Software’s compliance with the Adaptation Plan.

2.11	Cabot will not be liable for any costs or expense associated with any Acceptance Tests conducted by or on behalf of the Licensee (including, but without limitation, any Digital Test Centre test costs).

2.12	The Licensee shall immediately notify Cabot in writing of the scheduled date, time and location of any proposed Acceptance Tests, and any authorised representatives of Cabot shall be entitled to attend the Acceptance Tests for the purpose for verifying any results.

2.13	The Licensee shall notify Cabot in writing of any material failure of the Adapted Software to comply with the Adaptation Plan within 60 Working Days of the Adapted Software being made available to the Licensee, such notice specifying the defect and the manner in which it fails so to comply, failing which the Licensee shall be deemed to have accepted the Adapted Software. In circumstances where such failure arises solely out of Cabot’s failure to provide the Adaptation Services in accordance with the Adaptation plan, following receipt of any such notice, Cabot shall remedy the Adapted Software so as to ensure that it complies with the Adaptation Plan at its own cost, and this process shall be repeated until the Adapted Software is accepted ( or is deemed to be accepted) by the Licensee. The Licensee acknowledge that Cabot shall not be responsible for any failure of the Adapted Software arising out of any adaptation carried out by the Licensee.

3.	Adaptation Fee

3.1	In consideration of the adaptation of the Software referred to in clause 2, the Licensee shall pay to Cabot the Adaptation Fees in accordance with Schedule 3.

3.2	The Adaptation Fee will be paid by the Licensee in two instalments, the first instalment will be *** and paid within 30 days of the date of this Agreement , the second will be *** and paid within 30 days of acceptance (or deemed acceptance) by the Licensee of the Adapted Software in accordance with clause 2.12, provided that in each case Cabot has submitted an invoice.

5	30 July 2003

4.	Manufacture and exploitation licences

4.1	Cabot hereby grants the following licences to the Licensee for the duration of this Agreement subject to the terms of this Agreement and for the following purposes only:-

Design and manufacture of Licensed Products incorporating the Adapted Software

4.1.1	a non-exclusive, non-transferable , object code only licence to use the Adapted Software to manufacture Licensed Products incorporating the Adapted Software, and

4.1.2	a non-exclusive, non-transferable, object code only licence to authorise a third party (“Third Party Manufacturer”) to manufacture Licensed Products on behalf of the Licensee (but not on its own behalf) provided that:-

	(a)	the Licensee enters into a written agreement with the Third Party Manufacturer ensuring equivalent levels of protection for the Adapted Software, the Adaptation Plan, and the copyright, design right, patents or other intellectual property rights and Confidential Information of Cabot as is provided by this Agreement;

	(b)	the Licensee sends to Cabot a copy of the agreement with the Third Party Manufacturer or written notice specifying that such an agreement has been completed within 14 days of entering into that agreement as evidence of the Licensee’s compliance with clause 4.1.2(a);

	(c)	the Licensee will ensure that the Third party Manufacturer complies with the terms of the agreement referred to in clause 4.1.2 (a); and

	(d)	the Licensee’s agreement with the Third Party Manufacture terminates on the date of termination or expiry of this Agreement, only to the extent that such agreement relates to the Licensed Products incorporating the Adapted Software;

and

4.1.3	a non-exclusive, non-transferable, object code only licence to use the Adapted Software to market, distribute and Sell Licensed Products in which the Adapted Software has been previously installed, integrated and/or embedded under clauses 4.1.1 and 4.1.2 to wholesalers, distributors and retailers in the Territory and to support and maintain such Licensed Products; and

Bundling of the Adapted Software

4.1.4	subject to clause 4.2, a non-exclusive, non-transferable, object code only licence to use the Adapted Software to market, distribute and Sell Licensed

6	30 July 2003

Products in conjunction with the Adapted Software to OEM Customers in the Territory to enable OEM Customers to install, integrate and/or embed Licensed Products and the Adapted Software together into Digital TV Devices and to support and maintain such Licensed Products.

4.2	The Licensee shall not allow copies of the Adapted Software to be used by or supplied to the OEM Customers until the OEM Customers have first entered into a written licence agreement with the Licensee and/or Cabot permitting the OEM Customers to install, integrate and\or embed the Adapted Software together with the Licensed Products into Digital TV Devices only and ensuring the equivalent protection for Cabot’s Confidential Information and Intellectual Property as provided by this Agreement (“the OEM Customer Licence”) and provided that the Licensee informs Cabot in writing of any breach or suspected breach of the OEM Customer Licence immediately on it becoming aware of the same and the Licensee ensures that the OEM Customers comply with the terms of those licences. For the Avoidance of doubt, the Licensee shall ensure it does not allow OEM Customers to use the Adapted Software other than in conjunction with the Licensee’s Licensed Products and the OEM Customer’s own Digital TV Devices.

4.3	The Licensee may make such copies of the Adapted Software as are necessary for the purposes of excersing the rights granted to the Licensee under the clause 4.1 above, provided that all such copies shall be subject to the terms of this Agreement.

4.4	The Licensee may not sub-licence the rights granted under this Agreement or otherwise allow any third parties to use the Adapted Software, except in accordance with clauses 4.1 and 4.2.

5.	Support and Maintenance Services

5.1	Cabot shall use its reasonable efforts to provide the Support and Maintenance Services in accordance with the Schedule 4 only in respect of Adapted Software used by End Users within the countries specified in Schedule 4. Where no such country is specified, Cabot shall only be obliged to provide the Support and Maintenance Services in respect of Adapted Software used by End Users within the United Kingdom.

5.2	As part of the Support and Maintenance Services, Cabot will use its reasonable efforts to provide Error corrections for the Adaptive Software in accordance with Schedule 4 only in respect of Errors caused solely as a result of Cabot’s failure to provide the Adaptation Services in the manner required by this Agreement.

5.3	Cabot shall not be obliged to provide the Support and Maintenance Services:

5.3.1	where defects or errors result from any modifications of the Adapted Software made by the Licensee of its own volition;

5.3.2	in respect of any version of the Adapted Software except (i) the then current version of the Adapted Software, and (ii) the immediately preceding version of the Adapted Software for a period of six (6) months after it is first superseded;

7	30 July 2003

5.3.3	where the Adapted Software is used with Licensed Products other than the current versions referred to in Schedule 2;

5.3.4	where any error in the Licensed Products not caused by the Adapted Software;

5.3.5	where any error in the Licensed Products or Adapted Software not caused solely any failure Cabot to provide the Adaptation Services in accordance with this Agreement;

5.3.6	where any error caused or contributed to by the Licensed Product’s failure to comply with the configuration and specification detailed in the Adaptation Plan;

5.3.7	where any failure by the Licensee (or any person on the Licensee’s behalf) to properly install the Adapted Software on the Licensed Product;

5.3.8	where any error caused or contributed to by the failure of the Licensed Product to be used properly and in accordance with instructions for use; and/or

5.3.9	during any period in respect of which the Support and Maintenance Fee has not been paid by the Licensee.

5.4	In consideration of the Support and Maintenance Services, the Licensee shall pay Cabot the Support and Maintenance Fees in accordance with Schedule 4.

5.5	In the event that Cabot incurs additional costs for specialised equipment required for providing the Support and Maintenance Services in a specific country in the Territory, the Licensee shall reimburse Cabot’s reasonable costs within 30 days of the date of invoice, provided that Cabot provides the Licensee with receipts for such expenses.

5.6	Cabot shall make an additional charge in accordance with its reasonable standard scale or charges for the time being in force for any services provided by the Cabot at the request of the Licensee, but which do not fall within the Support and Maintenance Services by virtue of any of the exclusions referred to in clause 5.2 above or otherwise.

5.7	The Support and Maintenance Services shall be provided for a period of 12 months from the date of this Agreement and thereafter for further periods of 12 months provided that:

5.7.1	the then applicable Support and Maintenance Fees notified by Cabot shall apply to such further period of 12 months which shall be paid by the Licensee no later that thirty days prior to the end of the preceding 12 month period or seven days prior to the end of the warranty period as defined in clause 11.5; and

5.7.2	the Licensee may serve Cabot with not less than 60 days prior notice of intention not to renew the Support and Maintenance Services, such notice to expire on the end of the 12 month period.

8	30 July 2003

5.8	Cabot reserves the right to discontinue the Support and Maintenance Services should Cabot, in its sole discretion, determine that continued support for any Adapted Software is no longer economically practicable and will give Customer at least three (3) months prior written notice of any such discontinuance of Support and Maintenance Services and will refund to the Customer any unused Support and Maintenance Services Fees that the Licensee may have prepaid with respect to the Adapted Software.

6.	Upgrades to the Adapted Software

6.1	From time to time Cabot may make produce Upgrades to its standard Software libraries. Cabot shall notify the Licensee of any Upgrades to its standard Software libraries forming part of the Adapted Software that become available during any period in respect of which the Licensee has paid the Support and Maintenance Fees.

6.2	If the Licensee wishes to acquire the Upgrades, it shall notify Cabot in writing to that effect.

6.3	Cabot will carry out Adaptation Services in respect of the Upgrades provided that the parties first agree an Adaptation Plan, Project Plan and fee for that adaptation. Once that adaptation has been completed Cabot shall provide the Upgrades to the Licensee. The Licensee may make the Upgrades available to End Users through the Licensees own resources at the Licensees own cost.

6.4	The terms of this Agreement shall apply to the Upgrades.

7.	Other Support Services

7.1	Other Support Services designated as optional may be ordered at the discretion of the licensee during the term of this agreement.

7.2	In consideration of the Other Support Services as ordered, the Licensee shall pay Cabot the Other Support Services Fees in accordance with Schedule 5

7.3	Cabot shall use its reasonable efforts to provide Other Support Services in accordance with Schedule 5 and the Service Plan

7.4	As soon as practicable following the date of this Agreement or if the particular service is optional, when it is ordered by the licensee, Cabot and the Licensee shall use their best endeavours, negotiating in good faith, to agree a Service Plan.

7.5	The following general terms and conditions shall apply to all Other Support Services provided hereunder:

7.6	Cabot will use commercially reasonable efforts to provide all Other Support Services.

7.7	Licensee will make available at its own expense computer systems and appropriate personnel to the extent necessary for Cabot to perform the Other Services. Licensee will ensure that any Licensee computer systems will be fully functional, accompanied by complete and accurate user documentation and that Licensee will make technical support available in a timely manner as is reasonably required. The parties agree that any Service Plan delivery date or work requirement will be adjusted for any delay in

9	30 July 2003

performance of the Other Support Services that results from failure of Licensee computer systems to perform inadequate documentation, insufficient technical support or failure to make timely payments under this Agreement and that any costs and expenses incurred as a result of such delay shall be borne by Licensee.

7.8	Licensee will pay or reimburse Cabot for all reasonable expenses incurred to provide the Other Services, including, without limitation, expenses related to travel and the acquisition of any hardware or software systems specific to the Service Plan

7.9	Cabot reserves the right to discontinue Other Services should Cabot, in its sole discretion, determine the Service is no longer economically practicable and will give Customer at least three (3) months prior written notice of any such discontinuance of the Service.

8.	Royalties and Payments

8.1	In consideration of the Licence, the Licensee shall pay the software Licence Fee, Royalty Advance and the Royalties to Cabot in accordance with Schedule 3.

8.2	The Licensee shall pay the Software Licence Fee and Royalty Advance to Cabot by 31st December 2004 Once paid, the Royalty Advance may be offset by and in favour of the Licensee against future Royalties due under clause 8.1

8.3	The Royalties shall apply for a period of 24 months from the date of this Agreement. Thereafter the Royalties shall increase with effect from that date and on the 31 December in each subsequent year by an amount equal to the percentage increase in the UK Central Statistical Offices Monthly Digest of Statistics: General Index of Retail prices: Table 18.1 – Monthly Digest over the immediately preceding 12 months.

8.4	The Licensee shall within 30 days of the end of each three month period send to Cabot a statement showing the aggregate number of Licensed Products Sold by or on behalf of the Licensee and any its Affiliates during that period incorporating and in conjunction with the Adapted Software.

8.5	The Licensee shall remit the Royalties to Cabot within 14 days of the date of Cabot’s invoice.

8.6	The Licensee shall keep separate records and accurate accounts sufficient to calculate the Royalties and shall permit the duly appointed representatives of Cabot to inspect all such records and accounts and take copies of them at all reasonable times, upon five Working Days written notification. Any audit or inspection and all information learned as a result thereof will be subject to confidentiality obligations as set forth in section 16. The use of such information shall be solely for the purpose of audit and in connection with any dispute arising from such audit.

8.7	Cabot may engage an auditor of its choice to verify the information provided to Cabot in relation to the Royalties (“Independent Auditor”) on terms which require the Independent Auditor to produce a report which certifies whether the sums reported by the Licensee under clause 8.4 were accurate, but which also requires the Independent

10	30 July 2003

Auditor to keep the Confidential Information of the Licensee confidential. On the request of Cabot during the period of 90 days after the end of any 12 month period the Licensee shall give the Independent Auditor access to the records and accounts referred to in clause 8.6 to enable such persons to certify the accuracy of the information submitted by it in respect of that year pursuant to clause 8.4. If the results of the report certify that the sums reported by the Licensee under cause 8.4 were accurate to within plus or minus 10% (ten percent), the reasonable costs of the Independent Auditor incurred in the preparation of their report shall be paid by Cabot. In all other circumstances the costs of the auditor’s report shall be paid by the Licensee.

8.8	The Licensee shall reimburse Cabot’s reasonable travel and subsistence expenses properly incurred by Cabot in carrying out the services this Agreement within 30 days of the date of invoice, provided Cabot provides the Licensee with receipts for such expenses.

8.9	Without prejudice to any other remedy which Cabot may have, if any sums due under this Agreement are not received by Cabot in cleared funds by the due dates referred to Cabot may:

	8.9.1	charge interest on the overdue amount at the rate 4% above the base rate of the Bank of England for the time being from the due date until the overdue sums have been received by Cabot in cleared funds; and/or

	8.9.2	terminate this Agreement by 30 days notice in writing to the Licensee in the event of a failure to make any three payments due under this Agreement by or on the due dates in any period of six calendar months.

8.10	Save in so far otherwise expressly provided all amounts stated in this agreement are expressed exclusive of value added tax (or other applicable sales tax that may be deemed payable under applicable law) and any such sales tax arising in respect of any supply made hereunder shall be paid in the issue of a valid tax invoice. However for withholding tax section 9.2 shall apply.

8.11	The Licensee shall make all payments to Cabot without any deduction or set off other than such amount (if any) as it is required to deduct by law.

9.	Taxes

9.1	The Licensee shall pay, or reimburse Cabot for as the case may be, any taxes, expect for withholding tax, subject to section 9.25, however designed, arising from or based upon the fees due under this Agreement.

9.2	Cabot shall use reasonable efforts to obtain a tax exemption certificate (or the like) from the tax authorities in which the Licensee resides to entitle the Licensee to claim an exemption from taxes imposed on and to be paid by the Licensee according to the laws of that territory. In the event Cabot is given relief from withholding tax, no income or other tax of any kind shall be deducted from the amount of any license fee and\ or royalties payable under this agreement. As long as the License has not received a copy of the aforementioned tax exemption certificate, the Licensee may deduct such taxes from the amount owed Cabot and shall pay them on behalf of Cabot and shall upon Cabot request submit an official tax receipt issued by relevant tax authorities evidencing the payment.

11	30 July 2003

10.	Intellectual Property

10.1	Cabot and the Licensee agree that all Intellectual Property in the Software, Adapted Software and Updates shall be owned exclusively by Cabot. Further the Intellectual Property in the Adaptation Plan and the Project Plan will also be exclusively owned by Cabot, subject to any pre-existing Intellectual Property of the Licensee specifically incorporated within those documents.

10.2	The Licensee shall provide such available information and assistance as Cabot may reasonably require for the purpose of confirming Cabot’s ownership of the items specified in clause 10.1.

10.3	The Licensee shall not copy, adapt, develop, modify, disassemble, reverse engineer or otherwise use the Software, Adapted Software or Upgraded Software other than as expressly set out in clause 4 above. There are no implied licenses granted under this Agreement, and as between Cabot and the Licensee, all rights, save for those granted under clause 4, shall remain exclusively with Cabot.

10.4	The Licensee shall immediately inform Cabot in writing as soon as it becomes aware of any infringement or suspected infringement of Cabot’s Intellectual Property in the Software, Adapted Software or Upgraded Software.

11.	Warranties and liability

11.1	The Licensee warrants and undertakes to Cabot that the information provided by the Licensee under clauses 2.6 and 2.7 shall be true and accurate in all material respects and, so far as it is aware, shall not breach the Intellectual Property of any third party.

11.2	Cabot warrants to the Licensee that, so far as it is aware, the use by the License of the elements of the Adapted Software produced by Cabot as part of the Adaptation Services shall not breach the Intellectual Property of any third party.

11.3	The Licensee acknowledges that the Adapted Software is derived from Cabot’s standard Software libraries, and other than as set out in the Adaptation Plan and in clauses 10.4 and 10.5, Cabot shall have no liability in respect of any failure of the Adapted Software to be suitable for use with Licensed Products.

11.4	Cabot warrants that the Adaptation Services shall be provided using reasonable skill and care.

11.5	Cabot warrants and undertakes to the Licensee that if the Adapted Software in a Licensed Product is demonstrated to Cabot’s reasonable satisfaction within 180 days from the delivery of the Adapted Software, to materially fail to comply with the Adaptation Plan solely as a result of Cabot’s failure to provide the Adaptation Services in the manner required by this Agreement, Cabot will correct such defect or (at its sole option) replace such copy of the Adapted Software free of charge provided that:-

11.5.1 the Licensed Product complies with the configuration and specification detailed in the Adaptation Plan;

12	30 July 2003

	11.5.2	the Adapted Software has been properly installed on the Licensed Product;

	11.5.3	the Licensed Product has been used at all times properly and in accordance with instructions for use;

	11.5.4	no alteration, modification or addition has been made to the Adapted Software without Cabot’s prior written consent;

	11.5.5	the alleged error was not caused by the adaptation carried out by the Licensee; and

	11.5.6	the alleged error has been notified to Cabot within the warranty period specified in this clause.

11.6	Each claim under clause 11.5 shall be sent in writing to Cabot, specifying the nature of the defect. Upon receipt of such written claim, the Licensee shall grant access to the Licensed Product in question to Cabot or its agent or representative and to remove it, to enable such person to test or to inspect the Licensed Product and the Adapted Software at its premises.

11.7	Any Adapted Software replaced or corrected under this warranty shall be sent by Cabot to the Licensee carriage prepaid.

11.8	The remedies specified in clause 11.5 shall be Cabot’s only liability for any defect, error or other failure of the Software and Adapted Software.

11.9	Except as otherwise provided in clause 11, Cabot makes no other representations or warranties and all conditions warranties terms and undertakings express or implied statutory or otherwise in respect of the Software or the Adapted Software and the provision of any services under this Agreement are hereby excluded, including (without limitation) any warranties as to quality or fitness of the Adapted Software for any particular purpose.

11.10	Cabot does not warrant or undertake that the Software or the Adapted Software will be free of viruses, disabling devices or errors.

11.11	Cabot shall not be liable to the Licensee by reason of any negligence or any other tortious action or any representation (unless fraudulent), or any implied warranty, condition or other term, or under the express terms of this Agreements, for:

	11.11.1	any loss of anticipated revenues; or

	11.11.2	any loss of anticipated savings; or

	11.11.3	loss of profits; or

	11.11.4	loss of business opportunities; or

	11.11.5	loss of goodwill; or

	11.11.6	damage to reputation; or

13	30 July 2003

11.11.7	any indirect, special or consequential loss or damage, costs, expenses or other such claims for compensation whatsoever

(whether caused by the negligence of Cabot, its employees or agents or otherwise) which arises out of or in connection with this Agreement.

11.12	The entire liability of Cabot in respect of any and all claims made against it by the Licensee by reason of any negligence or any other tortious action or any representation (unless fraudulent), or any implied warranty, condition or other term, or under the express terms of this Agreement shall not exceed the amount of the Adaptation Fees received by Cabot.

11.13	Notwithstanding anything to the contrary in this Agreement, Cabot’s liability to the Licensee:

11.13.1	for death or personal injury caused by the negligence of Cabot, its employees, agents or subcontractors; or

11.13.2	for damage suffered by the Licensee as a result of any breach by Cabot of the condition as to title or the warranty as to quiet possession implied by Section 12 of the Sale of Goods Act 1979 or Section 2 of the Supply of Goods and Services Act 1982; or

11.13.3	for fraud (including, but not limited to, fraudulent misrepresentation)

is not limited (but nothing in this clause confers any right or remedy upon the Licensee to which it would not otherwise be entitled).

11.14	For the avoidance of doubt, unless otherwise stated in the Adaptation Plan, the Adaptation Services shall be provided on the assumption that the Adapted Software is for use in conjunction with the Licensed Products in the United Kingdom only.

12.	Term, termination, and remedies

12.1	This Agreement will take effect on the date of this Agreement and shall continue unless or until terminated under clauses 12.2, 12.3 or 12.4.

12.2	Either party may terminate this Agreement at any time by serving at least six (6) months prior written notice to the other party to that effect, without liability.

12.3	Either party (“the Innocent Party”) may terminate this Agreement without liability, by prior notice in writing at any time if the other (“the Defaulting Party”):-

12.3.1	commits any material breach of this Agreement and (if capable of remedy) fails to remedy such breach within 30 days after being given written notice to do so; or

12.3.2	makes any voluntary arrangement with its creditors, or becomes subject to an administration order or goes into liquidation (other than for the purposes of amalgamation or reconstruction), or an encumbrancer takes possession, or a receiver is appointed, over any of its property or assets, or

14	30 July 2003

anything analogous to any of the foregoing occurs to the Defaulting Party under the law of any jurisdiction.

12.4	Cabot may terminate this Agreement without liability, by prior notice in writing at any time in the event control of the Licensee shall be transferred to others than those exercising control at the time of signing of this Agreement or in the event assets or more than 15% of the Licensee are transferred to a Competitor of Cabot and if Cabot has reasons to believe that this is contrary to its justified business interests.

12.5	The rights and remedies of Cabot and the Licensee set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by statute, at law, or in equity.

12.6	Notwithstanding termination of this Agreement, the Licensee shall be entitled to support and maintain Licensed Products previously sold to wholesalers, retailers or OEM Customers or thereafter sold by OEM Customers in the Territory in accordance with clause 4.1, but for the avoidance of doubt shall not be entitled to install integrate and/or embed the Adapted Software into additional Licensed Products or market, distribute and Sell Licensed Products incorporating or in conjunction with the Adapted Software under 2.1 or 4.1 accordingly all the provisions of this Agreement shall continue to apply in respect of that continued use only. For the avoidance of doubt, any sub-licences granted to the Licensee’s OEM Customers hereunder prior to termination shall remain unaffected.

12.7	The rights to terminate this Agreement given by this clause 121 shall not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach. Clauses 9, 8, 9, 10 and 18 shall survive termination of this Agreement.

13.	Marking of copies

The Licensee will reproduce and maintain on all physical copies of the Adapted Software in its possession or control all trademark, copyright markings or legends that appear on the Adapted Software furnished to the Licensee by Cabot or that are prescribed by Cabot by notice from time to time, and no other such markings or legends.

14.	Responsibilities of Licensee

14.1	The Licensee is responsible exclusively for the supervision, management, and control of the making and use of copies of Adapted Software provided for in this Agreement, and its use of any of them.

14.2	The Licensee acknowledges the claims to rights in intellectual and tangible property set forth in clause 10 and the Licence will take appropriate measures to prevent breaches of them by the Licensee, its representatives, OEM Customers, or End Users including, without limitation, the restriction of copies of the Adapted Software only to employees who need access to the same in order to exercise the rights granted under the Licence and the requirement of non-transfer and confidentiality agreements from those persons with respect to the Adapted Software, so as to ensure equivalent levels

15	30 July 2003

of confidentiality and protection of Intellectual Property as are provided by this Agreement.

14.3	Immediately on termination of this Agreement, the Licensee shall destroy all copies of Adapted Software in the Licensee’ possession or under its control, except that:-

14.3.1	the Licensee may retain such copies of the Adapted Software as are necessary for the purposes of supporting and maintaining Licensed Products previously sold to End Users in the Territory in accordance with clauses 12.6 and 4.1.2; and

14.3.2	upon prior written authorisation from Cabot the Licensee may retain a single copy of the Adapted Software solely for archival purposes.

14.4	The Licensee shall keep records of, and account for, the Adapted Software and all copies made. Cabot may examine and take copies of those records at reasonable times.

15.	Force majeure

15.1	No party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control including but not limited to fires strikes (of its own or other employees) lockouts insurrection or riots acts of terrorism war embargoes or delays in transportation inability to obtain supplies and raw materials requirements or regulations of any civil or military authority (an “Event of Force Majeure”).

15.2	Each of the parties hereto agrees to give notice forthwith to the other upon becoming aware of an Event of Force Majeure such notice to contain details of the circumstances giving rise to the Event of Force Majeure.

15.3	If a default due to an Event of Force Majeure shall continue for more than three months then the party not in default shall be entitled to terminate this agreement. No party shall have any liability to the other in respect of the termination of this agreement as a result of an Event of Force Majeure.

16.	Risk of loss

The Licensee is responsible for the loss of, or damage to, copies of the Adapted Software. Cabot may furnish replacements of the Adapted Software for its then current charges and during the term of this Agreement, but not later than the fifth (5) anniversary of the date of this Agreement.

17.	Assignment and sub-licensing

17.1	Subject to clause 17.2, the Licensee shall not assign or sub-licence any rights or obligations granted under this Agreement, or any of the Licences in whole or in part to any third party.

17.2	This Agreement is binding upon, and enures to the benefit of, the successors and permitted assigns of the parties.

16	30 July 2003

18.	Confidential Information

18.1	Any party receiving the Confidential Information (“the Receiving Party”) undertakes to the party disclosing Confidential Information (“the Disclosing Party”) that:-

18.1.1	it will not at any time disclose or reveal that Confidential Information to any person other than such of those directors, employees or professional advisors of the Receiving Party who it is necessary should receive and consider the same for the purposes of this Agreement (“Permitted Recipient”);

18.1.2	it and any Permitted Recipient will use that Confidential Information solely for the purposes necessary to comply with its obligations or exercise its rights under this Agreement;

18.1.3	it and each Permitted Recipient will treat and safeguard as private and confidential all that Confidential Information;

18.1.4	it will ensure that each Permitted Recipient to whom Confidential Information is to be disclosed is made aware of and shall observe the terms of this clause 17 as if that person had given the undertakings contained in this clause 17 directly;

18.1.5	it will immediately upon written request by the Disclosing Party deliver to the Disclosing Party a list of all individuals to whom the Confidential Information has been disclosed;

18.1.6	it will indemnify the Disclosing Party against all loss or damage which may arise from the unauthorized disclosure or use of the Confidential Information or any part of it in breach of this Agreement by them or by any person to whom the Confidential Information has been disclosed by them.

18.2	The provisions of clause 18.1 shall not apply to the whole or any part of the Confidential Information to the extent that it is:-

18.2.1	in the public domain other than as a result of breach of any obligation of confidentiality;

18.2.2	required to be disclosed by law or any governmental organization

18.2.3	was known to the Receiving Party, prior to disclosure as demonstrated by documentary evidence, or

18.2.4	becomes known to the Receiving Party from a source other than the Disclosing Party legally entitled to disclose and without breach of any obligations of confidentiality, or

18.2.5	was independently developed by the Receiving Party without the benefit of data or Confidential Information received from the Disclosing Party; which independent development the Receiving Party shall have the burden of establishing by clear and convincing written evidence, or

17	30 July 2003

18.2.6	was disclosed after written approval of the Disclosing Party.

19.	Notices

19.1	Any notice required or permitted under this Agreement shall be in Writing and shall be sent to by first class post, hand delivery or fax.

19.2	Subject to clause 19.3 below any such notice consent or other document shall be deemed to have been duly received:

19.2.1	If despatched by fax - 24 hours from the time of the despatch; or

19.2.2	If despatched by prepaid post - 3 days from the time of posting to the relevant party; or

19.2.3	If despatched by hand delivery - at time of actual delivery.

19.3	Unless otherwise notified in writing for the purpose of this clause the postal addresses of the parties are:-

Cabot	Licensee:
Cabot Communications Ltd	As set out in Schedule 6
Verona House
Filwood Road
Bristol
BS16 3RY
Attention:
Fax: +44 (0)117 958 4168

19.4	In proving service by post it will be sufficient unless any relevant part of the postal service is affected by industrial action to prove that the envelope containing the notice was duly stamped addressed and posted to the addresses specified in clause 18.3 above. In proving service by fax it shall be sufficient to prove that it was properly addressed and dispatched to the numbers or address specified in clause 18.3 above.

20.	Applicable Law

This Agreement shall be governed by, subject to, and construed according to the laws of the England. The parties irrevocably agree that this Agreement shall be subject to the non-exclusive jurisdiction of the English courts.

18	30 July 2003

21.	Effect Of Waiver

The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right hereunder.

22.	Export controls

Cabot believes that the Adapted Software it furnishes to the Licensee constitutes “technical data” for purposes of export control regulations of the United Kingdom. The Licensee shall comply with all applicable UK export embargoes under any applicable law relating to the Adapted Software.

23.	Severability

If any provision of this agreement is held to be unenforceable, it will be deemed to be omitted from this agreement, and the remaining provisions will remain in full force and effect unless that omission causes the agreement to fail of its principle purpose.

24.	Entire Agreement

24.1	This Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter and the terms of this Agreement shall supersede any previous agreements.

24.2	Each of the parties acknowledge and agree that in entering into this Agreement it does not rely on and shall have no remedy in respect of any statement representation warranty term condition or understanding (whether negligently or innocently made, whether express or implied) of any person (whether a party to this Agreement or not) other than as may be expressly set out in this Agreement.

24.3	Nothing in this Agreement shall operate to limit or exclude any liability for fraud.

25.	Third Parties

Nothing in this Agreement is intended to confer any benefit on any third party (whether referred to by name, class, description or otherwise) or any right to enforce a term contained in this Agreement.

26.	Joint and several

Where there are two or more parties to this Agreement as “Licensee” their liability under this Agreement shall be joint and several.

27.	Public Relations

The parties shall draft and issue a press release announcing the signing of this Agreement at a mutually agreed date and each party may include the information included in such press release in subsequent advertisements, press releases or other publications without the other party’s prior written consent; provided, that such party includes proper attribution of the other party’s name. Following the issuance of such

19	30 July 2003

press release, Cabot may also refer to Licensee as Cabot’s customer in Cabot’s sales and marketing materials and presentations.

20	30 July 2003

Schedule 1

The Software

The following products developed by Cabot in a form existing at the date of this Agreement in object code version only:-

TBC CABOT – DELETE AS APPROPRIATE

1. ***

2. ***

3. ***

4. ***

21	30 July 2003

Schedule 2

The Licensed Products

<<[List here the Licensed Products of the Licensee with which Cabot’s Software may be used]>> <<Philips SC can fill this part>>

22	30 July 2003

Schedule 3

Adaptation Fees, Software License Fee, the Advance and Royalties

Adaptation Fees

***

Software Licence Fee and The Royalty Advance

*** including *** royalties for *** and ***

<<[    ]>>

The Royalties

Number of Licensed Products Sold incorporating that Adapted Software under clause 4.1.2 and L Products Sold in conjunction with that Adapted Software under 4.1.3, by or on behalf of the Licen Affiliates, whether during or after termination of this Agreement

Adapted Software	1-49,999	50,000-99,999	100,000- 249,999	250,000- 499,999	500,000- 999,999
(Mercator)	***	***	***	***	***
Eclipse and Callisto Systems	***	***	***	***	***

Royalty notes: a unit cost is charged for each iDTV shipped. An additional royalty is charged for the UK (or other countries possibly in the future), where MHEG-5 is deployed. Price per unit is determined by the cumulative volume of products shipped. On-going royalties are invoiced in arrears on receipt of quarterly royalty reports.

23	30 July 2003

Schedule 4

Support and Maintenance Services

Support and Maintenance Fee

United Kingdom

*** for each year in which the Support and Maintenance Services are provided.

Any other Country except the United Kingdom

*** for each country other than the United Kingdom

Cabot Support Level Agreement

1.	Definitions

1.1	Support Requests

Cabot defines four types of support request

•	Support requests, which identify potential errors in the Licensed Product (i.e. Bugs)

•	Support requests which identify where the customer requires assistance using the Licensed Product from a technical point-of-view. (example: how does this API call work?)

•	Support requests for features that are not currently in the product

•	Requests for support of content directly from broadcaster

1.2	Updates

During any period in respect of which the Licensee has paid the Support and Maintenance Fees, Cabot shall provide the Licensee with such Updates as may be released by Cabot from time to time.

2.	Basic Maintenance Level Service Level Definition

•	Cabot will not provide support directly to broadcasters for Licensee’s product (example work-around for MHEG-5 content). An additional, separate contract is required for this service.

•	Updates and Upgrades do not include a full system test of the complete product including customer hardware, software and adaptations.

24	30 July 2003

•	Cabot will support requests logged by no more than two named contacts representing the Licensee.

a)	The Licensee must identify one of the contacts as the main contact

b)	Cabot will include the main contact with any correspondence with the Licensee

•	Cabot will normally provide support between the hours of 9AM and 5PM UK time, Monday to Friday excluding UK public holidays.

•	Cabot will support the Licensee via email and telephone

•	Where the support request has identified a potential problem in the Licensed Product, Cabot will respond and acknowledge the incident and provide an investigation plan within 2 working days.

•

In the event that the incident is a request for technical support on how to use the Licensed Product, Cabot will provide best efforts to answer questions. If the request is identified as requiring extensive development effort beyond the scope of reasonable technical support, then an alternative funded support service will be offered for the request.

•	Cabot will provide an email address support@cabot.co.uk for support communications

•	Cabot will provide a telephone line for support communications

•	Cabot will provide regular email of the status of any logged requests

•

Requests that are new features to the product will not normally be supplied as part of the Support and Maintenance Services. Cabot will inform the Licensee if the requested feature will be incorporated into the next release with a timetable. If the feature request cannot be accommodated or if the timescale is not acceptable to the Licensee, then Cabot will discuss the fees and timetables for a specifically funded development.

•	Cabot will only provide support for current versions of the Adapted Software or the immediately preceding version of the Adapted Software for a period of six (6) months after it is first superseded.

•

Cabot will provide 12 months notice if a Software product is to be made obsolete, at the end of which period Cabot will no longer provide the Support and Maintenance Services in respect of that Software product.

•	Licensee will provide any hardware, software, development tools and content required by Cabot to reproduce the possible error.

25	30 July 2003

Schedule 5

Other Services

1.	Optional - OAD service: Acting as agent for Philips SC for OAD in the UK only. Includes creation of carousel, test downloads (in-house) and simple system test. Representation at Engineering Channel meetings. Excludes any direct Engineering Channel or DTG costs.

Annual subscription priced at: *** per annum

Price per download: ***

Price for other country OAD to be determined as authorities and processes mature.

2.	Optional: Additional Receiver Product Testing Service or New Variant Receiver Product Testing: Full product testing service as on Philips request. As detailed in Cabot Communications *** including:

•	DTG tests

•	Recorded DVB streams (Cabot + Philips supplied)

•	Broadcaster test streams

•	UK live streams

•	Stress testing

•	Recorded MHEG-5 streams

•	Performance tests with STB comparisons

•	Future MHEG-5 test streams

•	Over-air Download tests

•	CI stack validation to Profile 1 and Profile 2

•	Report generation and interpretation

This service does not included external testers or any other field-based testing.

Priced at: ***

3.	Optional External Tester Trial: Trial of iDTVs in the UK using 5 to 10 geographical spread testers. Includes feedback form generation, collation, error validation and reporting. Excludes unit and shipment costs.

Priced at: ***

26	30 July 2003

4.	Optional - Any other engineering, consultancy, support or other services not specified under Schedule 5, Clause 5 or Clause 2 priced at *** per hour or at Cabot’s standard fees applying at that time.

27	30 July 2003

Schedule 6

The Licensee’s contact details for notices under this Agreement

Licensee:

<<[Please insert address]>>

<<[Please insert fax no.]>>

For the attention of <<[please insert name of individual]>>

28	30 July 2003

IN WITNESS of which this Agreement has been signed by the Parties or their duly authorised representatives on the date written at the beginning of this Agreement.

Cabot Communications Ltd	The Licensee

***	***
Authorised Signature	Authorised Signature

***	***
Deputy Managing Director	Marketing & Sales Director
Print Authorised Signatory’s Name and Title	Print Authorised Signatory’s Name and Title

31	30 July 2003

ANNEX 15 Agreement number; CPO-DCT-105/1. OEM Licence Agreement for *** dated 30th July 2003

This addendum details the extension of the OEM Licence Agreement to enable Philips Semiconductors B.V. to use the licensed products as defined below on a hardware platform identified as the *** Series and its derivative the ***

In order for Cabot to commence this work, the following additions/changes to the OEM Licence will need to be agreed. Please can you sign and return the enclosed copy of this letter to accept these changes which will take effect from the above date.

1.	Adaptation of the Software

Cabot will adapt the software in accordance with the Statement of Work, Cabot document number C             for the *** platform for Philips Consumer Electronics as end-customer of Philips Semiconductors.

2.	Licences

Philips Semiconductors may use Cabot adapted software in accordance with the licence terms set out in Section 4 of the OEM Licence.

For the purposes of this addendum the licensed products identified in Schedule 1 shall be the following:

Licensed Product	Version	MHEG spec. Version
***	***	***

3.	Payments

In return for Cabot doing this work and providing the support referred to below, Philips Semiconductors agree to make the following payments:

An IP License fee for *** on the *** and *** for a total of *** shall be due. This will be payable on the execution of this addendum.

An option to purchase the right to access the *** version of *** on the *** and *** when it is available is offered to Philips for the sum of *** this excludes any required Integration support or verification fees. This option can be exercised at anytime during the project. *** will follow the same conditions as the *** will then contribute to the already accumulated royalties derived from ***.

A Support and maintenance fee of *** will be due on acceptance for the hardware platform *** and its derivative the ***. This fee is due annually.

A System testing fee of *** per licensed products (i.e. ***), allowing for two test cycles. Payable on delivery of applicable releases defined in the Statement of Work.

Cabot shall invoice Philips Semiconductors B.V. at the end of each month for the Engineering Services procured at a rate of *** per man month.

The support hours required are estimated to 3.5 man months.

4.	Royalties

The royalty table in the original OEM License agreement and subsequent addenda shall be replaced with the following:

	0 to 49,999	50,000 to 99,999	100,000 to 249,999	250,000 to 499,999	500,000 to 1,000,000	1,000,000+
***Plug-in	***	***	***	***	***	***

Royalty notes:

a)	The royalty due is dependent on the licensed products incorporated into the final product.

b)	The royalty rate due is dependent on the cumulative number of Licensed products sold from the date of this addendum. The number of shipments is considered as zero for the purposes of the identified licensed products.

c)	The royalty rates above apply for all shipments from 2008. Royalty rates will decrease by *** in year 2007 and subsequently by another *** from the royalty rate of 2007 in 2008. This mechanism is illustrated by the royalty table below:

Royalty table:

Cumulative City	2006	2007	2008
0 to 49,999	***	***	***
50,000 to 99,999	***	***	***
100,000 to 249,999	***	***	***
250,000 to 499,999	***	***	***
500,000 to 999,999	***	***	***

d)	During the term of this contract, Philips may benchmark the competitiveness of the cost and share this with Cabot in order for Cabot to remain competitive.

5.	Warranties

Section 10 of the OEM Agreement shall apply.

6.	Support & Maintenance and Upgrades

Cabot shall use its reasonable efforts to provide the Support and Maintenance Services in accordance with Schedule 4 of the OEM Agreement.

Upgrades shall be provided in accordance with Section 6 of the OEM Agreement.

7.	Relationship to OEM License

This letter supplements and amends the original OEM License we agreed, which continues to apply. If there is any confusion or conflict between the OEM License and this letter with attachments, then this letter will take priority.

For and on behalf

Cabot Communications Ltd.

Signed	***
Name	***/DEPUTY MD
Date:	June 15, 2005

For and on behalf of

PHILIPS SEMICONDUCTORS B.V

Signed	***
Name	***
Date:	June 15, 2005

ANNEX 16 Trademark License Agreement

***

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